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                   INDYMAC INDX MORTGAGE LOAN TRUST 2006-AR35




                                Final Term Sheet




                          $1,057,392,100 (Approximate)




                                IndyMac MBS, Inc.
                                    Depositor


                              IndyMac Bank, F.S.B.
                          Sponsor, Seller and Servicer



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      This free writing  prospectus is being  delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

         The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

      This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

      The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

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                 FREE WRITING PROSPECTUS DATED NOVEMBER 28, 2006

                   IndyMac INDX Mortgage Loan Trust 2006-AR35
                                 Issuing Entity
            Distributions are payable monthly on the 25th day of each
                       month, beginning December 26, 2006

The issuing entity will issue certificates, including the following classes of certificates:
--------------------- ------------------ ------------------- ------------------ ------------------ -------------------
                        Initial Class                                             Initial Class
                         Certificate        Pass-Through                           Certificate        Pass-Through
Class                    Balance(1)           Rate(2)        Class                 Balance(1)           Rate(2)
--------------------- ------------------ ------------------- ------------------ ------------------ -------------------
Class 1-A-1A            $346,464,000          Floating       Class M-1             $14,863,000          Floating
--------------------- ------------------ ------------------- ------------------ ------------------ -------------------
Class 1-A-1B             $38,496,000          Floating       Class M-2             $13,270,000          Floating
--------------------- ------------------ ------------------- ------------------ ------------------ -------------------
Class 2-A-1A            $271,304,000          Floating       Class M-3             $7,431,000           Floating
--------------------- ------------------ ------------------- ------------------ ------------------ -------------------
Class 2-A-1B             $30,144,000          Floating       Class M-4             $6,901,000           Floating
--------------------- ------------------ ------------------- ------------------ ------------------ -------------------
Class 2-A-2             $101,414,000          Floating       Class M-5             $10,616,000          Floating
--------------------- ------------------ ------------------- ------------------ ------------------ -------------------
Class 2-A-3A            $180,031,000          Floating       Class M-6             $7,962,000           Floating
--------------------- ------------------ ------------------- ------------------ ------------------ -------------------
Class 2-A-3B             $20,003,000          Floating       Class M-7             $8,493,000           Floating
--------------------- ------------------ ------------------- ------------------ ------------------ -------------------
Class A-R                   $100              Variable
--------------------- ------------------ ------------------- ------------------ ------------------ -------------------

----------
(1) This amount is approximate and is subject to a permitted variance in the aggregate of plus or minus 10%.

(2) The pass-through rate for each class of certificates is calculated as described in this free writing prospectus under "Summary" and is based on the one-month LIBOR index.

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                                     SUMMARY

o This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the certificates, carefully read this entire document and the accompanying prospectus.

o While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this free writing prospectus and the accompanying prospectus before making any investment decision.

Issuing Entity

IndyMac INDX Mortgage Loan Trust 2006-AR35, a common law trust formed under the laws of the State of New York.

Depositor

IndyMac MBS, Inc., a Delaware corporation and a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is (800) 669-2300.

Sponsor, Seller and Servicer

IndyMac Bank, F.S.B., a federal savings bank. Its principal executive offices are located at 888 East Walnut Street, Pasadena, California 91101-7211, and its telephone number is (800) 669-2300.

Trustee, Swap Trustee and Supplemental Interest Trustee

Deutsche Bank National Trust Company, a national banking association. The corporate trust office of the trustee is located (i) for purposes of certificate transfers, at DB Services Tennessee, 648 Grassmere Park Road., Nashville, Tennessee 37211-3658, Attention: Transfer Unit and (ii) for all other purposes, at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration IN06AZ, and its telephone number is (714) 247-6000.

Swap and Corridor Counterparty

The Bank of New York, a banking organization organized in the state of New York.

The NIM Insurer

After the closing date, a separate trust (or other form of entity) may be established to issue net interest margin securities secured by all or a portion of the Class P-1, Class P-2 and Class C Certificates. Those net interest margin securities may have the benefit of one or more financial guaranty insurance policies that guaranty payments on those securities. The insurer or insurers issuing these financial guaranty insurance policies are referred to in this free writing prospectus as the "NIM Insurer." The references to the NIM Insurer in this free writing prospectus apply only if the net interest margin securities are so insured.

Any NIM Insurer will have a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the offered certificates. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner, the offered certificates.

Pooling and Servicing Agreement

The pooling and servicing agreement dated as of November 1, 2006 among the seller, the servicer, the depositor and the trustee, swap trustee and supplemental interest trustee, under which the issuing entity will be formed.

Cut-off Date

For any mortgage loan, the later of November 1, 2006 and the origination date of that mortgage loan.

Closing Date

On or about November 29, 2006.

The Mortgage Loans

The mortgage pool will consist primarily of 30-year conventional adjustable-rate mortgage loans secured by first liens on one- to four-family residential properties. The mortgage loans will be divided into two groups. Each group of mortgage loans is referred to as a "loan group." Loan group 1 will consist of conforming balance conventional

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adjustable-rate mortgage loans and loan group 2 will consist of conventional adjustable-rate mortgage loans that might or might not have conforming balances.

The mortgage rate on each mortgage loan is fixed for a specified period after origination, after which the mortgage rate is adjustable, based on a specified index. The percentages of the aggregate stated principal balance of the mortgage loans as of the cut-off date for the various fixed rate periods are expected to be approximately as follows:

                               Percent of
                              Cut-off Date
        Fixed Rate          Pool Principal
      Period (months)         Balance (%)
-------------------------------------------
                36               3.64
                60              80.43
                84              15.92

As of the cut-off date, the mortgage pool had an aggregate stated principal balance of approximately $1,061,639,887, approximately $413,713,134 of which are group 1 mortgage loans and approximately $647,926,753 of which are group 2 mortgage loans.

The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be added to or substituted for the mortgage loans that are described in this free writing prospectus. Any addition or substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.

As of the cut-off date, the mortgage loans in loan group 1 had the following characteristics:

Aggregate Current Principal Balance        $413,713,134

Geographic Concentrations in excess
   of 10%:

   California                                    34.85%

Weighted Average Original LTV Ratio              75.55%

Weighted Average Mortgage Rate                   6.914%

Range of Mortgage Rates                4.250% to 9.875%

Average Current Principal Balance              $254,749

Range of Current Principal Balances          $19,120 to
                                               $750,000

Weighted Average Remaining Term to
   Maturity                                  358 months

Weighted Average FICO Credit Score                  693

Weighted Average Gross Margin                    2.703%

Weighted Average Maximum Mortgage
   Rate                                         12.074%

Weighted Average Minimum Mortgage
   Rate                                          2.703%

Range of Months to Next Rate
   Adjustment Date                              8 to 84

As of the cut-off date, the mortgage loans in loan group 2 had the following characteristics:

Aggregate Current Principal Balance        $647,926,753

Geographic Concentrations in excess
   of 10%:

   California                                    59.20%

Weighted Average Original LTV Ratio              75.83%

Weighted Average Mortgage Rate                   6.759%

Range of Mortgage Rates               4.000% to 10.125%

Average Current Principal Balance              $519,172

Range of Current Principal Balances          $40,726 to
                                             $2,790,000

Weighted Average Remaining Term to
   Maturity                                  359 months

Weighted Average FICO Credit Score                  701

Weighted Average Gross Margin                    2.695%

Weighted Average Maximum Mortgage
   Rate                                         11.883%

Weighted Average Minimum Mortgage
   Rate                                          2.695%

Range of Months to Next Rate
   Adjustment Date                             21 to 84


As of the cut-off date, the mortgage loans, in the aggregate, had the following characteristics:

Aggregate Current Principal Balance      $1,061,639,887

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Geographic Concentrations in excess
   of 10%:

   California                                    49.71%

Weighted Average Original LTV Ratio              75.72%

Weighted Average Mortgage Rate                   6.820%

Range of Mortgage Rates                       4.000% to
                                                10.125%

Average Current Principal Balance              $369,652

Range of Current Principal Balances          $19,120 to
                                             $2,790,000

Weighted Average Remaining Term to
   Maturity                                  359 months

Weighted Average FICO Credit Score                  698

Weighted Average Gross Margin                    2.698%

Weighted Average Maximum Mortgage
   Rate                                         11.957%

Weighted Average Minimum Mortgage
   Rate                                          2.698%

Range of Months to Next Rate
   Adjustment Date                              8 to 84

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






Description of the Certificates

The issuing entity will issue the following classes of certificates:

---------------------------------------------------------------------------------------------
                                 Initial
                                  Class
                               Certificate
            Class              Balance (1)                         Type
----------------------------- ------------- -------------------------------------------------
 Offered Certificates

 1-A-1A..................     $346,464,000    Senior/Super Senior/Floating Pass-Through Rate

 1-A-1B..................      $38,496,000      Senior/Support/Floating Pass-Through Rate

 2-A-1A..................     $271,304,000    Senior/Super Senior/Floating Pass-Through Rate

 2-A-1B..................      $30,144,000      Senior/Support/Floating Pass-Through Rate

 2-A-2...................     $101,414,000          Senior/Floating Pass-Through Rate

 2-A-3A..................     $180,031,000    Senior/Super Senior/Floating Pass-Through Rate

 2-A-3B..................      $20,003,000      Senior/Support/Floating Pass-Through Rate

 A-R.....................             $100                Senior/REMIC Residual

 M-1.....................      $14,863,000        Subordinate/Floating Pass-Through Rate

 M-2.....................      $13,270,000        Subordinate/Floating Pass-Through Rate

 M-3.....................       $7,431,000        Subordinate/Floating Pass-Through Rate

 M-4.....................       $6,901,000        Subordinate/Floating Pass-Through Rate

 M-5.....................      $10,616,000        Subordinate/Floating Pass-Through Rate

 M-6.....................       $7,962,000        Subordinate/Floating Pass-Through Rate

 M-7.....................       $8,493,000        Subordinate/Floating Pass-Through Rate
 Non-Offered Certificates (3)
 Class P-1...............          $100                            N/A
 Class P-2...............          $100                            N/A
 Class C.................          N/A                             N/A


                                    Final
                                  Scheduled                         Initial
                                Distribution     Modeled Final    Rating S&P/
            Class                   Date       Distribution Date  Moody's (2)
----------------------------- ---------------- -----------------  -----------
 Offered Certificates
                                 January 25,
 1-A-1A..................           2037         April 25, 2015     AAA/Aaa
                                 January 25,
 1-A-1B..................           2037         April 25, 2015     AAA/Aaa
                                 January 25,
 2-A-1A..................           2037         April 25, 2015     AAA/Aaa
                                 January 25,
 2-A-1B..................           2037         April 25, 2015     AAA/Aaa
                                 January 25,
 2-A-2...................           2037        August 25, 2008     AAA/Aaa
                                 January 25,
 2-A-3A..................           2037         April 25, 2015     AAA/Aaa
                                 January 25,
 2-A-3B..................           2037         April 25, 2015     AAA/Aaa
                                 January 25,
 A-R.....................           2037       December 25, 2006    AAA/Aaa
                                 January 25,
 M-1.....................           2037         April 25, 2015     AA+/Aa1
                                 January 25,
 M-2.....................           2037         April 25, 2015     AA+/Aa2
                                 January 25,
 M-3.....................           2037         April 25, 2015      AA/Aa3
                                 January 25,
 M-4.....................           2037         April 25, 2015      AA/A1
                                 January 25,
 M-5.....................           2037         April 25, 2015      A+/A3
                                 January 25,
 M-6.....................           2037         March 25, 2015     A-/Baa2
                                 January 25,
 M-7.....................           2037         June 25, 2013      BBB-/NR
 Non-Offered Certificates (3)
 Class P-1...............            N/A              N/A
 Class P-2...............            N/A              N/A
 Class C.................            N/A              N/A
---------------------------------------------------------------------------------------------

 -------------
(1) This amount is subject to a permitted variance in the aggregate of plus or minus 10% and depends on the amount of mortgage loans actually delivered on the closing date.

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

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(2)  The offered certificates will not be offered unless they are assigned the indicated ratings by Standard & Poor's, a division of the McGraw-Hill Companies ("S&P") and Moody's Investors Service ("Moody's"). The ratings set forth above do not take into account the existence of the corridor contract. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3) The Class P-1, Class P-2 and Class C Certificates are not offered by this free writing prospectus. The Class P-1 and Class P-2 Certificates will be entitled to any prepayment charges collected on the mortgage loans. The Class C Certificates will be entitled to receive any excess cashflow from the mortgage loans after all required distributions are made on the offered certificates. Any information contained in this free writing prospectus with respect to these certificates is provided only to permit a better understanding of the offered certificates.

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


------------------------------------------------------------------------------------------------------------------------------------
The certificates also will have the following characteristics:

                           Initial       Pass-Through Rate Before      Pass-Through Rate After    Interest        Interest
                        Pass-Through    and Including the Optional           the Optional          Accrual        Accrual
       Class              Rate (1)          Termination Date (2)         Termination Date (3)      Period        Convention
-----------------      --------------  ----------------------------    ------------------------  ----------     -------------
 Offered Certificates
 1-A-1A............        5.500%            LIBOR + 0.180%(4)            LIBOR + 0.360%(4)          (5)       Actual/360 (6)
 1-A-1B............        5.550%            LIBOR + 0.230%(4)            LIBOR + 0.460%(4)          (5)       Actual/360 (6)
 2-A-1A............        5.490%            LIBOR + 0.170%(4)            LIBOR + 0.340%(4)          (5)       Actual/360 (6)
 2-A-1B............        5.550%            LIBOR + 0.230%(4)            LIBOR + 0.460%(4)          (5)       Actual/360 (6)
 2-A-2.............        5.420%            LIBOR + 0.100%(4)            LIBOR + 0.200%(4)          (5)       Actual/360 (6)
 2-A-3A............        5.520%            LIBOR + 0.200%(4)            LIBOR + 0.400%(4)          (5)       Actual/360 (6)
 2-A-3B............        5.550%            LIBOR + 0.230%(4)            LIBOR + 0.460%(4)          (5)       Actual/360 (6)
 A-R...............        6.537%                   (7)                          (7)                 (8)         30/360 (9)
 M-1...............        5.620%            LIBOR + 0.300%(4)            LIBOR + 0.450%(4)          (5)       Actual/360 (6)
 M-2...............        5.640%            LIBOR + 0.320%(4)            LIBOR + 0.480%(4)          (5)       Actual/360 (6)
 M-3...............        5.660%            LIBOR + 0.340%(4)            LIBOR + 0.510%(4)          (5)       Actual/360 (6)
 M-4...............        5.730%            LIBOR + 0.410%(4)            LIBOR + 0.615%(4)          (5)       Actual/360 (6)
 M-5...............        5.820%            LIBOR + 0.500%(4)            LIBOR + 0.750%(4)          (5)       Actual/360 (6)
 M-6...............        6.270%            LIBOR + 0.950%(4)            LIBOR + 1.425%(4)          (5)       Actual/360 (6)
 M-7...............        6.820%            LIBOR + 1.500%(4)            LIBOR + 2.250%(4)          (5)       Actual/360 (6)
 Non-Offered
 Certificates (10)
 Class P-1.........           N/A                          N/A                      N/A(10)         (10)                  N/A
 Class P-2.........           N/A                          N/A                      N/A(10)         (10)                  N/A
 Class C...........           N/A                          N/A                      N/A(10)         (10)                  N/A

(1)   Reflects the pass-through rate as of the closing date.
(2)   Reflects the pass-through rate calculation up to and including the earliest possible distribution date on which the servicer has the option to purchase the mortgage loans.
(3)   Reflects the pass-through rate calculation after the option to purchase the mortgage loans is not exercised by the servicer at the earliest possible distribution date.
(4)   The pass-through rate on this class of certificates adjusts monthly based on the level of one-month LIBOR, subject to the lesser of (x) the related net rate cap and (y) 10.5% per annum.
(5)   The interest accrual period for any distribution date will be the period beginning on the preceding distribution date (or in the case of the first distribution date, on the closing date) and ending on the day immediately preceding that distribution date.
(6)   Interest will accrue at the rate described in this table on the basis of a 360-day year and the actual number of days that elapsed in the interest accrual period.
(7)   The pass-through rate for this class of certificates for the interest accrual period for any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the group 1 mortgage loans.
(8)   The interest accrual period for any distribution date will be the calendar month before the month of that distribution date.
(9)   Interest will accrue at the rate described in this table on the basis of a 360-day year divided into twelve 30-day months.
(10)  The Class P-1, Class P-2 and Class C Certificates will not accrue any interest.

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                                                                 9

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Designations

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

   Designation                  Class of Certificates
-----------------  ----------------------------------------------
     Senior        Class 1-A-1A, Class 1-A-1B, Class
   Certificates:   2-A-1A, Class 2-A-1B, Class 2-A-2,
                   Class 2-A-3A, Class 2-A-3B, and Class
                   A-R Certificates

  Super Senior     Class 1-A-1A, Class 2-A1A and Class
  Certificates:    2-A-3A Certificates

     Support       Class 1-A-1B, Class 2-A-1B and Class
  Certificates:    2-A-3B Certificates

  Subordinated     Class M-1, Class M-2, Class M-3, Class
  Certificates:    M-4, Class M-5, Class M-6 and Class M-7
                   Certificates

 Group 1 Senior    Class 1-A-1A, Class 1-A-1B and Class
  Certificates     A-R Certificates

 Group 2 Senior    Class 2-A-1A, Class 2-A-1B, Class
  Certificates     2-A-2, Class 2-A-3A, Class 2-A-3B
                   Certificates

      LIBOR        Senior Certificates (other than the
   Certificates:   Class A-R Certificates) and
                   Subordinated Certificates

     Offered       Class 1-A-1A, Class 1-A-1B, Class
   Certificates:   2-A-1A, Class 2-A-1B, Class 2-A-2, Class 2-A-3A, Class
                   2-A-3B, Class A-R, Class M-1, Class M-2, Class M-3, Class
                   M-4, Class M-5, Class M-6 and Class M-7 Certificates

   Non-offered     Class P-1, Class P-2 and Class C
   Certificates:   Certificates

Distributions of principal and interest on the senior certificates will be based primarily on collections from the group 1 mortgage loans or group 2 mortgage loans, as described in this free writing prospectus. Distributions of principal and interest on the subordinated certificates will be based on collections from the group 1 mortgage loans and group 2 mortgage loans as described in this free writing prospectus.

The rights of the holders of the subordinated certificates to receive distributions of principal and interest will be subordinate to the rights of the holders of the senior certificates.

The Class C Certificates will be entitled to receive any monthly excess cashflow from the mortgage loans after required distributions are made to the senior and subordinated certificates.

The Class P-1 Certificates will be entitled to receive hard prepayment charges, and the Class P-2 Certificates will be entitled to receive soft prepayment charges, in each case paid by borrowers upon certain full or partial prepayment of the mortgage loans. These amounts will not be available for distribution to other classes of certificates.

The Class P-1, Class P-2 and Class C Certificates are not offered by this free writing prospectus.

Record Date

The business day immediately preceding a distribution date in the case of the LIBOR certificates or, in the case of the Class A-R Certificates or if the LIBOR certificates are no longer book-entry certificates, the last business day of the month preceding the month of a distribution date.

Denominations

LIBOR  Certificates:

$25,000 and multiples of $1,000 in excess thereof.

Class A-R Certificates:

$100.

Registration of Certificates

LIBOR Certificates

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company in the United States and, upon request, through Clearstream Luxembourg or the Euroclear System in Europe.

Class A-R Certificates

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

Distribution Dates

We will make distributions on the 25th day of each month. If the 25th day of a month is not a business day, then we will make distributions the next business day. The first distribution date is scheduled for December 26, 2006.

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                                       10

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Interest Distributions

The related interest accrual period, interest accrual convention and pass-through rate for each class of certificates is shown in the table on page S-8.

On each distribution date, to the extent funds are available, each class of certificates will be entitled to receive interest accrued at the applicable pass-through rate during the related interest accrual period on its class certificate balance immediately prior to that distribution date, any interest carry forward amount and any net rate carryover due and any accrued interest on this amount.

Interest will accrue for each interest accrual period related to a distribution date on each class of offered certificates at the least of (1) the applicable annual rate as described in the table on page S-8 for that class of certificates, (2) the related net rate cap for that distribution date and (3) a per annum rate of 10.5%. The net rate cap is a limitation generally based on the weighted average mortgage rates of the mortgage loans during the applicable due period, net of certain fees and expenses of the issuing entity and any swap payments owed to the swap counterparty.

When a borrower makes a full or partial prepayment on a mortgage loan, the amount of interest that the borrower is required to pay may be less than the amount of interest certificateholders would otherwise be entitled to receive with respect to the mortgage loan. The servicer is required to reduce its servicing compensation to offset this shortfall but the reduction for any distribution date is limited to an amount equal to the product of one-twelfth of 0.125% multiplied by the pool balance as of the first day of the prior month. If the aggregate amount of interest shortfalls resulting from prepayments on the mortgage loans exceeds the amount of the reduction in the servicer's servicing compensation, the interest entitlement for each class of certificates will be reduced proportionately by the amount of this excess.

For each class of subordinated certificates, any interest carry forward amount (which is interest due, but not paid, on a prior distribution date) will be payable from excess cashflow as and to the extent described in this free writing prospectus and from payments allocated to the issuing entity (if any) in respect of the swap contract in the manner described in this free writing prospectus.

Principal Distributions

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the distribution of principal. The manner of distributing principal among the classes of certificates will depend on the priority of distributions, which will differ, as described in this free writing prospectus, depending on whether the distribution date is before or on or after the stepdown date and on the loss and delinquency performance of the mortgage loans.

Amounts Available for Distributions on the Certificates

Amounts Available with respect to Interest Distributions

The amount available for interest distributions on the certificates on any distribution date will be calculated on a loan group basis and will generally consist of the following amounts with respect to the mortgage loans in a loan group (after the fees and expenses described under that heading are subtracted):

      o payments of interest on the mortgage loans in that loan group less the expense fees;

      o interest collected in connection with prepayments of the mortgage loans in that loan group;

      o interest amounts advanced by the servicer with respect to the mortgage loans in that loan group;

      o any compensating interest paid by the servicer related to prepayments of the mortgage loans in that loan group; and

      o liquidation proceeds of the mortgage loans in that loan group (to the extent allocable to interest).

Amounts Available with respect to Principal Distributions

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                                       11
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The amount available for principal distributions on the certificates on any distribution date will be calculated on a loan group basis and will generally consist of the following amounts with respect to the mortgage loans in a loan group, in each case to the extent received, collected or paid as provided in the pooling and servicing agreement:

      o     payments of principal of the mortgage loans in that loan group;

      o principal advances by the servicer related to mortgage loans in that loan group;

      o     prepayments on the mortgage loans in that loan group;

      o the stated principal balance of any mortgage loans in that loan group repurchased or purchased by the seller or the servicer, as applicable;

      o the excess, if any, of the stated principal balance of a deleted mortgage loan in that loan group over the stated principal balance of the related substitute mortgage loan;

      o subsequent recoveries with respect to the mortgage loans in that loan group;

      o liquidation proceeds of the mortgage loans in that loan group (to the extent allocable to principal); and

      o excess cashflow (to the extent available) to maintain the overcollateralization target amount as described under "Description of the Certificates--Overcollateralization Provisions" in this free writing prospectus.

Fees and Expenses

The amounts available for distribution on the certificates on any distribution date generally will not include the following amounts calculated on a loan group by loan group basis:

      o the servicing fee and additional servicing compensation due to the servicer;

      o     the portion of the trustee fee due to the trustee;

      o     any lender paid mortgage insurance premiums;

      o amounts reimbursed to the servicer and the trustee in respect of advances previously made by them and other amounts for which the servicer and the trustee are entitled to be reimbursed;

      o     net swap payment amounts payable to the swap counterparty;

      o all prepayment charges (which are distributable only to the Class P-1 and Class P-2 Certificates); and

      o all other amounts for which the depositor, the seller or the servicer is entitled to be reimbursed.

These amounts will reduce the amount distributed to the certificateholders.

Servicing Fee

The servicer will be paid a monthly fee (referred to as the servicing fee) with respect to each mortgage loan of 0.375% per annum (referred to as the servicing fee rate).

Additional Servicing Compensation

The servicer is also entitled to receive additional servicing compensation from late payment fees, assumption fees and other similar charges (excluding prepayment charges) and investment income earned on amounts on deposit in certain of the issuing entity's accounts and excess proceeds with respect to liquidated mortgage loans.

Source and Priority of Distributions

These amounts will be paid to the servicer from collections on the mortgage loans prior to any distributions on the certificates.

Priority of Interest Distributions

In general, on any distribution date, the interest funds for both loan groups will be distributed in the following priority:

         first, from the interest funds for each loan group, to the swap account, pro rata based on the interest funds collected for that distribution date for each loan group, the amount of any net swap payment and any swap termination payment (other than a swap termination payment due to a swap

--------------------------------------------------------------------------------

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counterparty trigger event) payable to the swap counterparty under the swap contract with respect to that distribution date

         second, from the interest funds for each loan group, concurrently, to the classes of senior certificates related to that loan group, pro rata based on their respective interest entitlements for that distribution date, current interest and interest carry forward amounts; and

         third, from the interest funds for each loan group, to the classes of senior certificates related to the other loan group, pro rata based on their respective interest entitlements for that distribution date, current interest and interest carry forward amounts remaining undistributed.

Interest funds remaining undistributed for each loan group after distribution pursuant to the above clauses will be aggregated and distributed in the following priority:

         first, sequentially, in the order of their numerical class designations, to each class of subordinated certificates, current interest due for each class for that distribution date; and

         second, as part of the excess cashflow, as described under "Overcollateralization--Application of Excess Cashflow" below.

Priority of Principal Distributions

General

The manner of allocating principal distributions among the classes of certificates will differ, as described in this free writing prospectus, depending upon the occurrence of several different events or triggers:

      o whether a distribution date occurs before or on or after the "stepdown date," which is the earlier of

      o the first distribution date after the distribution date on which the aggregate class certificate balance of the senior certificates is reduced to zero; and

      o the later of (1) the distribution date in December 2009 and (2) the first distribution date on which the ratio of (a) the aggregate class certificate balance of the subordinated certificates plus any overcollateralized amount to (b) the aggregate stated principal balance of the mortgage loans equals or exceeds the applicable percentage specified in this free writing prospectus;

      o whether cumulative losses on the mortgage loans (in the aggregate) are higher than certain levels specified in this free writing prospectus (a "cumulative loss trigger event"); and

      o whether the rate of delinquencies of the mortgage loans (in the aggregate) over any three-month period is higher than certain levels set forth in this free writing prospectus (a "delinquency trigger event").

A "trigger event" will be in effect if on any distribution date either (i) a cumulative loss trigger event or (ii) a delinquency trigger event is in effect for that distribution date.

Distributions of principal to the classes of offered certificates are based on the "principal distribution amount," which is, generally for any distribution date and loan group, the amount of principal collected or advanced by the servicer on the mortgage loans in that loan group during the related due period, plus other amounts collected or recovered (such as insurance proceeds) which are to be allocated to principal, but minus certain costs reimbursable to the trustee or the servicer.

Effect of the Stepdown Date If a Trigger Event is Not in Effect

On any distribution date on or after the stepdown date (and so long as no trigger event is in effect), instead of allocating all amounts distributable as principal on the certificates to the classes of senior certificates until those classes are paid in full, a portion of those amounts distributable as principal will be allocated to the subordinated certificates.

The amount allocated to each class of certificates on or after the stepdown date and so long as no trigger event is in effect will be based on the targeted level of overcollateralization and subordination for each class of certificates.

Priority of Principal Distributions

On any distribution date prior to the stepdown date or on which a trigger event is in effect, the principal distribution amount from both loan groups will be distributed in the following priority:


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                                       13

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(i)   concurrently:

    (a) from the principal distribution amount for loan group 1, in the following priority:

      1. to the swap account, the swap allocation percentage for loan group 1 for that date of any net swap payment and any swap termination payment owed to the swap counterparty (other than a swap termination payment due to a swap counterparty trigger event), to the extent not previously paid from the interest remittance amount;

      2. to the swap account, the amount of any net swap payment and any swap termination payment owed to the swap counterparty (other than a swap termination payment due to a swap counterparty trigger event) to the extent not paid from loan group 2 (to the extent those amounts were not paid previously from the interest remittance amount);

      3. to the Class A-R Certificates until its class certificate balance is reduced to zero;

      4. concurrently, to the Class 1-A-1A and Class 1-A-1B Certificates, pro rata based on their respective class certificate balances, until their respective class certificate balances are reduced to zero;

      5. to the classes of group 2 senior certificates (after the distribution of the principal distribution amount for loan group 2 as described below), in accordance with the group 2 senior certificates allocation method, until their respective class certificate balances are reduced to zero, and

    (b) from the principal distribution amount for loan group 2, in the following priority:

      1. to the swap account, the swap allocation percentage for loan group 2 for that date of any net swap payment and any swap termination payment (other than a swap termination payment due to a swap counterparty trigger event) owed to the swap counterparty, to the extent not previously paid from the interest remittance amount;

      2. to the swap account, the amount of any net swap payment and any swap termination payment (other than a swap termination payment due to a swap counterparty trigger event) owed to the swap counterparty to the extent not paid from loan group 1 (to the extent those amounts were not paid previously from the interest remittance amount);

      3. concurrently, to the classes of group 2 senior certificates, in accordance with the group 2 senior certificates allocation method, until their respective class certificate balances are reduced to zero; and

      4. concurrently, to the Class 1-A-1A and Class 1-A-1B Certificates (after the distribution of the principal distribution amount for loan group 1 as described above), pro rata based on their respective class certificate balances, until their respective class certificate balances are reduced to zero;

(ii) from the remaining principal distribution amounts from both loan groups, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, until their respective class certificate balances are reduced to zero; and

(iii) as part of the excess cashflow.

On any distribution date on or after the stepdown date and so long as a trigger event is not in effect, the principal distribution amount will be distributed in the following priority:

(i)   concurrently,

      (a) from the principal distribution amount related to loan group 1, in the following priority:

      1. to the swap account, the swap allocation percentage for loan group 1 for that date of any net swap payment and any swap termination payment (other than a swap termination payment due to a swap counterparty trigger event) owed to the swap counterparty, to the extent not previously paid from the interest remittance amount;

      2. to the swap account, the amount of any net swap payment and any swap termination payment owed to the swap counterparty (other than a swap termination payment due to a swap counterparty trigger event) to the extent not paid from loan group 2 (to the extent those amounts were not paid previously from the interest remittance amount);

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      3. in an amount up to the group 1 senior principal distribution amount for that distribution date, concurrently, to the Class 1-A-1A and Class 1-A-1B Certificates, pro rata based on their respective outstanding class certificate balances, until their respective class certificate balances are reduced to zero; and

      4. in an amount up to the group 2 senior principal distribution amount for that distribution date, to the classes of group 2 senior certificates (after the distribution of the principal distribution amount for loan group 2 as described below), in accordance with the group 2 senior certificates allocation method, until their respective class certificate balances are reduced to zero, and

      (b) from the principal distribution amount related to loan group 2, in the following priority:

      1. to the swap account, the swap allocation percentage for loan group 2 for that date of any net swap payment and any swap termination payment (other than a swap termination payment due to a swap counterparty trigger event) owed to the swap counterparty, to the extent not previously paid from the interest remittance amount;

      2. to the swap account, the amount of any net swap payment and any swap termination payment owed to the swap counterparty to the extent not paid from loan group 1 (to the extent those amounts were not paid previously, or were not paid from the interest remittance amount);

      3. in an amount up to the group 2 senior principal distribution amount for that distribution date, to the group 2 senior certificates, in accordance with the group 2 senior certificates allocation method, until their respective class certificate balances are reduced to zero; and

      4. in an amount up to the group 1 senior principal distribution amount for that distribution date, concurrently, to the Class 1-A-1A and Class 1-A-1B Certificates (after the distribution of the principal distribution amount for loan group 1 as described above), pro rata based on their respective class certificate balances, until their respective class certificate balances are reduced to zero; and

      (ii) from the remaining principal distribution amount from both loan groups, sequentially, to each of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, the subordinated class principal target amount for each such class until their respective class certificate balances are reduced to zero; and

      (iii) as part of the excess cashflow.

The Swap Contract

The swap trustee, on behalf of the swap trust, will enter into an interest rate swap contract with The Bank of New York.

On or prior to each distribution date to and including the swap contract termination date, the swap trustee will be obligated to pay to the swap counterparty for the swap contract an amount equal to the product of (a) 5.05% per annum, (b) 250, (c) the swap contract notional balance for that distribution date and (d) the number of days in the related calculation period (calculated on the basis of a 360-day year divided into twelve 30-day months) divided by 360. In addition, on or prior to the distribution date to and including the swap contract termination date, the swap counterparty will be obligated to pay to the swap trustee an amount equal to the product of (a) one-month LIBOR (as determined by the swap counterparty), (b) 250, (c) the swap contract notional balance for that distribution date and (d) the number of days in the related calculation period (calculated on the basis of the actual number of days) divided by 360.

On each distribution date, to the extent that the amount payable by the swap trustee exceeds the amount payable by the swap counterparty, the trustee will be required to deduct from the available funds for loan group 1 and loan group 2, pro rata, the amount of that excess and, in its capacity as swap trustee, to remit the amount of that excess to the swap counterparty for the swap contract. To the extent that the amount payable by the swap counterparty exceeds the amount payable by the swap trustee, the swap counterparty will be required to pay to the swap trustee the amount of that excess. Any net payment received by the swap trustee from the swap counterparty will be used to cover unpaid current interest, interest carry forward amounts, net rate carryover and unpaid realized loss amounts on the LIBOR certificates and to restore and maintain overcollateralization on those certificates.

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                                       15

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Limited Recourse

The only source of funds available for interest and principal distributions on the certificates will be the assets of the issuing entity, the swap trust and the supplemental interest trust. The issuing entity will have no source of funds other than collections and recoveries of the mortgage loans through insurance or otherwise. No other entity will be required or expected to make any distributions on the certificates.

Optional Termination

The servicer may purchase all of the remaining assets of the issuing entity and retire all outstanding classes of certificates following the distribution date on which the aggregate stated principal balance of all of the mortgage loans and foreclosed real estate owned by the issuing entity declines below 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. The NIM Insurer may also have the right to purchase all of the remaining assets in the issuing entity.

Advances

The servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal distributions on the certificates and are not intended to guarantee or insure against losses.

Required Repurchases, Substitutions or Purchases of Mortgage Loans

The seller will make certain representations and warranties relating to the mortgage loans pursuant to the pooling and servicing agreement. If with respect to any mortgage loan any of the representations and warranties are breached in any material respect as of the date made, or an uncured material document defect exists, the seller will be obligated to repurchase or substitute for the mortgage loan.

The servicer is permitted to modify any mortgage loan at the request of the related mortgagor, provided that the servicer purchases the mortgage loan from the issuing entity immediately preceding the modification and that the modification is in lieu of a refinancing. In addition, under limited circumstances, the servicer will repurchase certain mortgage loans that experience an early payment default (default in the first three months following origination).

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the certificates consists solely of excess cashflow, overcollateralization, subordination, and the loss allocation features.

Overcollateralization
---------------------

On the closing date, the aggregate stated principal balance of the mortgage loans is expected to exceed the aggregate class certificate balance of the offered certificates by approximately $4,247,787, which represents approximately 0.40% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. This amount is referred to as "overcollateralization" and is approximately equal to the initial level of overcollateralization required by the pooling and servicing agreement.

On any distribution date, the amount of overcollateralization (if any) will be available to absorb losses from liquidated mortgage loans that would otherwise be allocated to the certificates, if those losses are not otherwise covered by excess cashflow (if any) from the mortgage loans. The required level of overcollateralization may change over time.

Excess Cashflow
---------------

The mortgage loans are expected to generate more interest than is needed to pay interest on the certificates because the weighted average interest rate of the mortgage loans is expected to be higher than the weighted average pass-through rate on the classes of certificates, plus the weighted average expense fee rate and net swap payments. The "expense fee rate" is the sum of the servicing fee rate and the trustee fee rate. Any interest payments received in respect of the mortgage loans in excess of the amount that is needed to distribute interest on the certificates and the issuing entity expenses, will be used to reduce the aggregate class certificate balance of the certificates in order to maintain or restore the required level of overcollateralization.

Application of Excess Cashflow

      The amount of any excess interest, together with certain amounts of the principal distribution amount not paid to the certificates on any distribution date,

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                                       16
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will be applied as "excess cashflow" in order to pay principal on the certificates, to pay unpaid realized loss amounts, to pay net rate carryover amounts and to make other payments as described in this free writing prospectus.

      Any excess cashflow will be distributed on each distribution date in the following priority:

1. to the classes of certificates that are entitled to receive principal on that distribution date to the extent necessary to maintain or restore the required level of overcollateralization;

2. sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, in each case in an amount equal to any interest carry forward amount for each such class;

3. concurrently, to the classes of senior certificates, pro rata based on the respective outstanding unpaid realized loss amounts, in an amount equal to the unpaid realized loss amount for each such class;

4. sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, in an amount equal to the unpaid realized loss amount for each such class;

5. (i) to the classes of senior certificates, pro rata based on their respective unpaid net rate carryover amounts to the extent needed to pay any unpaid net rate carryover for each such class (after application of payments under the corridor contract in the case of the Class 1-A-1B Certificates) and (ii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, to pay any unpaid net rate carryover for each such class;

6. to the swap account in an amount equal to any swap termination payment due to the swap counterparty as a result of a swap counterparty trigger event under the swap contract;

7. to the Class C and Class A-R Certificates, as specified in the pooling and servicing agreement.

Subordination
-------------

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

The senior certificates will have a distribution priority over the subordinated certificates. Among the classes of subordinated certificates offered by this free writing prospectus, the Class M-1 Certificates will have the highest distribution priority.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against most losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans (to the extent that those losses exceed any monthly excess interest and any overcollateralization) among the subordinated certificates, beginning with the subordinated certificates with the lowest distribution priority before realized losses on the mortgage loans in a loan group are allocated to the related support class of senior certificates.

Allocation of Losses

After the credit enhancement provided by excess cashflow and overcollateralization (if any) have been exhausted, collections otherwise payable to the subordinated certificates will comprise the sole source of funds from which credit enhancement is provided to the senior certificates. Realized losses are allocated to the subordinated certificates, beginning with the class of subordinated certificates with the lowest distribution priority, until the class certificate balance of that subordinated class has been reduced to zero. If the aggregate class certificate balance of the subordinated certificates is reduced to zero, any realized losses on the mortgage loans in loan group 1 will be allocated, sequentially, to the Class 1-A-1B and Class 1-A-1A Certificates, in that order, until their respective class certificate balances are reduced to zero and any realized losses on the mortgage loans in loan group 2 will be allocated to the classes of group 2 senior certificates, pro rata, based on their respective class certificate balance; provided, however, that any losses that would otherwise be allocated to the Class 2-A-1A and Class 2-A-3A Certificates will be allocated to the Class 2-A-1B and Class 2-A-3B Certificates, respectively

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                                       17

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until their respective class certificate balances are reduced to zero.

The Corridor Contract

Deutsche Bank National Trust Company, as supplemental interest trustee on behalf of the supplemental interest trust, will enter into an interest rate corridor contract for the benefit of the Class 1-A-1A Certificates.

Beginning on the distribution date in August 2009 through the distribution date in October 2011, the corridor counterparty will be required to make monthly payments to the supplemental interest trustee, if one-month LIBOR for the related distribution date exceeds the corridor contract strike rate for that distribution date, subject to a maximum rate of 8.500%. Payments made under the corridor contract will be made to the supplemental interest trustee during the period of time the corridor contract is in effect.

The amounts allocated to the supplemental interest trustee, on behalf of the supplemental interest trust, in respect of the corridor contract will be available as described in this free writing prospectus, to cover net rate carryover on the Class 1-A-1A Certificates, resulting from the application of the net rate cap to the related pass-through rate.

Any amounts received in respect of the corridor contract and allocated to the supplemental interest trust for a distribution date that are not used on that date to cover net rate carryover amounts on the Class 1-A-1A Certificates will be distributed to the holder of the Class C Certificates as provided in the pooling and servicing agreement and will not be available thereafter for payment of net rate carryover on any class of certificates.

Tax Status

For federal income tax purposes, the issuing entity (exclusive of the carryover reserve fund) will comprise one or more real estate mortgage investment conduits in a tiered structure. The highest tier will be referred to as the Master REMIC and each underlying tier (if any) will be referred to as an underlying REMIC. Each underlying REMIC (if any) will hold mortgage loans (or uncertificated regular interests) and will issue several classes of uncertificated regular interests and a single uncertificated residual interest. The Master REMIC will hold as assets regular interests issued by underlying REMICs (or the mortgage loans if there are no underlying REMICs) and will issue the several classes of certificates, which, other than the Class A-R Certificate, will represent the regular interests in the Master REMIC. The rights of the LIBOR certificates to receive payments of net rate carryover will represent, for federal income tax purposes, separate contractual rights coupled with REMIC regular interests within the meaning of Treasury regulation ss. 1.860G-2(i). The Class A-R Certificate will represent ownership of both the residual interest in the Master REMIC and the residual interests in any underlying REMIC.

The swap trust, the swap contract, the swap account, the corridor contract, the supplemental interest reserve fund, the supplemental interest trust and the carryover reserve fund will not constitute any part of any REMIC created under the pooling and servicing agreement.

ERISA Considerations

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions, including satisfying the requirements of an investor based class exemption, are met.

Legal Investment

The senior certificates and the Class M-1, Class M-2, Class M-3 and Class M-4 Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The other classes of certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization, and therefore, will not be mortgage related securities for purposes of that Act.

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                                       18

                                                          THE MORTGAGE POOL

                                                            Loan Group 1

                                            Mortgage Rates for the Group 1 Mortgage Loans
--------------------------------------------------------------------------------------------------------------------------
                                       Number                    Percent of                           Weighted  Weighted
                                           of        Aggregate    Aggregate       Average  Weighted    Average   Average
                                      Group 1        Principal    Principal       Current   Average       FICO  Loan-to-
Range of                             Mortgage          Balance      Balance     Principal  Mortgage     Credit     Value
Mortgage Rates (%)                      Loans      Outstanding  Outstanding       Balance      Rate      Score     Ratio
-----------------------------------  --------  ---------------  ------------  -----------  --------  ---------  ---------
4.000 - 4.499 .....................         1  $    399,125.41         0.10%  $399,125.41     4.250%       733     80.00%
4.500 - 4.999 .....................        11     3,005,408.77         0.73    273,218.98     4.875        735     79.35
5.000 - 5.499 .....................        19     6,156,257.19         1.49    324,013.54     5.135        701     73.94
5.500 - 5.999 .....................        84    24,430,815.36         5.91    290,843.04     5.765        708     71.21
6.000 - 6.499 .....................       283    78,255,287.26        18.92    276,520.45     6.226        697     69.47
6.500 - 6.999 .....................       456   125,794,996.18        30.41    275,866.22     6.700        694     74.91
7.000 - 7.499 .....................       293    73,080,402.32        17.66    249,421.17     7.189        692     78.27
7.500 - 7.999 .....................       255    57,772,324.98        13.96    226,558.14     7.677        683     79.64
8.000 - 8.499 .....................       147    30,851,016.97         7.46    209,870.86     8.165        686     80.32
8.500 - 8.999 .....................        67    12,603,440.63         3.05    188,111.05     8.584        684     80.59
9.000 - 9.499 .....................         7     1,278,800.00         0.31    182,685.71     9.183        698     83.52
9.500 - 9.999 .....................         1        85,259.22         0.02     85,259.22     9.875        704     95.00
                                     --------  ---------------  ------------
    Total .........................     1,624  $413,713,134.29       100.00%
                                     ========  ===============  ============
------------
(1)   As of the Cut-off Date, the weighted average Mortgage Rate of the group 1 mortgage loans was approximately 6.914% per annum.


                                    Current Principal Balances for the Group 1 Mortgage Loans(1)
--------------------------------------------------------------------------------------------------------------------------
                                       Number                    Percent of                           Weighted  Weighted
                                           of        Aggregate    Aggregate       Average  Weighted    Average   Average
                                      Group 1        Principal    Principal       Current   Average       FICO  Loan-to-
Current Mortgage Loan                Mortgage          Balance      Balance     Principal  Mortgage     Credit     Value
Principal Balances                      Loans      Outstanding  Outstanding       Balance      Rate      Score     Ratio
-----------------------------------  --------  ---------------  ------------  -----------  --------  ---------  ---------
0.01 - 50,000.00 ..................         6  $    217,052.51         0.05%  $ 36,175.42     8.426%       710     71.23%
50,000.01 - 100,000.00 ............        78     6,497,890.51         1.57     83,306.29     7.690        699     77.77
100,000.01 - 150,000.00 ...........       207    26,182,196.45         6.33    126,484.04     7.201        695     74.60
150,000.01 - 200,000.00 ...........       259    46,043,660.69        11.13    177,774.75     7.158        691     74.85
200,000.01 - 250,000.00 ...........       250    56,109,670.36        13.56    224,438.68     7.041        692     75.97
250,000.01 - 300,000.00 ...........       279    77,160,650.16        18.65    276,561.47     6.887        689     75.85
300,000.01 - 350,000.00 ...........       216    70,077,312.24        16.94    324,432.00     6.824        688     76.25
350,000.01 - 400,000.00 ...........       216    80,968,428.50        19.57    374,853.84     6.703        697     75.74
400,000.01 - 450,000.00 ...........        78    32,457,425.50         7.85    416,120.84     6.742        697     74.73
450,000.01 - 500,000.00 ...........        20     9,476,197.37         2.29    473,809.87     7.082        705     76.81
500,000.01 - 550,000.00 ...........         8     4,148,400.00         1.00    518,550.00     6.580        714     67.28
550,000.01 - 600,000.00 ...........         4     2,336,500.00         0.56    584,125.00     6.557        696     66.66
600,000.01 - 650,000.00 ...........         1       624,000.00         0.15    624,000.00     6.500        713     85.48
650,000.01 - 700,000.00 ...........         1       663,750.00         0.16    663,750.00     7.875        669     75.00
700,000.01 -750,000.00 ............         1       750,000.00         0.18    750,000.00     7.125        810     69.77
                                     --------  ---------------  ------------
    Total .........................     1,624  $413,713,134.29       100.00%
                                     ========  ===============  ============
------------
(1)   As of the Cut-off Date, the average principal balance of the group 1 mortgage loans was approximately $254,749.00.


                                                            19

                                   Original Loan-to-Value Ratios for the Group 1 Mortgage Loans(1)
--------------------------------------------------------------------------------------------------------------------------
                                       Number                    Percent of                           Weighted  Weighted
                                           of        Aggregate    Aggregate       Average  Weighted    Average   Average
                                      Group 1        Principal    Principal       Current   Average       FICO  Loan-to-
Original Loan-To-Value               Mortgage          Balance      Balance     Principal  Mortgage     Credit     Value
Ratios (%)                              Loans      Outstanding  Outstanding       Balance      Rate      Score     Ratio
-----------------------------------  --------  ---------------  ------------  -----------  --------  ---------  ---------
0.01 - 49.99 ......................        77  $ 17,159,451.57         4.15%  $222,850.02     6.368%       701     39.48%
50.00 - 54.99 .....................        30     7,880,453.34         1.90    262,681.78     6.274        696     52.20
55.00 - 59.99 .....................        36    10,641,297.03         2.57    295,591.58     6.243        695     57.96
60.00 - 64.99 .....................        70    20,383,563.36         4.93    291,193.76     6.361        686     62.62
65.00 - 69.99 .....................        59    17,195,448.10         4.16    291,448.27     6.567        693     67.12
70.00 - 74.99 .....................        69    19,100,767.82         4.62    276,822.72     6.687        691     71.98
75.00 - 79.99 .....................       189    45,581,195.01        11.02    241,170.34     7.090        697     78.16
80.00 .............................     1,035   261,923,986.01        63.31    253,066.65     7.005        691     80.00
80.01 - 84.99 .....................         8     2,401,289.20         0.58    300,161.15     6.989        714     84.03
85.00 - 89.99 .....................        23     5,774,942.93         1.40    251,084.48     7.707        705     86.56
90.00 - 94.99 .....................        19     3,831,601.43         0.93    201,663.23     8.097        746     90.30
95.00 - 99.99 .....................         6     1,045,168.69         0.25    174,194.78     8.336        728     95.73
100.00 ............................         3       793,969.80         0.19    264,656.60     7.585        772    100.00
                                     --------  ---------------  ------------
    Total .........................     1,624  $413,713,134.29       100.00%
                                     ========  ===============  ============
------------
(1)   As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the group 1 mortgage loans was approximately
      75.55%.


                                   Original Term To Stated Maturity for the Group 1 Mortgage Loans
--------------------------------------------------------------------------------------------------------------------------
                                       Number                    Percent of                           Weighted  Weighted
                                           of        Aggregate    Aggregate       Average  Weighted    Average   Average
                                      Group 1        Principal    Principal       Current   Average       FICO  Loan-to-
Original Term to Stated              Mortgage          Balance      Balance     Principal  Mortgage     Credit     Value
Maturity (months)                       Loans      Outstanding  Outstanding       Balance      Rate      Score     Ratio
-----------------------------------  --------  ---------------  ------------  -----------  --------  ---------  ---------
360 ...............................     1,624  $413,713,134.29       100.00%  $254,749.47     6.914%       693     75.55%
                                     --------  ---------------  ------------
    Total .........................     1,624  $413,713,134.29       100.00%
                                     ========  ===============  ============




                                Remaining Terms to Stated Maturity for the Group 1 Mortgage Loans(1)
--------------------------------------------------------------------------------------------------------------------------
                                       Number                    Percent of                           Weighted  Weighted
                                           of        Aggregate    Aggregate       Average  Weighted    Average   Average
                                      Group 1        Principal    Principal       Current   Average       FICO  Loan-to-
Remaining Terms to Stated            Mortgage          Balance      Balance     Principal  Mortgage     Credit     Value
Maturity (months)                       Loans      Outstanding  Outstanding       Balance      Rate      Score     Ratio
-----------------------------------  --------  ---------------  ------------  -----------  --------  ---------  ---------
306 - 310 .........................         1  $    301,940.56         0.07%  $301,940.56     6.500%       672     76.05%
316 - 320 .........................         3       962,871.37         0.23    320,957.12     6.470        723     73.34
321 - 325 .........................         7     2,381,185.61         0.58    340,169.37     6.458        702     75.66
331 - 335 .........................         3       784,167.67         0.19    261,389.22     6.603        687     66.59
336 - 340 .........................         5     1,744,201.57         0.42    348,840.31     6.604        725     75.33
341 - 345 .........................         1       400,541.10         0.10    400,541.10     6.500        759     75.00
346 - 350 .........................         1       153,776.16         0.04    153,776.16     6.375        658     75.00
351 - 355 .........................        57    13,179,945.07         3.19    231,227.11     7.514        697     78.32
356 - 360 .........................     1,546   393,804,505.18        95.19    254,724.78     6.901        693     75.48
                                     --------  ---------------  ------------
    Total .........................     1,624  $413,713,134.29       100.00%
                                     ========  ===============  ============
------------
(1)   As of the Cut-off Date, the weighted average remaining term to stated maturity of the group 1 mortgage loans was approximately
      358 months.


                                                            20

                         Geographic Distribution of the Mortgaged Properties for the Group 1 Mortgage Loans
--------------------------------------------------------------------------------------------------------------------------
                                       Number                    Percent of                           Weighted  Weighted
                                           of        Aggregate    Aggregate       Average  Weighted    Average   Average
                                      Group 1        Principal    Principal       Current   Average       FICO  Loan-to-
                                     Mortgage          Balance      Balance     Principal  Mortgage     Credit     Value
Geographic Area                         Loans      Outstanding  Outstanding       Balance      Rate      Score     Ratio
-----------------------------------  --------  ---------------  ------------  -----------  --------  ---------  ---------
Alabama ...........................         4  $    379,660.64         0.09%  $ 94,915.16     7.033%       699     74.18%
Alaska ............................         2       639,000.00         0.15    319,500.00     7.437        719     84.58
Arizona ...........................        62    11,972,149.76         2.89    193,099.19     6.959        691     75.71
Arkansas ..........................         4       605,056.40         0.15    151,264.10     8.239        731     79.24
California ........................       458   144,169,292.46        34.85    314,780.11     6.520        699     71.72
Colorado ..........................        24     4,980,539.17         1.20    207,522.47     6.767        714     75.39
Connecticut .......................         7     1,425,093.60         0.34    203,584.80     7.131        702     78.35
Delaware ..........................         4       716,510.51         0.17    179,127.63     7.532        663     78.48
District of Columbia ..............         6     1,700,800.00         0.41    283,466.67     7.646        694     79.11
Florida ...........................       134    29,161,152.86         7.05    217,620.54     7.334        694     77.92
Georgia ...........................       103    17,624,082.16         4.26    171,107.59     7.402        692     79.20
Hawaii ............................        13     5,562,657.68         1.34    427,896.74     6.523        682     75.05
Idaho .............................        10     1,577,143.81         0.38    157,714.38     7.498        706     78.74
Illinois ..........................        79    16,794,071.90         4.06    212,583.19     7.285        702     77.29
Indiana ...........................         6       715,840.09         0.17    119,306.68     7.417        703     80.14
Iowa ..............................         2       174,888.00         0.04     87,444.00     6.373        725     78.67
Kansas ............................         1       362,400.00         0.09    362,400.00     6.375        666     80.00
Kentucky ..........................         3       723,200.00         0.17    241,066.67     6.843        693     77.93
Louisiana .........................         1       301,940.56         0.07    301,940.56     6.500        672     76.05
Maine .............................         2       420,000.00         0.10    210,000.00     7.960        647     80.00
Maryland ..........................       122    30,906,175.72         7.47    253,329.31     7.359        671     78.58
Massachusetts .....................        43    11,861,824.77         2.87    275,856.39     7.277        692     78.08
Michigan ..........................        32     5,215,185.19         1.26    162,974.54     7.330        691     79.62
Minnesota .........................        22     4,893,021.34         1.18    222,410.06     6.657        693     80.24
Missouri ..........................        11     2,077,237.28         0.50    188,839.75     7.375        678     77.73
Montana ...........................         4       668,950.00         0.16    167,237.50     6.077        698     67.52
Nevada ............................        60    15,159,366.57         3.66    252,656.11     6.986        693     78.49
New Hampshire .....................         3       780,300.00         0.19    260,100.00     6.696        663     80.00
New Jersey ........................        71    20,554,828.86         4.97    289,504.63     6.898        690     76.02
New Mexico ........................         4       675,650.14         0.16    168,912.54     7.336        677     79.95
New York ..........................        62    21,456,053.27         5.19    346,065.38     6.834        688     74.24
North Carolina ....................        35     6,502,943.64         1.57    185,798.39     7.177        698     78.89
North Dakota ......................         1        92,357.89         0.02     92,357.89     7.250        750     90.00
Ohio ..............................         4       662,027.17         0.16    165,506.79     7.066        699     80.25
Oregon ............................        31     7,220,004.02         1.75    232,903.36     6.999        715     79.25
Pennsylvania ......................         8     1,192,188.14         0.29    149,023.52     7.356        671     78.47
South Carolina ....................        16     2,741,849.08         0.66    171,365.57     7.122        683     74.89
Tennessee .........................         5       437,454.18         0.11     87,490.84     7.878        653     75.45
Texas .............................        21     3,109,312.14         0.75    148,062.48     7.155        718     79.85
Utah ..............................        16     2,703,847.04         0.65    168,990.44     7.266        700     79.08
Vermont ...........................         1       369,000.00         0.09    369,000.00     7.250        658     79.96
Virginia ..........................        88    24,621,612.06         5.95    279,791.05     7.072        680     77.65
Washington ........................        31     8,121,011.10         1.96    261,968.10     6.765        689     77.77
West Virginia .....................         7     1,567,855.09         0.38    223,979.30     7.368        672     79.48
Wisconsin .........................         1       117,600.00         0.03    117,600.00     6.750        775     80.00
                                     --------  ---------------  ------------
    Total .........................     1,624  $413,713,134.29       100.00%
                                     ========  ===============  ============



                                                            21

                                      Mortgagors' Fico Scores for the Group 1 Mortgage Loans(1)
--------------------------------------------------------------------------------------------------------------------------
                                       Number                    Percent of                           Weighted  Weighted
                                           of        Aggregate    Aggregate       Average  Weighted    Average   Average
                                      Group 1        Principal    Principal       Current   Average       FICO  Loan-to-
Range of FICO                        Mortgage          Balance      Balance     Principal  Mortgage     Credit     Value
Credit Scores                           Loans      Outstanding  Outstanding       Balance      Rate      Score     Ratio
-----------------------------------  --------  ---------------  ------------  -----------  --------  ---------  ---------
620 - 624 .........................        61  $ 16,250,857.25         3.93%  $266,407.50     7.516%       621     73.73%
625 - 649 .........................       221    53,536,202.22        12.94    242,245.26     7.014        638     74.31
650 - 674 .........................       372    95,323,910.14        23.04    256,247.07     6.988        662     75.67
675 - 699 .........................       344    91,208,307.21        22.05    265,140.43     6.773        687     75.91
700 - 724 .........................       220    54,698,450.01        13.22    248,629.32     6.900        712     76.77
725 - 749 .........................       193    48,070,305.08        11.62    249,068.94     6.888        737     77.23
750 - 774 .........................       129    31,572,794.99         7.63    244,750.35     6.851        762     76.16
775 - 799 .........................        63    16,587,951.67         4.01    263,300.82     6.665        785     71.46
800- 824 ..........................        21     6,464,355.72         1.56    307,826.46     6.723        807     68.07
                                     --------  ---------------  ------------
    Total .........................     1,624  $413,713,134.29       100.00%
                                     ========  ===============  ============
------------
(1)   As of the Cut-off Date, the weighted average FICO Credit Score of the group 1 mortgage loans was approximately 693




                                    Types of Mortgaged Properties for the Group 1 Mortgage Loans
--------------------------------------------------------------------------------------------------------------------------
                                       Number                    Percent of                           Weighted  Weighted
                                           of        Aggregate    Aggregate       Average  Weighted    Average   Average
                                      Group 1        Principal    Principal       Current   Average       FICO  Loan-to-
                                     Mortgage          Balance      Balance     Principal  Mortgage     Credit     Value
Property Type                           Loans      Outstanding  Outstanding       Balance      Rate      Score     Ratio
-----------------------------------  --------  ---------------  ------------  -----------  --------  ---------  ---------
Two-Family Residence ..............        78  $ 27,912,059.86         6.75%  $357,846.92     7.054%       695     73.50%
Three-Family Residence ............        14     4,768,989.83         1.15    340,642.13     6.602        709     59.75
Four-Family Residence .............        15     5,895,288.18         1.42    393,019.21     7.241        715     65.94
Condominium .......................       173    40,250,218.69         9.73    232,660.22     6.907        708     78.00
Cooperative .......................         1       153,776.16         0.04    153,776.16     6.375        658     75.00
Planned Unit Development
(PUD) .............................       326    82,317,317.28        19.90    252,507.11     6.936        689     77.63
Single Family Residence ...........       977   244,656,098.18        59.14    250,415.66     6.882        691     75.16
Townhouse .........................        40     7,759,386.11         1.88    193,984.65     7.174        688     77.18
                                     --------  ---------------  ------------
    Total .........................     1,624  $413,713,134.29       100.00%
                                     ========  ===============  ============




                                               Purposes of the Group 1 Mortgage Loans
--------------------------------------------------------------------------------------------------------------------------
                                       Number                    Percent of                           Weighted  Weighted
                                           of        Aggregate    Aggregate       Average  Weighted    Average   Average
                                      Group 1        Principal    Principal       Current   Average       FICO  Loan-to-
                                     Mortgage          Balance      Balance     Principal  Mortgage     Credit     Value
Loan Purpose                            Loans      Outstanding  Outstanding       Balance      Rate      Score     Ratio
-----------------------------------  --------  ---------------  ------------  -----------  --------  ---------  ---------
Purchase ..........................     1,017  $249,853,004.74        60.39%  $245,676.50     7.046%       696     79.72%
Refinance (Cash Out) ..............       460   122,806,672.45        29.68    266,971.03     6.730        687     67.82
Refinance (Rate/Term) .............       147    41,053,457.10         9.92    279,275.22     6.664        694     73.25
                                     --------  ---------------  ------------
    Total .........................     1,624  $413,713,134.29       100.00%
                                     ========  ===============  ============



                                                            22

                                          Occupancy Types for the Group 1 Mortgage Loans(1)
--------------------------------------------------------------------------------------------------------------------------
                                       Number                    Percent of                           Weighted  Weighted
                                           of        Aggregate    Aggregate       Average  Weighted    Average   Average
                                      Group 1        Principal    Principal       Current   Average       FICO  Loan-to-
                                     Mortgage          Balance      Balance     Principal  Mortgage     Credit     Value
Occupancy Type                          Loans      Outstanding  Outstanding       Balance      Rate      Score     Ratio
-----------------------------------  --------  ---------------  ------------  -----------  --------  ---------  ---------
Investment ........................       294  $ 64,987,268.64        15.71%  $221,045.13     7.262%       716     70.44%
Primary Home ......................     1,258   332,835,742.52        80.45    264,575.31     6.826        688     76.55
Secondary Home ....................        72    15,890,123.13         3.84    220,696.15     7.331        704     75.37
                                     --------  ---------------  ------------
    Total .........................     1,624  $413,713,134.29       100.00%
                                     ========  ===============  ============
------------
(1)   Based upon representations of the related mortgagors at the time of origination.




                                       Loan Documentation Type for the Group 1 Mortgage Loans
--------------------------------------------------------------------------------------------------------------------------
                                       Number                    Percent of                           Weighted  Weighted
                                           of        Aggregate    Aggregate       Average  Weighted    Average   Average
                                      Group 1        Principal    Principal       Current   Average       FICO  Loan-to-
Type of Documentation                Mortgage          Balance      Balance     Principal  Mortgage     Credit     Value
Program                                 Loans      Outstanding  Outstanding       Balance      Rate      Score     Ratio
-----------------------------------  --------  ---------------  ------------  -----------  --------  ---------  ---------
Full/Alternate ....................       226  $ 50,142,405.38        12.12%  $221,869.05     6.751%      694     78.25%
FastForward .......................         2       549,946.50         0.13    274,973.25     7.301       739     73.80
Stated Income .....................       864   225,901,494.61        54.60    261,460.06     6.876       692     77.23
No Ratio ..........................       284    75,087,382.96        18.15    264,392.19     7.133       696     76.12
No Doc ............................       248    62,031,904.84        14.99    250,128.65     6.918       692     66.56
                                     --------  ---------------  ------------
    Total .........................     1,624  $413,713,134.29       100.00%
                                     ========  ===============  ============




                                        Ranges of Loan Age for the Group 1 Mortgage Loans(1)
--------------------------------------------------------------------------------------------------------------------------
                                       Number                    Percent of                           Weighted  Weighted
                                           of        Aggregate    Aggregate       Average  Weighted    Average   Average
                                      Group 1        Principal    Principal       Current   Average       FICO  Loan-to-
Range of                             Mortgage          Balance      Balance     Principal  Mortgage     Credit     Value
Loan Ages (months)                      Loans      Outstanding  Outstanding       Balance      Rate      Score     Ratio
-----------------------------------  --------  ---------------  ------------  -----------  --------  ---------  ---------
0 .................................       601  $167,264,872.60        40.43%  $278,310.94     6.556%       688     72.02%
1 - 5 .............................       980   233,952,660.17        56.55    238,727.20     7.165        696     78.01
6 - 10 ............................        23     5,920,693.64         1.43    257,421.46     7.544        686     79.31
16 - 20 ...........................         2       776,348.36         0.19    388,174.18     6.561        748     77.42
21 - 25 ...........................         6     2,006,375.48         0.48    334,395.91     6.589        707     72.23
26 - 30 ...........................         1       146,186.50         0.04    146,186.50     6.750        740     58.98
31 - 35 ...........................         1       351,727.85         0.09    351,727.85     6.500        697     80.00
36 - 40 ...........................         7     2,263,034.25         0.55    323,290.61     6.443        698     73.63
41 - 45 ...........................         2       729,294.88         0.18    364,647.44     6.500        745     76.81
51 - 55 ...........................         1       301,940.56         0.07    301,940.56     6.500        672     76.05
                                     --------  ---------------  ------------
    Total .........................     1,624  $413,713,134.29       100.00%
                                     ========  ===============  ============
------------
(1)   As of the Cut-off Date, the weighted average loan age of the group 1 mortgage loans was approximately two months.


                                                            23

                                            Loan Programs for the Group 1 Mortgage Loans
--------------------------------------------------------------------------------------------------------------------------
                                       Number                    Percent of                           Weighted  Weighted
                                           of        Aggregate    Aggregate       Average  Weighted    Average   Average
                                      Group 1        Principal    Principal       Current   Average       FICO  Loan-to-
                                     Mortgage          Balance      Balance     Principal  Mortgage     Credit     Value
Loan Program                            Loans      Outstanding  Outstanding       Balance      Rate      Score     Ratio
-----------------------------------  --------  ---------------  ------------  -----------  --------  ---------  ---------
3/1 LIBOR .........................        12  $  2,564,489.11         0.62%  $213,707.43     6.958%       671     75.87%
3/1 LIBOR 40/30 Balloon ...........         8     2,099,814.68         0.51    262,476.84     6.999        691     77.79
3/1 LIBOR Interest Only ...........        32     8,258,206.85         2.00    258,068.96     6.218        692     73.93
3/6 LIBOR .........................         4       684,279.81         0.17    171,069.95     7.985        731     79.33
3/6 LIBOR 40/30 Balloon ...........         1       290,207.02         0.07    290,207.02     7.500        677     80.00
3/6 LIBOR Interest Only ...........        19     4,800,098.30         1.16    252,636.75     6.858        703     75.07
5/1 CMT ...........................         1       101,060.26         0.02    101,060.26     7.875        719     80.00
5/1 CMT Interest Only .............         1       241,520.00         0.06    241,520.00     7.875        661     80.00
5/1 LIBOR .........................       109    24,491,831.38         5.92    224,695.70     6.788        697     73.15
5/1 LIBOR 40/30 Balloon ...........       103    27,519,633.49         6.65    267,180.91     7.027        684     78.49
5/1 LIBOR Interest Only ...........       615   170,684,268.51        41.26    277,535.40     6.610        694     73.63
5/6 LIBOR .........................        78    14,879,912.78         3.60    190,768.11     7.533        695     77.51
5/6 LIBOR 40/30 Balloon ...........         5     1,126,875.60         0.27    225,375.12     7.274        681     80.00
5/6 LIBOR Interest Only ...........       444   105,627,245.03        25.53    237,899.20     7.439        690     78.14
7/1 LIBOR .........................        44     9,768,688.52         2.36    222,015.65     7.088        693     77.23
7/1 LIBOR 40/30 Balloon ...........         6     1,267,270.94         0.31    211,211.82     6.984        678     80.00
7/1 LIBOR Interest Only ...........       125    34,908,536.61         8.44    279,268.29     6.595        702     75.03
7/6 LIBOR Interest Only ...........        17     4,399,195.40         1.06    258,776.20     7.072        707     74.92
                                     --------  ---------------  ------------
    Total .........................     1,624  $413,713,134.29       100.00%
                                     ========  ===============  ============




                                   Prepayment Charge Terms and Types of the Group 1 Mortgage Loans
--------------------------------------------------------------------------------------------------------------------------
                                       Number                    Percent of                           Weighted  Weighted
                                           of        Aggregate    Aggregate       Average  Weighted    Average   Average
                                      Group 1        Principal    Principal       Current   Average       FICO  Loan-to-
Prepayment Charge                    Mortgage          Balance      Balance     Principal  Mortgage     Credit     Value
Term and Type (months)                  Loans      Outstanding  Outstanding       Balance      Rate      Score     Ratio
-----------------------------------  --------  ---------------  ------------  -----------  --------  ---------  ---------
0 .................................       942  $240,815,492.91        58.21%  $255,642.77     7.000%       698     75.13%
12-Hard ...........................       166    43,712,567.83        10.57    263,328.72     6.788        691     74.98
12-Soft ...........................         1       197,599.97         0.05    197,599.97     8.375        722     80.00
24-Hard ...........................       103    27,625,819.98         6.68    268,211.84     6.644        688     76.30
36-Hard ...........................       314    81,820,221.12        19.78    260,573.95     6.685        680     76.13
36-Soft ...........................        97    19,241,432.48         4.65    198,365.28     7.455        693     78.40
60-Soft ...........................         1       300,000.00         0.07    300,000.00     7.875        665     80.00
                                     --------  ---------------  ------------
    Total .........................     1,624  $413,713,134.29       100.00%
                                     ========  ===============  ============


                                                            24

                                           Gross Margins for the Group 1 Mortgage Loans(1)
--------------------------------------------------------------------------------------------------------------------------
                                       Number                    Percent of                           Weighted  Weighted
                                           of        Aggregate    Aggregate       Average  Weighted    Average   Average
                                      Group 1        Principal    Principal       Current   Average       FICO  Loan-to-
                                     Mortgage          Balance      Balance     Principal  Mortgage     Credit     Value
Range of Gross Margins (%)              Loans      Outstanding  Outstanding       Balance      Rate      Score     Ratio
-----------------------------------  --------  ---------------  ------------  -----------  --------  ---------  ---------
2.000 - 2.499 .....................       691  $160,521,757.16        38.80%  $232,303.56     7.190%       700     77.19%
2.500 - 2.999 .....................       660   179,815,868.84        43.46    272,448.29     6.619        693     72.10
3.000 - 3.499 .....................       171    47,842,201.29        11.56    279,778.95     6.859        672     79.88
3.500 - 3.999 .....................        52    11,988,950.34         2.90    230,556.74     7.533        690     82.50
4.000 - 4.499 .....................        19     5,002,493.64         1.21    263,289.14     7.210        711     81.04
4.500 - 4.999 .....................         8     2,625,068.77         0.63    328,133.60     7.061        673     80.00
5.000 - 5.499 .....................        18     4,417,140.73         1.07    245,396.71     7.274        667     79.82
6.000 - 6.499 .....................         5     1,499,653.52         0.36    299,930.70     7.318        680     80.00
                                     --------  ---------------  ------------
    Total .........................     1,624  $413,713,134.29       100.00%
                                     ========  ===============  ============
------------
(1)   As of the Cut-off Date, the weighted average Gross Margin of the group 1 mortgage loans was approximately 2.703%.


                                  Months To Initial Adjustment Date for the Group 1 Mortgage Loans
--------------------------------------------------------------------------------------------------------------------------
                                       Number                    Percent of                           Weighted  Weighted
                                           of        Aggregate    Aggregate       Average  Weighted    Average   Average
                                      Group 1        Principal    Principal       Current   Average       FICO  Loan-to-
Range of Number of Months            Mortgage          Balance      Balance     Principal  Mortgage     Credit     Value
to Initial Adjustment Date              Loans      Outstanding  Outstanding       Balance      Rate      Score     Ratio
-----------------------------------  --------  ---------------  ------------  -----------  --------  ---------  ---------
1 - 10 ............................         1  $    301,940.56         0.07%  $301,940.56     6.500%      672     76.05%
11 - 20 ...........................         3       962,871.37         0.23    320,957.12     6.470       723     73.34
21 - 30 ...........................         7     2,381,185.61         0.58    340,169.37     6.458       702     75.66
31 - 40 ...........................        84    21,225,465.01         5.13    252,684.11     6.650       695     74.91
41 - 50 ...........................         2       554,317.26         0.13    277,158.63     6.465       731     75.00
51 - 60 ...........................     1,335   337,943,663.01        81.69    253,141.32     6.962       692     75.59
71 - 80 ...........................         8     1,954,035.07         0.47    244,254.38     7.180       696     76.29
81 - 90 ...........................       184    48,389,656.40        11.70    262,987.26     6.724       700     75.54
                                     --------  ---------------  ------------
    Total .........................     1,624  $413,713,134.29       100.00%
                                     ========  ===============  ============



                                                            25

                                      Maximum Mortgage Rates for the Group 1 Mortgage Loans(1)
--------------------------------------------------------------------------------------------------------------------------
                                       Number                    Percent of                           Weighted  Weighted
                                           of        Aggregate    Aggregate       Average  Weighted    Average   Average
                                      Group 1        Principal    Principal       Current   Average       FICO  Loan-to-
Range of Maximum Mortgage            Mortgage          Balance      Balance     Principal  Mortgage     Credit     Value
Rate (%)                                Loans      Outstanding  Outstanding       Balance      Rate      Score     Ratio
-----------------------------------  --------  ---------------  ------------  -----------  --------  ---------  ---------
9.500 - 9.999 .....................        11  $  3,005,408.77         0.73%  $273,218.98     4.875%       735     79.35%
10.000 - 10.499 ...................        11     3,494,618.19         0.84    317,692.56     5.172        714     74.74
10.500 - 10.999 ...................        77    22,688,257.18         5.48    294,652.69     5.771        710     71.03
11.000 - 11.499 ...................       273    75,542,166.05        18.26    276,711.23     6.184        696     69.39
11.500 - 11.999 ...................       395   107,239,565.96        25.92    271,492.57     6.680        692     75.14
12.000 - 12.499 ...................       261    66,021,393.85        15.96    252,955.53     7.095        692     77.98
12.500 - 12.999 ...................       279    67,249,955.26        16.26    241,039.27     7.388        687     78.02
13.000 - 13.499 ...................       170    37,117,159.16         8.97    218,336.23     7.833        688     79.45
13.500 - 13.999 ...................        86    19,398,178.90         4.69    225,560.22     8.063        682     79.65
14.000 - 14.499 ...................        31     7,239,901.90         1.75    233,545.22     8.283        704     80.09
14.500 - 14.999 ...................        27     4,335,779.07         1.05    160,584.41     8.610        715     79.34
15.000 - 15.499 ...................         3       380,750.00         0.09    126,916.67     9.188        703     79.99
                                     --------  ---------------  ------------
    Total .........................     1,624  $413,713,134.29       100.00%
                                     ========  ===============  ============
------------
(1)   As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the group 1 mortgage loans was approximately 12.074%.




                                     Initial Periodic Rate Cap for the Group 1 Mortgage Loans(1)
--------------------------------------------------------------------------------------------------------------------------
                                       Number                    Percent of                           Weighted  Weighted
                                           of        Aggregate    Aggregate       Average  Weighted    Average   Average
                                      Group 1        Principal    Principal       Current   Average       FICO  Loan-to-
Initial                              Mortgage          Balance      Balance     Principal  Mortgage     Credit     Value
Periodic Rate  Cap (%)                  Loans      Outstanding  Outstanding       Balance      Rate      Score     Ratio
-----------------------------------  --------  ---------------  ------------  -----------  --------  ---------  ---------
2.000 .............................        55  $ 13,780,119.04         3.33%  $250,547.62     6.563%      688     75.20%
3.000 .............................        26     6,100,872.53         1.47    234,648.94     7.347       674     78.63
4.000 .............................         2       376,250.00         0.09    188,125.00     6.866       699     78.46
5.000 .............................     1,387   352,469,024.97        85.20    254,123.31     6.889       692     75.51
6.000 .............................       154    40,986,867.75         9.91    266,148.49     7.182       708     75.47
                                     --------  ---------------  ------------
    Total .........................     1,624  $413,713,134.29       100.00%
                                     ========  ===============  ============
------------
(1)   As of the Cut-off Date, the weighted average Initial Periodic Rate Cap of the group 1 mortgage loans was approximately 4.969%.




                                   Subsequent Periodic Rate Cap for the Group 1 Mortgage Loans(1)
--------------------------------------------------------------------------------------------------------------------------
                                       Number                    Percent of                           Weighted  Weighted
                                           of        Aggregate    Aggregate       Average  Weighted    Average   Average
                                      Group 1        Principal    Principal       Current   Average       FICO  Loan-to-
Ranges of Subsequent                 Mortgage          Balance      Balance     Principal  Mortgage     Credit     Value
Periodic Rate  Cap (%)                  Loans      Outstanding  Outstanding       Balance      Rate      Score     Ratio
-----------------------------------  --------  ---------------  ------------  -----------  --------  ---------  ---------
1.000 .............................       375  $ 81,554,848.74        19.71%  $217,479.60     7.539%       683     79.11%
2.000 .............................     1,249   332,158,285.55        80.29    265,939.38     6.761        696     74.67
                                     --------  ---------------  ------------
    Total .........................     1,624  $413,713,134.29       100.00%
                                     ========  ===============  ============
------------
(1)   As of the Cut-off Date, the weighted average Subsequent Periodic Rate Cap of the group 1 mortgage loans was approximately
      1.803%.


                                                            26

                                         Origination Channel for the Group 1 Mortgage Loans
--------------------------------------------------------------------------------------------------------------------------
                                       Number                    Percent of                           Weighted  Weighted
                                           of        Aggregate    Aggregate       Average  Weighted    Average   Average
                                      Group 1        Principal    Principal       Current   Average       FICO  Loan-to-
                                     Mortgage          Balance      Balance     Principal  Mortgage     Credit     Value
Mortgage Professionals                  Loans      Outstanding  Outstanding       Balance      Rate      Score     Ratio
-----------------------------------  --------  ---------------  ------------  -----------  --------  ---------  ---------
Conduit ...........................       795  $188,282,209.08        45.51%  $236,832.97     7.213%       699     77.20%
Correspondent .....................       239    65,189,225.48        15.76    272,758.27     6.706        689     74.69
Consumer Direct ...................        25     7,105,973.00         1.72    284,238.92     6.384        687     68.49
Mortgage Professionals ............       565   153,135,726.73        37.01    271,036.68     6.659        687     74.21
                                     --------  ---------------  ------------
    Total .........................     1,624  $413,713,134.29       100.00%
                                     ========  ===============  ============



                                                            27

                                                      Loan Group 2

                                      Mortgage Rates for the Group 2 Mortgage Loans
--------------------------------------------------------------------------------------------------------------------------
                                       Number                    Percent of                           Weighted  Weighted
                                           of        Aggregate    Aggregate       Average  Weighted    Average   Average
                                      Group 2        Principal    Principal       Current   Average       FICO  Loan-to-
Range of                             Mortgage          Balance      Balance     Principal  Mortgage     Credit     Value
Mortgage Rates (%)                      Loans      Outstanding  Outstanding       Balance      Rate      Score     Ratio
-----------------------------------  --------  ---------------  ------------  -----------  --------  ---------  ---------
4.000 - 4.499 .....................         1  $    602,248.11         0.09%  $602,248.11     4.000%       764     80.00%
4.500 - 4.999 .....................         6     3,874,744.92         0.60    645,790.82     4.730        725     74.87
5.000 - 5.499 .....................        18    10,415,675.00         1.61    578,648.61     5.168        732     74.68
5.500 - 5.999 .....................        84    53,129,258.48         8.20    632,491.17     5.804        712     73.68
6.000 - 6.499 .....................       250   145,712,014.08        22.49    582,848.06     6.235        715     73.12
6.500 - 6.999 .....................       403   222,289,336.74        34.31    551,586.44     6.688        700     75.58
7.000 - 7.499 .....................       206   106,579,589.96        16.45    517,376.65     7.182        693     78.41
7.500 - 7.999 .....................       159    65,161,968.31        10.06    409,823.70     7.646        682     77.77
8.000 - 8.499 .....................        64    22,664,894.58         3.50    354,138.98     8.136        686     79.58
8.500 - 8.999 .....................        44    13,896,054.11         2.14    315,819.41     8.632        689     79.96
9.000 - 9.499 .....................        10     3,065,942.00         0.47    306,594.20     9.164        693     83.04
9.500 - 9.999 .....................         2       139,026.88         0.02     69,513.44     9.796        676     83.68
10.000 - 10.499 ...................         1       396,000.00         0.06    396,000.00    10.125        689     94.95
                                     --------  ---------------  ------------
    Total .........................     1,248  $647,926,753.17       100.00%
                                     ========  ===============  ============
------------
(1)   As of the Cut-off Date, the weighted average Mortgage Rate of the group 2 mortgage loans was approximately 6.759% per annum.



                              Current Principal Balances for the Group 2 Mortgage Loans(1)
--------------------------------------------------------------------------------------------------------------------------
                                       Number                    Percent of                           Weighted  Weighted
                                           of        Aggregate    Aggregate       Average  Weighted    Average   Average
                                      Group 2        Principal    Principal       Current   Average       FICO  Loan-to-
Current Mortgage Loan                Mortgage          Balance      Balance     Principal  Mortgage     Credit     Value
Principal Balances                      Loans      Outstanding  Outstanding       Balance      Rate      Score     Ratio
-----------------------------------  --------  ---------------  ------------  -----------  --------  ---------  ---------
0.01 - 50,000.00 ..................         3  $    129,802.34         0.02%  $ 43,267.45     8.604%       716     80.00%
50,000.01 - 100,000.00 ............        19     1,587,045.87         0.24     83,528.73     8.006        691     66.76
100,000.01 - 150,000.00 ...........        43     5,521,563.77         0.85    128,408.46     7.679        686     78.60
150,000.01 - 200,000.00 ...........        50     8,694,507.28         1.34    173,890.15     7.558        693     75.81
200,000.01 - 250,000.00 ...........        44     9,810,669.24         1.51    222,969.76     7.616        688     78.83
250,000.01 - 300,000.00 ...........        29     7,978,528.50         1.23    275,121.67     7.759        680     78.58
300.000.01 - 350,000.00 ...........        30     9,794,756.78         1.51    326,491.89     7.144        669     79.04
350,000.01 - 400,000.00 ...........        23     8,720,397.90         1.35    379,147.73     7.191        690     75.30
400.000.01 - 450,000.00 ...........       159    68,978,152.52        10.65    433,824.86     6.823        694     78.31
450,000.01 - 500,000.00 ...........       215   102,130,939.41        15.76    475,027.63     6.807        698     78.73
500,000.01 - 550,000.00 ...........       158    82,997,194.45        12.81    525,298.70     6.731        702     77.18
550,000.01 - 600,000.00 ...........       162    93,087,362.39        14.37    574,613.35     6.614        701     76.98
600,000.01 - 650,000.00 ...........       107    67,500,632.89        10.42    630,847.04     6.631        703     76.62
650,000.01 - 700,000.00 ...........        38    25,893,653.48         4.00    681,411.93     6.553        715     75.86
700,000.01 - 750,000.00 ...........        45    32,805,579.36         5.06    729,012.87     6.827        710     74.32
750,000.01 - 800,000.00 ...........        28    21,771,245.53         3.36    777,544.48     6.797        713     74.12
800,000.01 - 850,000.00 ...........        11     9,088,773.39         1.40    826,252.13     6.388        707     70.43
850,000.01 - 900,000.00 ...........        17    14,907,599.99         2.30    876,917.65     6.461        713     70.46
900,000.01 - 950,000.00 ...........        10     9,275,200.00         1.43    927,520.00     6.802        707     70.63
950,000.01 - 1,000,000.00  ........        34    33,445,034.81         5.16    983,677.49     6.706        709     70.60
1,000,000.01 - 1,500,000.00 .......        16    20,807,113.27         3.21  1,300,444.58     6.232        697     65.92
1,500,000.01 - 2,000,000.00 .......         6    10,211,000.00         1.58  1,701,833.33     6.542        688     62.87
2,500,000.01 - 3,000,000.00 .......         1     2,790,000.00         0.43  2,790,000.00     7.375        793     60.00
                                     --------  ---------------  ------------
    Total .........................     1,248  $647,926,753.17       100.00%
                                     ========  ===============  ============
------------
(1)   As of the Cut-off Date, the average principal balance of the group 2 mortgage loans was approximately $519,172.




                                                            28

                                   Original Loan-to-Value Ratios for the Group 2 Mortgage Loans(1)
--------------------------------------------------------------------------------------------------------------------------
                                       Number                    Percent of                           Weighted  Weighted
                                           of        Aggregate    Aggregate       Average  Weighted    Average   Average
                                      Group 2        Principal    Principal       Current   Average       FICO  Loan-to-
Original Loan-To-Value               Mortgage          Balance      Balance     Principal  Mortgage     Credit     Value
Ratios                                  Loans      Outstanding  Outstanding       Balance      Rate      Score     Ratio
-----------------------------------  --------  ---------------  ------------  -----------  --------  ---------  ---------
0.01 - 49.99 ......................        24  $ 13,231,212.63         2.04%  $551,300.53     6.435%       705     37.56%
50.00 - 54.99 .....................        14     9,414,000.00         1.45    672,428.57     6.314        691     52.76
55.00 - 59.99 .....................        27    16,519,300.00         2.55    611,825.93     6.355        683     57.56
60.00 - 64.99 .....................        58    38,776,186.10         5.98    668,554.93     6.325        710     63.06
65.00 - 69.99 .....................        59    34,092,350.46         5.26    577,836.45     6.596        695     66.76
70.00 - 74.99 .....................        72    44,172,048.60         6.82    613,500.68     6.604        691     72.03
75.00 - 79.99 .....................       186    93,551,342.35        14.44    502,964.21     6.849        697     77.82
80.00 .............................       761   383,967,288.39        59.26    504,556.23     6.817        705     80.00
80.01 - 84.99 .....................         4     1,923,000.00         0.30    480,750.00     7.217        710     84.30
85.00 - 89.99 .....................         3     1,234,800.00         0.19    411,600.00     7.396        659     87.05
90.00 - 94.99 .....................        28     8,172,502.26         1.26    291,875.08     7.749        688     90.83
95.00 - 99.99 .....................        12     2,872,722.38         0.44    239,393.53     8.193        659     95.00
                                     --------  ---------------  ------------
    Total .........................     1,248  $647,926,753.17       100.00%
                                     ========  ===============  ============
------------
(1)   As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the group 2 mortgage loans was approximately
      75.83%.



                                   Original Term To Stated Maturity for the Group 2 Mortgage Loans
--------------------------------------------------------------------------------------------------------------------------
                                       Number                    Percent of                           Weighted  Weighted
                                           of        Aggregate    Aggregate       Average  Weighted    Average   Average
                                      Group 2        Principal    Principal       Current   Average       FICO  Loan-to-
Original Term to Stated              Mortgage          Balance      Balance     Principal  Mortgage     Credit     Value
Maturity (months)                       Loans      Outstanding  Outstanding       Balance      Rate      Score     Ratio
-----------------------------------  --------  ---------------  ------------  -----------  --------  ---------  ---------
240 ...............................         1  $    684,000.00         0.11%  $684,000.00     6.875%       728     80.00%
360 ...............................     1,247   647,242,753.17        99.89    519,039.90     6.759        701     75.82
                                     --------  ---------------  ------------
    Total .........................     1,248  $647,926,753.17       100.00%
                                     ========  ===============  ============



                                Remaining Terms to Stated Maturity for the Group 2 Mortgage Loans(1)
--------------------------------------------------------------------------------------------------------------------------
                                       Number                    Percent of                           Weighted  Weighted
                                           of        Aggregate    Aggregate       Average  Weighted    Average   Average
                                      Group 2        Principal    Principal       Current   Average       FICO  Loan-to-
Remaining Terms to Stated            Mortgage          Balance      Balance     Principal  Mortgage     Credit     Value
Maturity (months)                       Loans      Outstanding  Outstanding       Balance      Rate      Score     Ratio
-----------------------------------  --------  ---------------  ------------  -----------  --------  ---------  ---------
236 - 240 .........................         1  $    684,000.00         0.11%  $684,000.00     6.875%       728     80.00%
321 - 325 .........................         2     1,060,775.31         0.16    530,387.66     6.431        759     68.18
336 - 340 .........................         1       624,738.38         0.10    624,738.38     6.500        779     80.00
341 - 345 .........................         2     1,211,562.28         0.19    605,781.14     6.429        663     68.26
346 - 350 .........................         2       751,379.74         0.12    375,689.87     6.894        787     80.00
351 - 355 .........................        16     5,125,015.19         0.79    320,313.45     7.777        690     83.75
356 - 360 .........................     1,224   638,469,282.27        98.54    521,625.23     6.752        701     75.78
                                     --------  ---------------  ------------
    Total .........................     1,248  $647,926,753.17       100.00%
                                     ========  ===============  ============
------------
(1)   As of the Cut-off Date, the weighted average remaining term to stated maturity of the group 2 mortgage loans was approximately
      359 months.



                                                            29

                         Geographic Distribution of the Mortgaged Properties for the Group 2 Mortgage Loans
--------------------------------------------------------------------------------------------------------------------------
                                       Number                    Percent of                           Weighted  Weighted
                                           of        Aggregate    Aggregate       Average  Weighted    Average   Average
                                      Group 2        Principal    Principal       Current   Average       FICO  Loan-to-
                                     Mortgage          Balance      Balance     Principal  Mortgage     Credit     Value
Geographic Area                         Loans      Outstanding  Outstanding       Balance      Rate      Score     Ratio
-----------------------------------  --------  ---------------  ------------  -----------  --------  ---------  ---------
Alabama ...........................         3  $    426,917.33         0.07%  $142,305.78     7.215%       698     80.00%
Alaska ............................         1        75,000.00         0.01     75,000.00     8.000        686     31.91
Arizona ...........................        44    21,933,360.66         3.39    498,485.47     6.897        685     75.15
Arkansas ..........................         1        47,876.29         0.01     47,876.29     8.250        697     80.00
California ........................       666   383,591,035.09        59.20    575,962.52     6.579        703     75.30
Colorado ..........................        21    11,466,759.99         1.77    546,036.19     6.609        688     75.56
Connecticut .......................        11    10,119,743.00         1.56    919,976.64     7.124        697     61.30
District of Columbia ..............         6     3,373,599.81         0.52    562,266.64     7.656        697     80.00
Florida ...........................       107    39,705,013.23         6.13    371,074.89     7.405        695     76.57
Georgia ...........................        25     6,238,061.04         0.96    249,522.44     7.362        716     79.16
Hawaii ............................         3     1,609,000.00         0.25    536,333.33     6.369        681     80.00
Illinois ..........................        27    13,225,840.63         2.04    489,845.95     7.053        698     78.31
Indiana ...........................         4     1,700,349.99         0.26    425,087.50     7.101        702     56.97
Kentucky ..........................         1       142,500.00         0.02    142,500.00     8.125        621     95.00
Louisiana .........................         3       795,241.64         0.12    265,080.55     7.621        706     80.67
Maryland ..........................        45    22,428,002.66         3.46    498,400.06     6.847        704     80.00
Massachusetts .....................        18     9,554,486.27         1.47    530,804.79     6.910        687     74.33
Michigan ..........................         9     3,133,431.83         0.48    348,159.09     6.997        698     77.84
Minnesota .........................         7     2,217,721.26         0.34    316,817.32     7.518        703     77.49
Mississippi .......................         2       296,597.57         0.05    148,298.79     8.012        751     80.00
Missouri ..........................         3       663,050.00         0.10    221,016.67     6.907        658     89.90
Montana ...........................         2     1,172,800.00         0.18    586,400.00     6.438        691     45.23
Nevada ............................        22     9,335,055.45         1.44    424,320.70     7.303        711     77.73
New Jersey ........................        25    12,130,995.81         1.87    485,239.83     6.879        690     75.62
New Mexico ........................         1       183,645.58         0.03    183,645.58     8.250        664     80.00
New York ..........................        57    30,994,468.09         4.78    543,762.60     6.911        705     78.02
North Carolina ....................        10     4,485,573.93         0.69    448,557.39     6.871        718     75.09
Ohio ..............................         1       212,600.00         0.03    212,600.00     9.250        683     79.99
Oregon ............................         7     4,353,011.67         0.67    621,858.81     6.345        715     79.37
Pennsylvania ......................         3       897,373.45         0.14    299,124.48     6.941        659     81.07
Rhode Island ......................         3     2,626,000.00         0.41    875,333.33     6.575        727     65.34
South Carolina ....................        11     4,156,913.30         0.64    377,901.21     6.821        751     78.39
Tennessee .........................         5     1,598,835.82         0.25    319,767.16     7.306        693     79.70
Texas .............................        12     2,497,104.87         0.39    208,092.07     7.662        695     78.31
Utah ..............................         2       549,500.00         0.08    274,750.00     7.231        651     79.98
Virginia ..........................        65    32,763,777.95         5.06    504,058.12     6.922        696     79.20
Washington ........................        15     7,225,508.96         1.12    481,700.60     6.933        697     78.02
                                     --------  ---------------  ------------
    Total .........................     1,248  $647,926,753.17       100.00%
                                     ========  ===============  ============


                                                            30

                                Mortgagors' Fico Scores for the Group 2 Mortgage Loans(1)
--------------------------------------------------------------------------------------------------------------------------
                                       Number                    Percent of                           Weighted  Weighted
                                           of        Aggregate    Aggregate       Average  Weighted    Average   Average
                                      Group 2        Principal    Principal       Current   Average       FICO  Loan-to-
Range of FICO                        Mortgage          Balance      Balance     Principal  Mortgage     Credit     Value
Credit Scores                           Loans      Outstanding  Outstanding       Balance      Rate      Score     Ratio
-----------------------------------  --------  ---------------  ------------  -----------  --------  ---------  ---------
620 - 624 .........................        22  $ 10,258,904.84         1.58%  $466,313.86     7.183%       622     68.31%
625 - 649 .........................       146    69,926,979.65        10.79    478,951.92     6.945        638     74.68
650 - 674 .........................       236   116,484,639.44        17.98    493,578.98     6.939        663     75.97
675 - 699 .........................       270   145,261,280.53        22.42    538,004.74     6.759        687     75.96
700 - 724 .........................       194   103,101,998.92        15.91    531,453.60     6.657        711     77.36
725 - 749 .........................       147    81,525,069.30        12.58    554,592.31     6.659        737     76.50
750 - 774 .........................       120    67,612,789.09        10.44    563,439.91     6.470        762     75.40
775 - 799 .........................        59    34,540,137.02         5.33    585,426.05     6.557        785     73.56
800- 824 ..........................        18     8,771,599.99         1.35    487,311.11     6.460        807     78.21
Not available .....................        36    10,443,354.39         1.61    290,093.18     7.682        N/A     75.23
                                     --------  ---------------  ------------
    Total .........................     1,248  $647,926,753.17       100.00%
                                     ========  ===============  ============
------------
(1)   As of the Cut-off Date, the weighted average FICO Credit Score of the group 2 mortgage loans (not including the group 2 mortgage loans for which the FICO Credit Score is not available) was approximately 701.



                                    Types of Mortgaged Properties for the Group 2 Mortgage Loans
--------------------------------------------------------------------------------------------------------------------------
                                       Number                    Percent of                           Weighted  Weighted
                                           of        Aggregate    Aggregate       Average  Weighted    Average   Average
                                      Group 2        Principal    Principal       Current   Average       FICO  Loan-to-
                                     Mortgage          Balance      Balance     Principal  Mortgage     Credit     Value
Property Type                           Loans      Outstanding  Outstanding       Balance      Rate      Score     Ratio
-----------------------------------  --------  ---------------  ------------  -----------  --------  ---------  ---------
Two-Family Residence ..............        47  $ 27,825,956.75         4.29%  $592,041.63     6.817%       718     75.01%
Three-Family Residence ............         6     4,326,734.22         0.67    721,122.37     6.864        711     74.72
Four-Family Residence .............         3     1,496,000.00         0.23    498,666.67     6.968        669     59.82
Condominium .......................       107    48,358,770.55         7.46    451,951.13     6.803        713     76.17
Planned Unit Development
(PUD) .............................       297   140,859,861.83        21.74    474,275.63     6.850        699     77.09
Single Family Residence ...........       779   420,437,029.82        64.89    539,713.77     6.716        700     75.44
Townhouse .........................         9     4,622,400.00         0.71    513,600.00     6.973        699     80.24
                                     --------  ---------------  ------------
    Total .........................     1,248  $647,926,753.17       100.00%
                                     ========  ===============  ============




                                               Purposes of the Group 2 Mortgage Loans
--------------------------------------------------------------------------------------------------------------------------
                                       Number                    Percent of                           Weighted  Weighted
                                           of        Aggregate    Aggregate       Average  Weighted    Average   Average
                                      Group 2        Principal    Principal       Current   Average       FICO  Loan-to-
                                     Mortgage          Balance      Balance     Principal  Mortgage     Credit     Value
Loan Purpose                            Loans      Outstanding  Outstanding       Balance      Rate      Score     Ratio
-----------------------------------  --------  ---------------  ------------  -----------  --------  ---------  ---------
Purchase ..........................       688  $336,608,944.82        51.95%  $489,257.19     6.865%       712     79.09%
Refinance (Cash Out) ..............       377   194,708,526.19        30.05    516,468.24     6.710        686     72.36
Refinance (Rate/Term) .............       183   116,609,282.16        18.00    637,209.19     6.535        696     72.19
                                     --------  ---------------  ------------
    Total .........................     1,248  $647,926,753.17       100.00%
                                     ========  ===============  ============




                                                            31

                                          Occupancy Types for the Group 2 Mortgage Loans(1)
--------------------------------------------------------------------------------------------------------------------------
                                       Number                    Percent of                           Weighted  Weighted
                                           of        Aggregate    Aggregate       Average  Weighted    Average   Average
                                      Group 2        Principal    Principal       Current   Average       FICO  Loan-to-
                                     Mortgage          Balance      Balance     Principal  Mortgage     Credit     Value
Occupancy Type                          Loans      Outstanding  Outstanding       Balance      Rate      Score     Ratio
-----------------------------------  --------  ---------------  ------------  -----------  --------  ---------  ---------
Primary Home ......................     1,088  $570,972,873.69        88.12%  $524,791.24     6.725%       699     76.58%
Investment ........................        85    44,502,793.81         6.87    523,562.28     7.043        713     68.40
Secondary Home ....................        75    32,451,085.67         5.01    432,681.14     6.979        732     72.81
                                     --------  ---------------  ------------
    Total .........................     1,248  $647,926,753.17       100.00%
                                     ========  ===============  ============
------------
(1)   Based upon representations of the related mortgagors at the time of origination.




                                       Loan Documentation Type for the Group 2 Mortgage Loans
--------------------------------------------------------------------------------------------------------------------------
                                       Number                    Percent of                           Weighted  Weighted
                                           of        Aggregate    Aggregate       Average  Weighted    Average   Average
                                      Group 2        Principal    Principal       Current   Average       FICO  Loan-to-
Type of Documentation                Mortgage          Balance      Balance     Principal  Mortgage     Credit     Value
Program                                 Loans      Outstanding  Outstanding       Balance      Rate      Score     Ratio
-----------------------------------  --------  ---------------  ------------  -----------  --------  ---------  ---------
Full/Alternate ....................       140  $ 81,636,518.03        12.60%  $583,117.99     6.380%       695     77.31%
Fast Forward ......................         6     3,470,000.00         0.54    578,333.33     6.117        758     71.15
Stated Income .....................       577   324,189,108.61        50.03    561,852.87     6.719        697     76.28
No Ratio ..........................       222   127,398,096.23        19.66    573,865.30     6.767        714     76.74
No Income / No Asset ..............       228    70,009,641.14        10.81    307,059.83     7.272        692     75.41
No Doc ............................        75    41,223,389.16         6.36    549,645.19     6.984        717     67.63
                                     --------  ---------------  ------------
    Total .........................     1,248  $647,926,753.17       100.00%
                                     ========  ===============  ============






                                        Ranges of Loan Age for the Group 2 Mortgage Loans(1)
--------------------------------------------------------------------------------------------------------------------------
                                       Number                    Percent of                           Weighted  Weighted
                                           of        Aggregate    Aggregate       Average  Weighted    Average   Average
                                      Group 2        Principal    Principal       Current   Average       FICO  Loan-to-
Range of                             Mortgage          Balance      Balance     Principal  Mortgage     Credit     Value
Loan Ages (months)                      Loans      Outstanding  Outstanding       Balance      Rate      Score     Ratio
-----------------------------------  --------  ---------------  ------------  -----------  --------  ---------  ---------
0 .................................       671  $382,959,577.60        59.11%  $570,729.62     6.518%       705     74.79%
1 - 5 .............................       563   258,924,381.81        39.96    459,901.21     7.114        695     77.32
6 - 10 ............................         8     2,717,874.90         0.42    339,734.36     7.270        704     84.79
11 - 15 ...........................         2       947,842.89         0.15    473,921.45     6.556        723     71.77
16 - 20 ...........................         1       691,562.28         0.11    691,562.28     6.375        657     70.71
21 - 25 ...........................         1       624,738.38         0.10    624,738.38     6.500        779     80.00
36 - 40 ...........................         2     1,060,775.31         0.16    530,387.66     6.431        759     68.18
                                     --------  ---------------  ------------
    Total .........................     1,248  $647,926,753.17       100.00%
                                     ========  ===============  ============
------------
(1)   As of the Cut-off Date, the weighted average loan age of the group 2 mortgage loans was approximately one month.



                                                            32

                                            Loan Programs for the Group 2 Mortgage Loans
--------------------------------------------------------------------------------------------------------------------------
                                       Number                    Percent of                           Weighted  Weighted
                                           of        Aggregate    Aggregate       Average  Weighted    Average   Average
                                      Group 2        Principal    Principal       Current   Average       FICO  Loan-to-
                                     Mortgage          Balance      Balance     Principal  Mortgage     Credit     Value
Loan Program                            Loans      Outstanding  Outstanding       Balance      Rate      Score     Ratio
-----------------------------------  --------  ---------------  ------------  -----------  --------  ---------  ---------
3/1 LIBOR .........................         2  $  1,650,000.00         0.25%  $825,000.00     7.500%       648     34.94%
3/1 LIBOR 40/30 Balloon ...........         3     1,005,000.00         0.16    335,000.00     6.814        670     76.30
3/1 LIBOR Interest Only ...........        23    13,608,000.00         2.10    591,652.17     6.064        723     76.84
3/6 LIBOR Interest Only ...........         7     3,721,699.67         0.57    531,671.38     6.568        687     75.15
5/1 CMT ...........................         1       323,536.85         0.05    323,536.85     7.250          0     80.00
5/1 CMT Interest Only .............         1       328,500.00         0.05    328,500.00     6.750        656     90.00
5/1 LIBOR .........................        56    24,057,802.06         3.71    429,603.61     6.752        694     73.39
5/1 LIBOR 40/30 Balloon ...........        21     7,841,158.33         1.21    373,388.49     7.166        682     78.37
5/1 LIBOR Interest Only ...........       703   385,348,593.07        59.47    548,148.78     6.664        703     76.44
5/6 LIBOR .........................        40    10,182,771.81         1.57    254,569.30     7.823        706     77.98
5/6 LIBOR 40/30 Balloon ...........         1       148,711.31         0.02    148,711.31     7.875        780     80.00
5/6 LIBOR Interest Only ...........       188    81,013,842.52        12.50    430,924.69     7.311        701     77.93
7/1 LIBOR .........................        15     6,596,093.74         1.02    439,739.58     7.082        677     77.80
7/1 LIBOR 40/30 Balloon ...........         1       584,000.00         0.09    584,000.00     6.500        676     80.00
7/1 LIBOR Interest Only ...........       154    93,775,519.23        14.47    608,931.94     6.617        695     73.53
7/6 LIBOR .........................         2     1,187,579.84         0.18    593,789.92     6.603        719     60.25
7/6 LIBOR Interest Only ...........        30    16,553,944.74         2.55    551,798.16     6.661        710     68.34
                                     --------  ---------------  ------------
    Total .........................     1,248  $647,926,753.17       100.00%
                                     ========  ===============  ============




                                   Prepayment Charge Terms and Type of the Group 2 Mortgage Loans
--------------------------------------------------------------------------------------------------------------------------
                                       Number                    Percent of                           Weighted  Weighted
                                           of        Aggregate    Aggregate       Average  Weighted    Average   Average
                                      Group 2        Principal    Principal       Current   Average       FICO  Loan-to-
Prepayment Charge                    Mortgage          Balance      Balance     Principal  Mortgage     Credit     Value
Term and Type (months)                  Loans      Outstanding  Outstanding       Balance      Rate      Score     Ratio
-----------------------------------  --------  ---------------  ------------  -----------  --------  ---------  ---------
0 .................................       675  $365,539,293.76        56.42%  $541,539.69     6.800%       705     75.29%
12-Hard ...........................       178    99,897,238.10        15.42    561,220.44     6.716        697     75.31
12-Soft ...........................         1       440,000.00         0.07    440,000.00     6.750        652     56.77
24-Hard ...........................        67    31,670,276.81         4.89    472,690.70     6.706        696     77.43
24-Soft ...........................         1       158,900.00         0.02    158,900.00     7.875        N/A     70.00
36-Hard ...........................       282   137,768,974.45        21.26    488,542.46     6.602        697     77.12
36-Soft ...........................        44    12,452,070.05         1.92    283,001.59     7.764        694     78.12
                                     --------  ---------------  ------------
    Total .........................     1,248  $647,926,753.17       100.00%
                                     ========  ===============  ============




                                                            33

                                     Gross Margins for the Group 2 Mortgage Loans(1)
--------------------------------------------------------------------------------------------------------------------------
                                       Number                    Percent of                           Weighted  Weighted
                                           of        Aggregate    Aggregate       Average  Weighted    Average   Average
                                      Group 2        Principal    Principal       Current   Average       FICO  Loan-to-
                                     Mortgage          Balance      Balance     Principal  Mortgage     Credit     Value
Range of Gross Margins (%)              Loans      Outstanding  Outstanding       Balance      Rate      Score     Ratio
-----------------------------------  --------  ---------------  ------------  -----------  --------  ---------  ---------
1.500 - 1.999 .....................         2  $  1,056,932.00         0.16%  $528,466.00     5.998%       710     62.46%
2.000 - 2.499 .....................       314   135,139,281.35        20.86    430,379.88     7.070        705     76.58
2.500 - 2.999 .....................       813   459,080,926.66        70.85    564,675.19     6.614        704     75.08
3.000 - 3.499 .....................        88    40,972,245.54         6.32    465,593.70     7.082        672     80.00
3.500 - 3.999 .....................        18     6,360,455.87         0.98    353,358.66     7.688        685     83.19
4.000 - 4.499 .....................         6     1,631,811.75         0.25    271,968.63     9.311        648     94.23
4.500 - 4.999 .....................         2     1,220,000.00         0.19    610,000.00     7.350        711     80.00
5.000 - 5.499 .....................         2     1,206,000.00         0.19    603,000.00     7.614        647     73.76
5.500 - 5.999 .....................         1       563,100.00         0.09    563,100.00     8.000        664     80.00
6.000 - 6.499 .....................         2       696,000.00         0.11    348,000.00     6.276        751     80.00
                                     --------  ---------------  ------------
    Total .........................     1,248  $647,926,753.17       100.00%
                                     ========  ===============  ============
------------
(1)   As of the Cut-off Date, the weighted average Gross Margin of the group 2 mortgage loans was approximately 2.695%.


                                  Months To Initial Adjustment Date for the Group 2 Mortgage Loans
--------------------------------------------------------------------------------------------------------------------------
                                       Number                    Percent of                           Weighted  Weighted
                                           of        Aggregate    Aggregate       Average  Weighted    Average   Average
                                      Group 2        Principal    Principal       Current   Average       FICO  Loan-to-
Range of Number of Months            Mortgage          Balance      Balance     Principal  Mortgage     Credit     Value
to Initial Adjustment Date              Loans      Outstanding  Outstanding       Balance      Rate      Score     Ratio
-----------------------------------  --------  ---------------  ------------  -----------  --------  ---------  ---------
21 - 30 ...........................         2  $  1,060,775.31         0.16%  $530,387.66     6.431       759     68.18%
31 - 40 ...........................        36    20,609,438.05         3.18    572,484.39     6.320       710     73.25
41 - 50 ...........................         4     1,962,942.02         0.30    490,735.51     6.607       695     72.75
51 - 60 ...........................     1,004   505,596,460.24        78.03    503,582.13     6.804       702     76.64
71 - 80 ...........................         3     1,356,120.00         0.21    452,040.00     7.428       669     80.00
81 - 90 ...........................       199   117,341,017.55        18.11    589,653.35     6.639       697     72.86
                                     --------  ---------------  ------------
    Total .........................     1,248  $647,926,753.17       100.00%
                                     ========  ===============  ============



                                                            34

                                      Maximum Mortgage Rates for the Group 2 Mortgage Loans(1)
--------------------------------------------------------------------------------------------------------------------------
                                       Number                    Percent of                           Weighted  Weighted
                                           of        Aggregate    Aggregate       Average  Weighted    Average   Average
                                      Group 2        Principal    Principal       Current   Average       FICO  Loan-to-
Range of Maximum Mortgage            Mortgage          Balance      Balance     Principal  Mortgage     Credit     Value
Rate (%)                                Loans      Outstanding  Outstanding       Balance      Rate      Score     Ratio
-----------------------------------  --------  ---------------  ------------  -----------  --------  ---------  ---------
9.500 - 9.999 .....................         4  $  2,173,030.51         0.34%  $543,257.63     4.753%       718     75.73%
10.000 - 10.499 ...................        14     7,388,403.00         1.14    527,743.07     5.194        739     72.54
10.500 - 10.999 ...................        76    47,902,767.39         7.39    630,299.57     5.808        711     73.45
11.000 - 11.499 ...................       236   138,556,154.87        21.38    587,102.35     6.210        713     73.44
11.500 - 11.999 ...................       361   198,618,761.72        30.65    550,190.48     6.660        700     76.09
12.000 - 12.499 ...................       208   108,023,199.76        16.67    519,342.31     7.076        696     77.77
12.500 - 12.999 ...................       192    85,996,904.85        13.27    447,900.55     7.273        688     76.55
13.000 - 13.499 ...................        74    28,131,443.48         4.34    380,154.64     7.820        690     79.20
13.500 - 13.999 ...................        60    21,835,948.09         3.37    363,932.47     8.200        694     76.64
14.000 - 14.499 ...................        16     5,716,222.70         0.88    357,263.92     8.458        687     81.14
14.500 - 14.999 ...................         4     1,875,101.06         0.29    468,775.27     8.643        689     73.62
15.000 - 15.499 ...................         2     1,620,939.92         0.25    810,469.96     9.369        718     79.87
15.500 - 15.999 ...................         1        87,875.82         0.01     87,875.82     9.750        704     80.00
                                     --------  ---------------  ------------
    Total .........................     1,248  $647,926,753.17       100.00%
                                     ========  ===============  ============
------------
(1)   As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the group 2 mortgage loans was approximately 11.883%.





                                     Initial Periodic Rate Cap for the Group 2 Mortgage Loans(1)
--------------------------------------------------------------------------------------------------------------------------
                                       Number                    Percent of                           Weighted  Weighted
                                           of        Aggregate    Aggregate       Average  Weighted    Average   Average
                                      Group 2        Principal    Principal       Current   Average       FICO  Loan-to-
Initial                              Mortgage          Balance      Balance     Principal  Mortgage     Credit     Value
Periodic Rate  Cap (%)                  Loans      Outstanding  Outstanding       Balance      Rate      Score     Ratio
-----------------------------------  --------  ---------------  ------------  -----------  --------  ---------  ---------
2.000 .............................        29  $ 16,913,000.00         2.61%  $583,206.90     6.275%       709     72.39%
3.000 .............................         9     4,117,905.82         0.64    457,545.09     6.946        686     77.91
5.000 .............................     1,130   578,968,960.94        89.36    512,361.91     6.757        701     76.12
6.000 .............................        80    47,926,886.41         7.40    599,086.08     6.938        707     73.30
                                     --------  ---------------  ------------
    Total .........................     1,248  $647,926,753.17       100.00%
                                     ========  ===============  ============
------------
(1)   As of the Cut-off Date, the weighted average Initial Periodic Rate Cap of the group 2 mortgage loans was approximately 4.983%.




                                   Subsequent Periodic Rate Cap for the Group 2 Mortgage Loans(1)
--------------------------------------------------------------------------------------------------------------------------
                                       Number                    Percent of                           Weighted  Weighted
                                           of        Aggregate    Aggregate       Average  Weighted    Average   Average
                                      Group 2        Principal    Principal       Current   Average       FICO  Loan-to-
Ranges of Subsequent                 Mortgage          Balance      Balance     Principal  Mortgage     Credit     Value
Periodic Rate  Cap (%)                  Loans      Outstanding  Outstanding       Balance      Rate      Score     Ratio
-----------------------------------  --------  ---------------  ------------  -----------  --------  ---------  ---------
1.000 .............................       173  $ 57,646,748.18         8.90%  $333,218.20     7.476%       699     78.91%
2.000 .............................     1,075   590,280,004.99        91.10    549,097.68     6.689        702     75.53
                                     --------  ---------------  ------------
    Total .........................     1,248  $647,926,753.17       100.00%
                                     ========  ===============  ============
------------
(1)   As of the Cut-off Date, the weighted average Subsequent Periodic Rate Cap of the group 2 mortgage loans was approximately
      1.911%.


                                                            35

                                         Origination Channel for the Group 2 Mortgage Loans
--------------------------------------------------------------------------------------------------------------------------
                                       Number                    Percent of                           Weighted  Weighted
                                           of        Aggregate    Aggregate       Average  Weighted    Average   Average
                                      Group 2        Principal    Principal       Current   Average       FICO  Loan-to-
                                     Mortgage          Balance      Balance     Principal  Mortgage     Credit     Value
Mortgage Professionals                  Loans      Outstanding  Outstanding       Balance      Rate      Score     Ratio
-----------------------------------  --------  ---------------  ------------  -----------  --------  ---------  ---------
Conduit ...........................       351  $155,616,306.01        24.02%  $443,351.30     7.102%       706     75.42%
Correspondent .....................       299   167,986,490.27        25.93    561,827.73     6.677        703     75.94
Consumer Direct ...................        26    13,382,353.28         2.07    514,705.90     6.601        703     75.31
Mortgage Professionals ............       572   310,941,603.61        47.99    543,604.20     6.639        699     75.99
                                     --------  ---------------  ------------
    Total .........................     1,248  $647,926,753.17       100.00%
                                     ========  ===============  ============





                                                            36

                                                 The Mortgage Loans in the Aggregate

                                                Mortgage Rates for the Mortgage Loans
-------------------------------------------------------------------------------------------------------------------------------
                                                                    Percent of                              Weighted  Weighted
                                       Number           Aggregate    Aggregate          Average  Weighted    Average   Average
                                           of           Principal    Principal          Current   Average       FICO  Loan-to-
Range of                             Mortgage             Balance      Balance        Principal  Mortgage     Credit     Value
Mortgage Rates (%)                      Loans         Outstanding  Outstanding          Balance      Rate      Score     Ratio
-----------------------------------  --------  ------------------  ------------  --------------  --------  ---------  ---------
4.000 - 4.499 .....................         2  $     1,001,373.52         0.09%  $   500,686.76     4.100%       752     80.00%
4.500 - 4.999 .....................        17        6,880,153.69         0.65       404,714.92     4.794        730     76.83
5.000 - 5.499 .....................        37       16,571,932.19         1.56       447,890.06     5.156        721     74.41
5.500 - 5.999 .....................       168       77,560,073.84         7.31       461,667.11     5.791        710     72.90
6.000 - 6.499 .....................       533      223,967,301.34        21.10       420,201.32     6.232        709     71.84
6.500 - 6.999 .....................       859      348,084,332.92        32.79       405,220.41     6.692        698     75.34
7.000 - 7.499 .....................       499      179,659,992.28        16.92       360,040.06     7.184        692     78.36
7.500 - 7.999 .....................       414      122,934,293.29        11.58       296,942.74     7.661        682     78.65
8.000 - 8.499 .....................       211       53,515,911.55         5.04       253,629.91     8.153        686     80.00
8.500 - 8.999 .....................       111       26,499,494.74         2.50       238,734.19     8.609        687     80.26
9.000 - 9.499 .....................        17        4,344,742.00         0.41       255,573.06     9.169        695     83.19
9.500 - 9.999 .....................         3          224,286.10         0.02        74,762.03     9.826        687     87.98
10.000 -10.499 ....................         1          396,000.00         0.04       396,000.00    10.125        689     94.95
                                     --------  ------------------  ------------
    Total .........................     2,872  $ 1,061,639,887.46       100.00%
                                     ========  ==================  ============
------------
(1)   As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans was approximately 6.820% per annum.



                                        Current Principal Balances for the Mortgage Loans(1)
-------------------------------------------------------------------------------------------------------------------------------
                                                                    Percent of                              Weighted  Weighted
                                       Number           Aggregate    Aggregate          Average  Weighted    Average   Average
                                           of           Principal    Principal          Current   Average       FICO  Loan-to-
Current Mortgage Loan                Mortgage             Balance      Balance        Principal  Mortgage     Credit     Value
Principal Balances                      Loans         Outstanding  Outstanding          Balance      Rate      Score     Ratio
-----------------------------------  --------  ------------------  ------------  --------------  --------  ---------  ---------
0.01 - 50,000.00 ..................         9  $       346,854.85         0.03%  $    38,539.43     8.493%       712     74.51%
50,000.01 - 100,000.00 ............        97        8,084,936.38         0.76        83,349.86     7.752        697     75.61
100,000.01 - 150,000.00 ...........       250       31,703,760.22         2.99       126,815.04     7.284        694     75.29
150,000.01 - 200,000.00 ...........       309       54,738,167.97         5.16       177,146.17     7.221        692     75.00
200,000.01 - 250,000.00 ...........       294       65,920,339.60         6.21       224,218.84     7.126        692     76.39
250,000.01 - 300,000.00 ...........       308       85,139,178.66         8.02       276,425.90     6.969        688     76.10
300,000.01 - 350,000.00 ...........       246       79,872,069.02         7.52       324,683.21     6.863        686     76.59
350,000.01 - 400,000.00 ...........       239       89,688,826.40         8.45       375,267.06     6.750        696     75.70
400,000.01 - 450,000.00 ...........       237      101,435,578.02         9.55       427,998.22     6.797        695     77.16
450,000.01 - 500,000.00 ...........       235      111,607,136.78        10.51       474,923.99     6.831        699     78.57
500,000.01 - 550,000.00 ...........       166       87,145,594.45         8.21       524,973.46     6.724        702     76.71
550,000.01 - 600,000.00 ...........       166       95,423,862.39         8.99       574,842.54     6.613        701     76.73
600,000.01 - 650,000.00 ...........       108       68,124,632.89         6.42       630,783.64     6.630        703     76.70
650,000.01 - 700,000.00 ...........        39       26,557,403.48         2.50       680,959.06     6.586        714     75.84
700,000.01 - 750,000.00 ...........        46       33,555,579.36         3.16       729,469.12     6.834        712     74.22
750,000.01 - 800,000.00 ...........        28       21,771,245.53         2.05       777,544.48     6.797        713     74.12
800,000.01 - 850,000.00 ...........        11        9,088,773.39         0.86       826,252.13     6.388        707     70.43
850,000.01 - 900,000.00 ...........        17       14,907,599.99         1.40       876,917.65     6.461        713     70.46
900,000.01 - 950,000.00 ...........        10        9,275,200.00         0.87       927,520.00     6.802        707     70.63
950,000.01 - 1,000,000.00  ........        34       33,445,034.81         3.15       983,677.49     6.706        709     70.60
1,000,000.01 - 1,500,000.00 .......        16       20,807,113.27         3.21     1,300,444.58     6.232        697     65.92
1,500,000.01 - 2,000,000.00 .......         6       10,211,000.00         1.58     1,701,833.33     6.542        688     62.87
2,500,000.01 - 3,000,000.00 .......         1        2,790,000.00         0.43     2,790,000.00     7.375        793     60.00
                                     --------  ------------------  ------------
    Total .........................     2,872  $ 1,061,639,887.46       100.00%
                                     ========  ==================  ============
------------
(1)   As of the Cut-off Date, the average principal balance of the Mortgage Loans was approximately $369,652.



                                                            37

                                       Original Loan-to-Value Ratios for the Mortgage Loans(1)
-------------------------------------------------------------------------------------------------------------------------------
                                                                    Percent of                              Weighted  Weighted
                                       Number           Aggregate    Aggregate          Average  Weighted    Average   Average
                                           of           Principal    Principal          Current   Average       FICO  Loan-to-
Original Loan-To-Value               Mortgage             Balance      Balance        Principal  Mortgage     Credit     Value
Ratios                                  Loans         Outstanding  Outstanding          Balance      Rate      Score     Ratio
-----------------------------------  --------  ------------------  ------------  --------------  --------  ---------  ---------
0.01- 49.99 .......................       101  $    30,390,664.20         2.86%  $   300,897.67     6.397%       703     38.64%
50.00- 54.99 ......................        44       17,294,453.34         1.63       393,055.76     6.296        693     52.50
55.00- 59.99 ......................        63       27,160,597.03         2.56       431,120.59     6.311        687     57.71
60.00- 64.99 ......................       128       59,159,749.46         5.57       462,185.54     6.337        702     62.91
65.00- 69.99 ......................       118       51,287,798.56         4.83       434,642.36     6.586        694     66.88
70.00- 74.99 ......................       141       63,272,816.42         5.96       448,743.38     6.629        691     72.02
75.00- 79.99 ......................       375      139,132,537.36        13.11       371,020.10     6.928        697     77.93
80.00 .............................     1,796      645,891,274.40        60.84       359,627.66     6.893        699     80.00
80.01- 84.99 ......................        12        4,324,289.20         0.41       360,357.43     7.091        712     84.15
85.00- 89.99 ......................        26        7,009,742.93         0.66       269,605.50     7.652        697     86.65
90.00- 94.99 ......................        47       12,004,103.69         1.13       255,406.46     7.860        707     90.66
95.00- 99.99 ......................        18        3,917,891.07         0.37       217,660.62     8.231        677     95.19
100.00 ............................         3          793,969.80         0.07       264,656.60     7.585        772    100.00
                                     --------  ------------------  ------------
    Total .........................     2,872  $ 1,061,639,887.46       100.00%
                                     ========  ==================  ============
------------
(1)   As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans was approximately 75.72%.




                                       Original Term To Stated Maturity for the Mortgage Loans
-------------------------------------------------------------------------------------------------------------------------------
                                                                    Percent of                              Weighted  Weighted
                                       Number           Aggregate    Aggregate          Average  Weighted    Average   Average
                                           of           Principal    Principal          Current   Average       FICO  Loan-to-
Original Term to Stated              Mortgage             Balance      Balance        Principal  Mortgage     Credit     Value
Maturity (months)                       Loans         Outstanding  Outstanding          Balance      Rate      Score     Ratio
-----------------------------------  --------  ------------------  ------------  --------------  --------  ---------  ---------
240 ...............................         1  $       684,000.00         0.06%  $   684,000.00     6.875%       728     80.00%
360 ...............................     2,871    1,060,955,887.46        99.94       369,542.28     6.820        698     75.71
                                     --------  ------------------  ------------
    Total .........................     2,872  $ 1,061,639,887.46       100.00%
                                     ========  ==================  ============






                                    Remaining Terms to Stated Maturity for the Mortgage Loans(1)
-------------------------------------------------------------------------------------------------------------------------------
                                                                    Percent of                              Weighted  Weighted
                                       Number           Aggregate    Aggregate          Average  Weighted    Average   Average
                                           of           Principal    Principal          Current   Average       FICO  Loan-to-
Remaining Terms to Stated            Mortgage             Balance      Balance        Principal  Mortgage     Credit     Value
Maturity (months)                       Loans         Outstanding  Outstanding          Balance      Rate      Score     Ratio
-----------------------------------  --------  ------------------  ------------  --------------  --------  ---------  ---------
236 - 240 .........................         1  $       684,000.00         0.06%  $   684,000.00     6.875%       728     80.00%
306 - 310 .........................         1          301,940.56         0.03       301,940.56     6.500        672     76.05
316 - 320 .........................         3          962,871.37         0.09       320,957.12     6.470        723     73.34
321 - 325 .........................         9        3,441,960.92         0.32       382,440.10     6.450        720     73.36
331 - 335 .........................         3          784,167.67         0.07       261,389.22     6.603        687     66.59
336 - 340 .........................         6        2,368,939.95         0.22       394,823.33     6.576        740     76.56
341 - 345 .........................         3        1,612,103.38         0.15       537,367.79     6.446        687     69.93
346 - 350 .........................         3          905,155.90         0.09       301,718.63     6.806        753     79.15
351 - 355 .........................        73       18,304,960.26         1.72       250,752.88     7.588        695     79.84
356 - 360 .........................     2,770    1,032,273,787.45        97.23       372,662.02     6.809        698     75.66
                                     --------  ------------------  ------------
    Total .........................     2,872  $ 1,061,639,887.46       100.00%
                                     ========  ==================  ============
------------
(1)   As of the Cut-off Date, the weighted average remaining term to stated maturity of the Mortgage Loans was approximately 359 months.


                                                            38

                             Geographic Distribution of the Mortgaged Properties for the Mortgage Loans
-------------------------------------------------------------------------------------------------------------------------------
                                                                    Percent of                              Weighted  Weighted
                                       Number           Aggregate    Aggregate          Average  Weighted    Average   Average
                                           of           Principal    Principal          Current   Average       FICO  Loan-to-
                                     Mortgage             Balance      Balance        Principal  Mortgage     Credit     Value
Geographic Area                         Loans         Outstanding  Outstanding          Balance      Rate      Score     Ratio
-----------------------------------  --------  ------------------  ------------  --------------  --------  ---------  ---------
Alabama ...........................         7  $       806,577.97         0.08%  $   115,225.42     7.130%       699     77.26%
Alaska ............................         3          714,000.00         0.07       238,000.00     7.496        716     79.05
Arizona ...........................       106       33,905,510.42         3.19       319,863.31     6.919        687     75.34
Arkansas ..........................         5          652,932.69         0.06       130,586.54     8.240        728     79.30
California ........................     1,124      527,760,327.55        49.71       469,537.66     6.563        702     74.32
Colorado ..........................        45       16,447,299.16         1.55       365,495.54     6.657        696     75.51
Connecticut .......................        18       11,544,836.60         1.09       641,379.81     7.125        697     63.40
Delaware ..........................         4          716,510.51         0.07       179,127.63     7.532        663     78.48
District of Columbia ..............        12        5,074,399.81         0.48       422,866.65     7.653        696     79.70
Florida ...........................       241       68,866,166.09         6.49       285,751.73     7.375        695     77.14
Georgia ...........................       128       23,862,143.20         2.25       186,422.99     7.392        699     79.19
Hawaii ............................        16        7,171,657.68         0.68       448,228.61     6.488        682     76.16
Idaho .............................        10        1,577,143.81         0.15       157,714.38     7.498        706     78.74
Illinois ..........................       106       30,019,912.53         2.83       283,206.72     7.182        700     77.74
Indiana ...........................        10        2,416,190.08         0.23       241,619.01     7.194        702     63.83
Iowa ..............................         2          174,888.00         0.02        87,444.00     6.373        725     78.67
Kansas ............................         1          362,400.00         0.03       362,400.00     6.375        666     80.00
Kentucky ..........................         4          865,700.00         0.08       216,425.00     7.054        681     80.74
Louisiana .........................         4        1,097,182.20         0.10       274,295.55     7.312        697     79.40
Maine .............................         2          420,000.00         0.04       210,000.00     7.960        647     80.00
Maryland ..........................       167       53,334,178.38         5.02       319,366.34     7.144        685     79.18
Massachusetts .....................        61       21,416,311.04         2.02       351,087.07     7.113        690     76.41
Michigan ..........................        41        8,348,617.02         0.79       203,624.81     7.205        693     78.95
Minnesota .........................        29        7,110,742.60         0.67       245,198.02     6.925        696     79.38
Mississippi .......................         2          296,597.57         0.03       148,298.79     8.012        751     80.00
Missouri ..........................        14        2,740,287.28         0.26       195,734.81     7.262        673     80.68
Montana ...........................         6        1,841,750.00         0.17       306,958.33     6.307        693     53.33
Nevada ............................        82       24,494,422.02         2.31       298,712.46     7.107        700     78.20
New Hampshire .....................         3          780,300.00         0.07       260,100.00     6.696        663     80.00
New Jersey ........................        96       32,685,824.67         3.08       340,477.34     6.891        690     75.87
New Mexico ........................         5          859,295.72         0.08       171,859.14     7.532        674     79.96
New York ..........................       119       52,450,521.36         4.94       440,760.68     6.880        698     76.48
North Carolina ....................        45       10,988,517.57         1.04       244,189.28     7.052        706     77.34
North Dakota ......................         1           92,357.89         0.01        92,357.89     7.250        750     90.00
Ohio ..............................         5          874,627.17         0.08       174,925.43     7.597        695     80.19
Oregon ............................        38       11,573,015.69         1.09       304,553.04     6.753        715     79.29
Pennsylvania ......................        11        2,089,561.59         0.20       189,960.14     7.178        666     79.59
Rhode Island ......................         3        2,626,000.00         0.25       875,333.33     6.575        727     65.34
South Carolina ....................        27        6,898,762.38         0.65       255,509.72     6.941        724     77.00
Tennessee .........................        10        2,036,290.00         0.19       203,629.00     7.429        684     78.79
Texas .............................        33        5,606,417.01         0.53       169,891.42     7.381        708     79.17
Utah ..............................        18        3,253,347.04         0.31       180,741.50     7.260        692     79.23
Vermont ...........................         1          369,000.00         0.03       369,000.00     7.250        658     79.96
Virginia ..........................       153       57,385,390.01         5.41       375,067.91     6.986        689     78.54
Washington ........................        46       15,346,520.06         1.45       333,620.00     6.844        693     77.89
West Virginia .....................         7        1,567,855.09         0.15       223,979.30     7.368        672     79.48
Wisconsin .........................         1          117,600.00         0.01       117,600.00     6.750        775     80.00
                                     --------  ------------------  ------------
    Total .........................     2,872  $ 1,061,639,887.46       100.00%
                                     ========  ==================  ============


                                                            39

                                          Mortgagors' Fico Scores for the Mortgage Loans(1)
--------------------------------------------------------------------------------------------------------------------------------
                                                                    Percent of                              Weighted  Weighted
                                       Number           Aggregate    Aggregate          Average  Weighted    Average   Average
                                           of           Principal    Principal          Current   Average       FICO  Loan-to-
Range of FICO                        Mortgage             Balance      Balance        Principal  Mortgage     Credit     Value
Credit Scores                           Loans         Outstanding  Outstanding          Balance      Rate      Score     Ratio
-----------------------------------  --------  ------------------  ------------  --------------  --------  ---------  ---------
620 - 624 .........................        83  $    26,509,762.09         2.50%  $   319,394.72     7.387%       622     71.63%
625 - 649 .........................       367      123,463,181.87        11.63       336,411.94     6.975        638     74.52
650 - 674 .........................       608      211,808,549.58        19.95       348,369.32     6.961        663     75.84
675 - 699 .........................       614      236,469,587.74        22.27       385,129.62     6.765        687     75.94
700 - 724 .........................       414      157,800,448.93        14.86       381,160.50     6.741        712     77.16
725 - 749 .........................       340      129,595,374.38        12.21       381,162.87     6.744        737     76.77
750 - 774 .........................       249       99,185,584.08         9.34       398,335.68     6.591        762     75.64
775 - 799 .........................       122       51,128,088.69         4.82       419,082.69     6.592        785     72.88
800- 824 ..........................        39       15,235,955.71         1.44       390,665.53     6.572        807     73.91
Not available .....................        36       10,443,354.39         0.98       290,093.18     7.682          0     75.23
                                     --------  ------------------  ------------
    Total .........................     2,872  $ 1,061,639,887.46       100.00%
                                     ========  ==================  ============
------------
(1)   As of the Cut-off Date, the weighted average FICO Credit Score of the Mortgage Loans (not including the Mortgage Loans for which the FICO Credit Score is not available) was approximately 698.



                                        Types of Mortgaged Properties for the Mortgage Loans
-------------------------------------------------------------------------------------------------------------------------------
                                                                    Percent of                              Weighted  Weighted
                                       Number           Aggregate    Aggregate          Average  Weighted    Average   Average
                                           of           Principal    Principal          Current   Average       FICO  Loan-to-
                                     Mortgage             Balance      Balance        Principal  Mortgage     Credit     Value
Property Type                           Loans         Outstanding  Outstanding          Balance      Rate      Score     Ratio
-----------------------------------  --------  ------------------  ------------  --------------  --------  ---------  ---------
Two-Family Residence ..............       125  $    55,738,016.61         5.25%  $   445,904.13     6.936%       707     74.25%
Three-Family Residence ............        20        9,095,724.05         0.86       454,786.20     6.727        710     66.87
Four-Family Residence .............        18        7,391,288.18         0.70       410,627.12     7.186        706     64.70
Condominium .......................       280       88,608,989.24         8.35       316,460.68     6.850        710     77.00
Cooperative .......................         1          153,776.16         0.01       153,776.16     6.375        658     75.00
Planned Unit Development
(PUD) .............................       623      223,177,179.11        21.02       358,229.82     6.882        695     77.29
Single Family Residence ...........     1,756      665,093,128.00        62.65       378,754.63     6.777        697     75.34
Townhouse .........................        49       12,381,786.11         1.17       252,689.51     7.099        692     78.32
                                     --------  ------------------  ------------
    Total .........................     2,872  $ 1,061,639,887.46       100.00%
                                     ========  ==================  ============





                                                   Purposes of the Mortgage Loans
-------------------------------------------------------------------------------------------------------------------------------
                                                                    Percent of                              Weighted  Weighted
                                       Number           Aggregate    Aggregate          Average  Weighted    Average   Average
                                           of           Principal    Principal          Current   Average       FICO  Loan-to-
                                     Mortgage             Balance      Balance        Principal  Mortgage     Credit     Value
Loan Purpose                            Loans         Outstanding  Outstanding          Balance      Rate      Score     Ratio
-----------------------------------  --------  ------------------  ------------  --------------  --------  ---------  ---------
Purchase ..........................     1,705  $   586,461,949.56        55.24%  $   343,965.95     6.942%       705     79.36%
Refinance (Cash Out) ..............       837      317,515,198.64        29.91       379,349.10     6.718        687     70.60
Refinance (Rate/Term) .............       330      157,662,739.26        14.85       477,765.88     6.569        695     72.47
                                     --------  ------------------  ------------
    Total .........................     2,872  $ 1,061,639,887.46       100.00%
                                     ========  ==================  ============



                                                            40

                                              Occupancy Types for the Mortgage Loans(1)
-------------------------------------------------------------------------------------------------------------------------------
                                                                    Percent of                              Weighted  Weighted
                                       Number           Aggregate    Aggregate          Average  Weighted    Average   Average
                                           of           Principal    Principal          Current   Average       FICO  Loan-to-
                                     Mortgage             Balance      Balance        Principal  Mortgage     Credit     Value
Occupancy Type                          Loans         Outstanding  Outstanding          Balance      Rate      Score     Ratio
-----------------------------------  --------  ------------------  ------------  --------------  --------  ---------  ---------
Primary Home ......................     2,346  $   903,808,616.21        85.13%  $   385,255.16     6.762%       695     76.57%
Investment ........................       379      109,490,062.45        10.31       288,891.99     7.173        715     69.61
Secondary Home ....................       147       48,341,208.80         4.55       328,851.76     7.095        721     73.65
                                     --------  ------------------  ------------
    Total .........................     2,872  $ 1,061,639,887.46       100.00%
                                     ========  ==================  ============
------------
(1)   Based upon representations of the related mortgagors at the time of origination.




                                           Loan Documentation Type for the Mortgage Loans
-------------------------------------------------------------------------------------------------------------------------------
                                                                    Percent of                              Weighted  Weighted
                                       Number           Aggregate    Aggregate          Average  Weighted    Average   Average
                                           of           Principal    Principal          Current   Average       FICO  Loan-to-
Type of Documentation                Mortgage             Balance      Balance        Principal  Mortgage     Credit     Value
Program                                 Loans         Outstanding  Outstanding          Balance      Rate      Score     Ratio
-----------------------------------  --------  ------------------  ------------  --------------  --------  ---------  ---------
Full/Alternate ....................       366  $   131,778,923.41        12.41%  $   360,051.70     6.521%       695     77.67%
Fast Forward ......................         8        4,019,946.50         0.38       502,493.31     6.279        755     71.51
Stated Income .....................     1,441      550,090,603.22        51.82       381,742.26     6.783        695     76.67
No Ratio ..........................       506      202,485,479.19        19.07       400,168.93     6.903        708     76.51
No Income / No Asset ..............       228       70,009,641.14         6.59       307,059.83     7.272        692     75.41
No Doc ............................       323      103,255,294.00         9.73       319,675.83     6.944        701     66.99
                                     --------  ------------------  ------------
    Total .........................     2,872  $ 1,061,639,887.46       100.00%
                                     ========  ==================  ============






                                            Ranges of Loan Age for the Mortgage Loans(1)
-------------------------------------------------------------------------------------------------------------------------------
                                                                    Percent of                              Weighted  Weighted
                                       Number           Aggregate    Aggregate          Average  Weighted    Average   Average
                                           of           Principal    Principal          Current   Average       FICO  Loan-to-
Range of                             Mortgage             Balance      Balance        Principal  Mortgage     Credit     Value
Loan Ages (months)                      Loans         Outstanding  Outstanding          Balance      Rate      Score     Ratio
-----------------------------------  --------  ------------------  ------------  --------------  --------  ---------  ---------
0 .................................     1,272  $   550,224,450.20        51.83%  $   432,566.39     6.529%       700     73.95%
1 - 5 .............................     1,543      492,877,041.98        46.43       319,427.77     7.139        696     77.65
6 - 10 ............................        31        8,638,568.54         0.81       278,663.50     7.457        691     81.03
11 - 15 ...........................         2          947,842.89         0.09       473,921.45     6.556        723     71.77
16 - 20 ...........................         3        1,467,910.64         0.14       489,303.55     6.473        705     74.26
21 - 25 ...........................         7        2,631,113.86         0.25       375,873.41     6.568        724     74.08
26 - 30 ...........................         1          146,186.50         0.01       146,186.50     6.750        740     58.98
31 - 35 ...........................         1          351,727.85         0.03       351,727.85     6.500        697     80.00
36 - 40 ...........................         9        3,323,809.56         0.31       369,312.17     6.439        718     71.89
41 - 50 ...........................         2          729,294.88         0.07       364,647.44     6.500        745     76.81
51 - 55 ...........................         1          301,940.56         0.03       301,940.56     6.500        672     76.05
                                     --------  ------------------  ------------
    Total .........................     2,872  $ 1,061,639,887.46       100.00%
                                     ========  ==================  ============

------------
(1)   As of the Cut-off Date, the weighted average loan age of the Mortgage Loans was approximately one month.



                                                            41

                                                Loan Programs for the Mortgage Loans
-------------------------------------------------------------------------------------------------------------------------------
                                       Number           Aggregate    Aggregate          Average  Weighted    Average   Average
                                           of           Principal    Principal          Current   Average       FICO  Loan-to-
                                     Mortgage             Balance      Balance        Principal  Mortgage     Credit     Value
Loan Program                            Loans         Outstanding  Outstanding          Balance      Rate      Score     Ratio
-----------------------------------  --------  ------------------  ------------  --------------  --------  ---------  ---------
3/1 LIBOR .........................        14  $     4,214,489.11         0.40%  $   301,034.94     7.170%       662     59.85%
3/1 LIBOR 40/30 Balloon ...........        11        3,104,814.68         0.29       282,255.88     6.939        684     77.31
3/1 LIBOR Interest Only ...........        55       21,866,206.85         2.06       397,567.40     6.122        711     75.74
3/6 LIBOR .........................         4          684,279.81         0.06       171,069.95     7.985        731     79.33
3/6 LIBOR 40/30 Balloon ...........         1          290,207.02         0.03       290,207.02     7.500        677     80.00
3/6 LIBOR Interest Only ...........        26        8,521,797.97         0.80       327,761.46     6.731        696     75.10
5/1 CMT ...........................         2          424,597.11         0.04       212,298.56     7.399        719     80.00
5/1 CMT Interest Only .............         2          570,020.00         0.05       285,010.00     7.227        658     85.76
5/1 LIBOR .........................       165       48,549,633.44         4.57       294,240.20     6.770        696     73.27
5/1 LIBOR 40/30 Balloon ...........       124       35,360,791.82         3.33       285,167.68     7.058        684     78.46
5/1 LIBOR Interest Only ...........     1,318      556,032,861.58        52.37       421,876.22     6.647        700     75.58
5/6 LIBOR .........................       118       25,062,684.59         2.36       212,395.63     7.650        699     77.70
5/6 LIBOR 40/30 Balloon ...........         6        1,275,586.91         0.12       212,597.82     7.344        692     80.00
5/6 LIBOR Interest Only ...........       632      186,641,087.55        17.58       295,318.18     7.384        695     78.05
7/1 LIBOR .........................        59       16,364,782.26         1.54       277,369.19     7.086        687     77.46
7/1 LIBOR 40/30 Balloon ...........         7        1,851,270.94         0.17       264,467.28     6.831        678     80.00
7/1 LIBOR Interest Only ...........       279      128,684,055.84        12.12       461,233.18     6.611        697     73.94
7/6 LIBOR .........................         2        1,187,579.84         0.11       593,789.92     6.603        719     60.25
7/6 LIBOR Interest Only ...........        47       20,953,140.14         1.97       445,811.49     6.748        709     69.72
                                     --------  ------------------  ------------
    Total .........................     2,872  $ 1,061,639,887.46       100.00%
                                     ========  ==================  ============




                                       Prepayment Charge Terms and Types of the Mortgage Loans
-------------------------------------------------------------------------------------------------------------------------------
                                                                    Percent of                              Weighted  Weighted
                                       Number           Aggregate    Aggregate          Average  Weighted    Average   Average
                                           of           Principal    Principal          Current   Average       FICO  Loan-to-
Prepayment Charge                    Mortgage             Balance      Balance        Principal  Mortgage     Credit     Value
Term and Type (months)                  Loans         Outstanding  Outstanding          Balance      Rate      Score     Ratio
-----------------------------------  --------  ------------------  ------------  --------------  --------  ---------  ---------
0 .................................     1,617  $   606,354,786.67        57.11%  $   374,987.50     6.880%       702     75.22%
12-Hard ...........................       344      143,609,805.93        13.53       417,470.37     6.738        695     75.21
12-Soft ...........................         2          637,599.97         0.06       318,799.99     7.254        674     63.97
24-Hard ...........................       170       59,296,096.79         5.59       348,800.57     6.677        692     76.90
24-Soft ...........................         1          158,900.00         0.01       158,900.00     7.875        N/A     70.00
36-Hard ...........................       596      219,589,195.57        20.68       368,438.25     6.633        691     76.75
36-Soft ...........................       141       31,693,502.53         2.99       224,776.61     7.577        693     78.29
60-Soft ...........................         1          300,000.00         0.03       300,000.00     7.875        665     80.00
                                     --------  ------------------  ------------
    Total .........................     2,872  $ 1,061,639,887.46       100.00%
                                     ========  ==================  ============


                                                            42

                                               Gross Margins for the Mortgage Loans(1)
-------------------------------------------------------------------------------------------------------------------------------
                                                                    Percent of                              Weighted  Weighted
                                       Number           Aggregate    Aggregate          Average  Weighted    Average   Average
                                           of           Principal    Principal          Current   Average       FICO  Loan-to-
                                     Mortgage             Balance      Balance        Principal  Mortgage     Credit     Value
Range of Gross Margins (%)              Loans         Outstanding  Outstanding          Balance      Rate      Score     Ratio
-----------------------------------  --------  ------------------  ------------  --------------  --------  ---------  ---------
1.500 - 1.999 .....................         2  $     1,056,932.00         0.10%  $   528,466.00     5.998%       710     62.46%
2.000 - 2.499 .....................     1,005      295,661,038.51        27.85       294,190.09     7.135        702     76.91
2.500 - 2.999 .....................     1,473      638,896,795.50        60.18       433,738.49     6.615        701     74.24
3.000 - 3.499 .....................       259       88,814,446.83         8.37       342,912.92     6.962        672     79.94
3.500 - 3.999 .....................        70       18,349,406.21         1.73       262,134.37     7.587        688     82.74
4.000 - 4.499 .....................        25        6,634,305.39         0.62       265,372.22     7.727        695     84.28
4.500 - 4.999 .....................        10        3,845,068.77         0.36       384,506.88     7.153        685     80.00
5.000 - 5.499 .....................        20        5,623,140.73         0.53       281,157.04     7.347        663     78.52
5.500 - 5.999 .....................         1          563,100.00         0.05       563,100.00     8.000        664     80.00
6.000 - 6.499 .....................         7        2,195,653.52         0.21       313,664.79     6.988        702     80.00
                                     --------  ------------------  ------------
    Total .........................     2,872  $ 1,061,639,887.46       100.00%
                                     ========  ==================  ============
------------
(1)   As of the Cut-off Date, the weighted average Gross Margin of the Mortgage Loans was approximately 2.698%.


                                      Months To Initial Adjustment Date for the Mortgage Loans
-------------------------------------------------------------------------------------------------------------------------------
                                                                    Percent of                              Weighted  Weighted
                                       Number           Aggregate    Aggregate          Average  Weighted    Average   Average
                                           of           Principal    Principal          Current   Average       FICO  Loan-to-
Range of Number of Months            Mortgage             Balance      Balance        Principal  Mortgage     Credit     Value
to Initial Adjustment Date              Loans         Outstanding  Outstanding          Balance      Rate      Score     Ratio
-----------------------------------  --------  ------------------  ------------  --------------  --------  ---------  ---------
1 - 10 ............................         1  $       301,940.56         0.03%  $   301,940.56     6.500%      672     76.05%
11 - 20 ...........................         3          962,871.37         0.09       320,957.12     6.470       723     73.34
21 - 30 ...........................         9        3,441,960.92         0.32       382,440.10     6.450       720     73.36
31 - 40 ...........................       120       41,834,903.06         3.94       348,624.19     6.487       703     74.09
41 - 50 ...........................         6        2,517,259.28         0.24       419,543.21     6.576       704     73.25
51 - 60 ...........................     2,339      843,540,123.25        79.46       360,641.35     6.868       698     76.22
71 - 80 ...........................        11        3,310,155.07         0.31       300,923.19     7.282       685     77.81
81 - 90 ...........................       383      165,730,673.95        15.61       432,717.16     6.664       698     73.65
                                     --------  ------------------  ------------
    Total .........................     2,872  $ 1,061,639,887.46       100.00%
                                     ========  ==================  ============



                                                            43

                                          Maximum Mortgage Rates for the Mortgage Loans(1)
-------------------------------------------------------------------------------------------------------------------------------
                                                                    Percent of                              Weighted  Weighted
                                       Number           Aggregate    Aggregate          Average  Weighted    Average   Average
                                           of           Principal    Principal          Current   Average       FICO  Loan-to-
Range of Maximum Mortgage            Mortgage             Balance      Balance        Principal  Mortgage     Credit     Value
Rate (%)                                Loans         Outstanding  Outstanding          Balance      Rate      Score     Ratio
-------------------------------------------------------------------------------------------------------------------------------
9.500 - 9.999 .....................        15  $     5,178,439.28         0.49%  $   345,229.29     4.824%       728     77.83%
10.000 - 10.499 ...................        25       10,883,021.19         1.03       435,320.85     5.187        731     73.25
10.500 - 10.999 ...................       153       70,591,024.57         6.65       461,379.25     5.796        711     72.67
11.000 - 11.499 ...................       509      214,098,320.92        20.17       420,625.38     6.201        707     72.01
11.500 - 11.999 ...................       756      305,858,327.68        28.81       404,574.51     6.667        697     75.75
12.000 - 12.499 ...................       469      174,044,593.61        16.39       371,097.21     7.083        695     77.85
12.500 - 12.999 ...................       471      153,246,860.11        14.43       325,364.88     7.323        688     77.19
13.000 - 13.499 ...................       244       65,248,602.64         6.15       267,412.31     7.828        689     79.34
13.500 - 13.999 ...................       146       41,234,126.99         3.88       282,425.53     8.135        688     78.06
14.000 - 14.499 ...................        47       12,956,124.60         1.22       275,662.23     8.360        696     80.55
14.500 - 14.999 ...................        31        6,210,880.13         0.59       200,350.97     8.620        708     77.62
15.000 - 15.000 ...................         5        2,001,689.92         0.19       400,337.98     9.335        716     79.90
15.500 - 15.999 ...................         1           87,875.82         0.01        87,875.82     9.750        704     80.00
                                     --------  ------------------  ------------
    Total .........................     2,872  $ 1,061,639,887.46       100.00%
                                     ========  ==================  ============
------------
(1)   As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Mortgage Loans was approximately 11.957%.





                                         Initial Periodic Rate Cap for the Mortgage Loans(1)
-------------------------------------------------------------------------------------------------------------------------------
                                                                    Percent of                              Weighted  Weighted
                                       Number           Aggregate    Aggregate          Average  Weighted    Average   Average
                                           of           Principal    Principal          Current   Average       FICO  Loan-to-
Initial                              Mortgage             Balance      Balance        Principal  Mortgage     Credit     Value
Periodic Rate  Cap (%)                  Loans         Outstanding  Outstanding          Balance      Rate      Score     Ratio
-------------------------------------------------------------------------------------------------------------------------------
2.000 .............................        84  $    30,693,119.04         2.89%  $   365,394.27     6.404%       700     73.65%
3.000 .............................        35       10,218,778.35         0.96       291,965.10     7.186        679     78.34
4.000 .............................         2          376,250.00         0.04       188,125.00     6.866        699     78.46
5.000 .............................     2,517      931,437,985.91        87.74       370,058.79     6.807        697     75.89
6.000 .............................       234       88,913,754.16         8.38       379,973.31     7.050        707     74.30
                                     --------  ------------------  ------------
    Total .........................     2,872  $ 1,061,639,887.46       100.00%
                                     ========  ==================  ============
------------
(1)   As of the Cut-off Date, the weighted average Initial Periodic Rate Cap of the Mortgage Loans was approximately 4.977%.




                                       Subsequent Periodic Rate Cap for the Mortgage Loans(1)
-------------------------------------------------------------------------------------------------------------------------------
                                                                    Percent of                              Weighted  Weighted
                                       Number           Aggregate    Aggregate          Average  Weighted    Average   Average
                                           of           Principal    Principal          Current   Average       FICO  Loan-to-
Ranges of Subsequent                 Mortgage             Balance      Balance        Principal  Mortgage     Credit     Value
Periodic Rate Cap (%)                   Loans         Outstanding  Outstanding          Balance      Rate      Score     Ratio
-------------------------------------------------------------------------------------------------------------------------------
1.000 .............................       548  $   139,201,596.92        13.11%  $   254,017.51     7.513%       689     79.03%
2.000 .............................     2,324      922,438,290.54        86.89       396,918.37     6.715        699     75.22
                                     --------  ------------------  ------------
    Total .........................     2,872  $ 1,061,639,887.46       100.00%
                                     ========  ==================  ============
------------
(1)   As of the Cut-off Date, the weighted average Subsequent Periodic Rate Cap of the Adjustable Rate Mortgage Loans was
      approximately 1.869%.


                                                            44

                                                         Origination Channel
-------------------------------------------------------------------------------------------------------------------------------
                                                                    Percent of                              Weighted  Weighted
                                       Number           Aggregate    Aggregate          Average  Weighted    Average   Average
                                           of           Principal    Principal          Current   Average       FICO  Loan-to-
                                     Mortgage             Balance      Balance        Principal  Mortgage     Credit     Value
Mortgage Professionals                  Loans         Outstanding  Outstanding          Balance      Rate      Score     Ratio
-------------------------------------------------------------------------------------------------------------------------------
Conduit ...........................     1,146  $   343,898,515.09        32.39%  $    300,085.9     7.163%      702     76.39%
Correspondent .....................       538      233,175,715.75        21.96       433,412.11     6.685       699     75.59
Consumer Direct ...................        51       20,488,326.28         1.93       401,731.89     6.526       697     72.95
Mortgage Professionals ............     1,137      464,077,330.34        43.71       408,159.48     6.646       695     75.40
                                     --------  ------------------  ------------
    Total .........................     2,872  $ 1,061,639,887.46       100.00%
                                     ========  ==================  ============


                                                            45

                         DESCRIPTION OF THE CERTIFICATES

General

      The certificates will be issued pursuant to the pooling and servicing agreement. The following sections of this free writing prospectus are summaries of the material terms of the certificates and the pooling and servicing agreement pursuant to which the certificates will be issued. They do not purport to be complete, however, and are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates. The certificates will represent undivided beneficial ownership interests in the issuing entity only and do not represent an interest in or obligation of IndyMac MBS, Inc., IndyMac Bank, F.S.B. or any of their affiliates. In addition, the LIBOR Certificates will represent undivided beneficial ownership interests in a trust referred to as the swap trust, the primary assets of which will be the swap trust's rights under the Swap Contract. The Class 1-A-1A Certificates also will represent undivided beneficial ownership interests in a trust referred to as the supplemental interest trust, the primary assets of which will be the supplemental interest trust's rights under the Corridor Contract.

      The Mortgage Pass-Through Certificates, Series 2006-AR35 will consist of the Class 1-A-1A, Class 1-A-1B, Class 2-A-1A, Class 2-A-1B, Class 2-A-2, Class 2-A-3A, Class 2-A-3B Class A-R, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class P-1, Class P-2 and Class C Certificates. Only the classes of certificates listed on the cover page are offered by this free writing prospectus. The Class P-1, Class P-2 and Class C Certificates (all of which are together referred to as the "private certificates") are not offered by this free writing prospectus.

      When describing the Offered Certificates in this free writing prospectus, we use the following terms:

               Designation                                    Classes of Certificates
--------------------------------------- --------------------------------------------------------------------
          Senior Certificates           1-A-1A, Class 1-A-1B, Class 2-A-1A, Class 2-A-1B, Class 2-A-2, Class
                                                  2-A-3A, Class 2-A-3B and Class A-R Certificates

       Subordinated Certificates        Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and
                                                               Class M-7 Certificates

           LIBOR Certificates           Senior Certificates (other than the Class A-R Certificates) and the
                                                             Subordinated Certificates

          Offered Certificates                   LIBOR Certificates and the Class A-R Certificates


The certificates are generally referred to as the following types:

                Class                                                  Type
--------------------------------------- --------------------------------------------------------------------
     Class 1-A-1A Certificates:                  Senior/ Floating Pass-Through Rate/Super Senior

     Class 1-A-1B Certificates:                    Senior/ Floating Pass-Through Rate/ Support

     Class 2-A-1A Certificates:                  Senior/ Floating Pass-Through Rate/ Super Senior

     Class 2-A-1B Certificates:                    Senior/ Floating Pass-Through Rate/ Support

     Class 2-A-2 Certificates:                          Senior/ Floating Pass-Through Rate

     Class 2-A-3A Certificates:                  Senior/ Floating Pass-Through Rate/ Super Senior

     Class 2-A-3B Certificates:                    Senior/ Floating Pass-Through Rate/ Support

                                                     46

     Class A-R Certificates:                                      REMIC Residual

     Subordinated Certificates:                      Subordinate/ Floating Pass-Through Rate

     Class P-1 Certificates:                                    Prepayment Charges

     Class P-2 Certificates:                                    Prepayment Charges

     Class C Certificates:                                            Residual

      The Class P-1, Class P-2 and Class C Certificates are not offered by this free writing prospectus. The private certificates will not bear interest. The Class P-1 will be entitled to all hard prepayment charges received in respect of the Mortgage Loans, the Class P-2 will be entitled to all soft prepayment charges received in respect of the Mortgage Loans, and such amounts will not be available for distribution to the holders of the Offered Certificates and the other private certificates. Any information presented in this free writing prospectus with respect to the private certificates is provided only to permit a better understanding of the Offered Certificates. The initial Class Certificate Balances are set forth in the "Summary--Description of the Certificates" in this free writing prospectus.

      The "Class Certificate Balance" of any class of certificates as of any Distribution Date is the initial Class Certificate Balance of that class reduced by the sum of

o all amounts previously distributed to holders of certificates of that class as distributions of principal and

o with respect to the offered certificates, the amount of Applied Realized Loss Amounts allocated to that class;

provided, however, to the extent Applied Realized Loss Amounts have been allocated to the Class Certificate Balance of any class of Offered Certificates, its Class Certificate Balance will be increased on each Distribution Date sequentially by class in the order of distribution priority by the amount of Subsequent Recoveries (if any) on the Mortgage Loans in the related loan group collected during the period beginning on the second day of the calendar month preceding the calendar month in which that Distribution Date occurs and ending on the Due Date in the month in which that Distribution Date occurs (but not by more than the amount of the Unpaid Realized Loss Amount for that class). After such allocation, a corresponding decrease will be made on that Distribution Date to the Unpaid Realized Loss Amount for any class that had its Class Certificate Balance increased by such allocation of Subsequent Recoveries.

      Although Subsequent Recoveries, if any, will be allocated to increase the Class Certificate Balance of a class of Offered Certificates, as described above, such Subsequent Recoveries will be included in the Principal Remittance Amount and will be distributed in the priority set forth below under "Distributions--Distributions of Principal," and therefore such Subsequent Recoveries may not to be used to make any principal distributions on the class or classes of certificates for which the Class Certificate Balances have been increased by allocation of Subsequent Recoveries as described above. Additionally, holders of those certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Class Certificate Balance for any interest accrual period preceding the Distribution Date on which such increase occurs.

Book-Entry Certificates

      The Offered Certificates (other than the Class A-R Certificates) will be book-entry certificates (the "Book-Entry Certificates"). The Class A-R Certificates will be issued as a single certificate in fully registered certificated form. Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("Certificate Owners") will hold their Book-Entry Certificates through The Depository Trust Company ("DTC") in the United States, or, upon request, through Clearstream, Luxembourg (as defined in this free writing prospectus) or the Euroclear System ("Euroclear") in Europe , if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates that equal the aggregate Class Certificate Balance of the Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing Class Certificate Balances of $25,000 and integral multiples of $1,000 in excess thereof. One investor of each class of Book-Entry Certificates may hold a beneficial interest therein that is not an integral multiple of $1,000. Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing such offered certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("Participants") and DTC.

      The Certificate Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Certificate Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Certificate Owner's Financial Intermediary is not a Participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

      Certificate Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the trustee through DTC and Participants. While the Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "DTC Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"), with whom Certificate Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

      Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Offered Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the DTC Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

      Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

      Transfers between Participants will occur in accordance with DTC Rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

      DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the DTC Rules.

      Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Clearstream, Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International's stock.

      Further to the merger, the Board of Directors of New Clearstream, Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream" With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and Clearstream, Luxembourg Global Services was renamed "Clearstream Services, societe anonyme."

      On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

      Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream,

Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the "Euroclear Operator") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

      Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions on the Book-Entry Certificates will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable Participants in accordance with DTC's normal procedures. Each Participant will be responsible for disbursing such payments to the Certificate Owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners that it represents.

      Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to Offered Certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

      Monthly and annual reports on the issuing entity provided by the trustee to Cede & Co., as nominee of DTC, may be made available to Certificate Owners upon request, in accordance with the DTC Rules and the rules, regulations and procedures creating and affecting the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Certificate Owners are credited.

      DTC has advised the depositor and the trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the pooling and servicing agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

      Definitive Certificates will be issued to Certificate Owners, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the depositor or the trustee is unable to locate a qualified successor, or (b) after the occurrence of an event of default under the pooling and servicing agreement), beneficial owners having not less than 51% of the Voting Rights evidenced by the Offered Certificates advise the trustee and DTC through the Financial Intermediaries and the Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the trustee will issue Definitive Certificates, and thereafter the trustee will recognize the holders of such Definitive Certificates as holders of the related Offered Certificates under the pooling and servicing agreement.

      Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Payments on Mortgage Loans; Accounts

      On or before the closing date, the Servicer will establish an account (the "Certificate Account"), which will be maintained in trust for the benefit of the certificateholders. The Servicer will deposit or cause to be deposited in the Certificate Account all amounts required to be deposited in it under the pooling and servicing agreement. The Servicer may withdraw funds from the Certificate Account for purposes set forth in the pooling and servicing agreement. See "Payments on Issuing Entity Assets--Deposits to Securities Account" in the prospectus. On or before the closing date, the trustee will establish an account (the "Distribution Account"), which will be maintained with the trustee in trust for the benefit of the certificateholders. On or prior to the business day immediately preceding each Distribution Date, the Servicer will withdraw from the Certificate Account the amount of the Interest Remittance Amount and the Principal Remittance Amount for that Distribution Date and the prepayment charges and will deposit such amounts in the Distribution Account. The holders of the Class P-1 Certificates will be entitled to all hard prepayment charges received on the Mortgage Loans, the Class P-2 Certificates will be entitled to all soft prepayment charges received in respect of the Mortgage Loans, and such amounts will not be available for distribution to the holders of the other certificates. There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

      Prior to each Determination Date, the Servicer is required to provide the trustee a report containing the data and information concerning the Mortgage Loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Servicer.

The Swap Account and the Supplemental Interest Reserve Fund

      The trustee, in its capacity as trustee of the swap trust (the "swap trust" and the trustee, in such capacity, the "swap trustee"), will establish and maintain one account as part of the swap trust, the Swap Account (the "Swap Account") on behalf of the holders of the LIBOR Certificates and the Swap Counterparty.

      With respect to each Distribution Date, the trustee will deposit into the Swap Account any portion of the Interest Funds for each loan group for that Distribution Date (and, if necessary, any portion of the Principal Remittance Amount for each loan group for that Distribution Date) that are to be remitted to the swap trustee for payment to the Swap Counterparty or any amounts received from the Swap Counterparty, as the case may be depending on whether a Net Swap Payment is due to the Swap Counterparty or from the Swap Counterparty, as described below under "-- The Swap Contract." With respect to each Distribution Date, following the deposit to the Swap Account described in the preceding sentence, the swap trustee will make either a corresponding withdrawal from the Swap Account for payment to the Swap Counterparty or distribution to the holders of the LIBOR Certificates, as the case may be depending on whether a Net Swap Payment is due to the Swap Counterparty or from the Swap Counterparty.

      The supplemental interest trustee, in its capacity as trustee of the supplemental interest trust, will establish and maintain a supplemental interest reserve fund (the "Supplemental Interest Reserve Fund") on behalf of the holders of the Class 1-A-1A Certificates. With respect to each Distribution Date, the supplemental interest trustee will make a withdrawal from the Supplemental Interest Reserve Fund for remittance to the trustee for distribution to the holders of the Class 1-A-1A Certificates, as described below under "--The Corridor Contract."

Investments of Amounts Held in Accounts

      The Certificate Account. All funds in the Certificate Account may be invested in permitted investments at the direction of the Servicer. All income and gain net of any losses realized will be for the benefit of the Servicer as additional servicing compensation and will be remitted to it monthly as described in this free writing prospectus.

      The amount of any losses incurred in the Certificate Account in respect of the investments will be deposited by the Servicer in the Certificate Account out of the Servicer's own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account and made in accordance with the pooling and servicing agreement.

      The Distribution Account, Swap Account, the Supplemental Interest Reserve Fund and Carryover Reserve Fund. Funds in the Distribution Account, Swap Account, the Supplemental Interest Reserve Fund and Carryover Reserve Fund will not be invested.

Fees and Expenses

         The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:


    Type / Recipient (1)                         Amount                       General Purpose
------------------------------ -----------------------------------------   --------------------
Fees

Servicing Fee / Servicer       0.375% per annum of the Stated Principal    Compensation
                               Balance of each Mortgage Loan (3)


Additional Servicing           o        Prepayment Interest Excess (5)     Compensation
Compensation / Servicer
                               o        All late payment fees,             o        Compensation
                                 assumption fees and other similar
                                 charges (excluding prepayment charges)
                               o        All investment income earned on    Compensation
                                 amounts on deposit in the Certificate
                                 Account.
                               o        Excess Proceeds (6)                Compensation


Trustee Fee / Trustee          0.0020% per annum of the Stated Principal   Compensation
                               Balance of each Mortgage Loan
Expenses

Insurance expenses / Servicer  Expenses incurred by the Servicer           Reimbursement of
                                                                           Expenses



    Type / Recipient (1)                         Source (2)                          Frequency
------------------------------  ----------------------------------------------  --------------
Fees

Servicing Fee / Servicer        Interest collected with respect to each                Monthly
                                Mortgage Loan and any Liquidation Proceeds
                                or Subsequent Recoveries that are allocable
                                to accrued and unpaid interest (4)

Additional Servicing            Interest collections with respect to certain      Time to time
Compensation / Servicer         Mortgage Loans that prepay in full
                                o        Payments made by obligors with        o        Time
                                  respect to the Mortgage Loans                  to time

                                Investment income related to the Certificate           Monthly
                                Account

                                Liquidation Proceeds and Subsequent               Time to time
                                Recoveries

Trustee Fee / Trustee           Interest Remittance Amount                             Monthly

Expenses

Insurance expenses / Servicer   To the extent the expenses are covered by an      Time to time
                                insurance policy with respect to the
                                Mortgage Loan

                                               53

    Type / Recipient (1)                         Amount                       General Purpose
------------------------------ -----------------------------------------   --------------------
Fees

Net Swap Payment / Swap        Net Swap Payment, if any                    Compensation
Counterparty

Servicing Advances /           To the extent of funds available, the       Reimbursement of
Servicer                       amount of any Servicing Advances.           Expenses



Indemnification expenses /     Amounts for which the seller, the           Indemnification
the Seller, the Servicer and   Servicer and the depositor are entitled
the Depositor                  to indemnification (8)


    Type / Recipient (1)                         Source (2)                          Frequency
------------------------------  ----------------------------------------------  --------------
Fees

Net Swap Payment / Swap        Swap Contract                                     Time to time
Counterparty

Servicing Advances /           With respect to each Mortgage Loan, late          Time to time
Servicer                       recoveries of the payments of the costs and
                               expenses, Liquidation Proceeds, Subsequent
                               Recoveries, purchase proceeds or repurchase
                               proceeds for that Mortgage Loan (7)

Indemnification expenses /     Amounts on deposit on the Certificate             Time to time
the Seller, the Servicer and   Account on any Distribution Account Deposit
the Depositor                  Date, following the transfer to the
                               Distribution Account


(1) If the trustee succeeds to the position of Servicer, it will be entitled to receive the same fees and expenses of the Servicer described in this free writing prospectus. Any change to the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement. See "The Pooling and Servicing Agreement" in this free writing prospectus.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Servicer in the case of amounts owed to the Servicer) prior to distributions on the certificates.

(3) The amount of the monthly Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this free writing prospectus under "Servicing of the Mortgage Loans -- Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans."

(4) The Servicing Fee is payable from interest collections on the Mortgage Loans, but may be paid from any other amounts on deposit in the Certificate Account, if interest collections are insufficient to pay the Servicing Fee.

(5) Prepayment Interest Excess is described in this free writing prospectus under "Servicing of the Mortgage Loans--Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans."

(6) "Excess Proceeds" with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

(7) Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(8) Each of the seller, the Servicer and the depositor is entitled to indemnification of certain expenses.

Distributions

      Distributions on the certificates will be made by the trustee on the 25th day of each month or, if such day is not a business day, on the first business day thereafter, commencing in December 2006 (each, a "Distribution Date"), to the persons in whose names such certificates are registered at the close of business on the Record Date. The "Record Date" for (a) the LIBOR Certificates, as long as these certificates are Book-Entry Certificates, is the business day immediately prior to that Distribution Date and (b) any Definitive Certificates is the last business day of the month immediately preceding the month of that Distribution Date.

      Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register or in the case of a certificateholder who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of such certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of such certificates at the corporate trust office of the trustee.

      On each Distribution Date, the trustee will withdraw all prepayment charges in the Distribution Account and distribute them to the Class P-1 and Class P-2 Certificates.

      The "Interest Remittance Amount" for either loan group and any Distribution Date is equal to:

            (a)   the sum, without duplication, of:

                  (1) all interest on the Mortgage Loans in that loan group due on the related Due Date and received on or prior to the related Determination Date, less the related Servicing Fees,

                  (2) all interest on prepayments on the Mortgage Loans in that loan group, other than Prepayment Interest Excess,

                  (3) all Advances relating to interest in respect of the
            Mortgage Loans in that loan group,

                  (4) amounts paid by the Servicer in respect of Compensating
            Interest related to the Mortgage Loans in that loan group, and

                  (5) liquidation proceeds on the Mortgage Loans in that loan group received during the related Prepayment Period (to the extent such liquidation proceeds relate to interest),

            minus

            (b) all Advances in respect of the Mortgage Loans in that loan group relating to interest and certain expenses reimbursed since the prior Due Date.

      The "Principal Remittance Amount" for any either loan group and Distribution Date is equal to:

            (a)   the sum, without duplication, of:

                  (1) the principal collected or advanced on the Mortgage Loans in that loan group with respect to the related Due Date,

                  (2) prepayments on the Mortgage Loans in that loan group
            collected in the related Prepayment Period;

                  (3) the Stated Principal Balance of each Mortgage Loan in that loan group that was repurchased by the seller or purchased by the Servicer with respect to that Distribution Date (other than Mortgage Loans repurchased due to a modification of the Mortgage Loan);

                  (4) any Substitution Adjustment Amounts in respect of Mortgage
            Loans in that loan group, and

                  (5) all liquidation proceeds in respect of Mortgage Loans in that loan group (to the extent such liquidation proceeds related to principal) and all Subsequent Recoveries in respect of Mortgage Loans in that loan group received during the related Prepayment Period;

            minus

            (b) all non-recoverable Advances relating to principal on the Mortgage Loans in that loan group and certain expenses reimbursed since the prior Due Date.

      "Prepayment Interest Excess" means with respect to any Mortgage Loan and principal prepayment received by the Servicer from the first day through the fifteenth day of any calendar month (other than the calendar month in which the Cut-off Date occurs), all amounts paid by the related mortgagor in respect of interest on such principal prepayment.

Interest

      General. On each Distribution Date, the interest distributable with respect to the Offered Certificates is the interest that has accrued on their Class Certificate Balances immediately prior to that Distribution Date at the then applicable Pass-Through Rate during the applicable Interest Accrual Period and, in the case of the senior certificates, any Interest Carry Forward Amount. For each class of subordinated certificates, any Interest Carry Forward Amount will be payable only from excess cashflow (if any) as and to the extent described in this free writing prospectus under "-- Overcollateralization Provisions."

      The Pass-Through Rates for the LIBOR Certificates are variable rates that may change from Distribution Date to Distribution Date. Additionally, the Pass-Through Rates for the LIBOR Certificates are subject to increase after the first possible Optional Termination Date. On each Distribution Date, the Pass-Through Rate for each class of LIBOR Certificates will be subject to the lesser of (x) the Net Rate Cap and (y) a per annum rate of 10.5%. If on any Distribution Date, the Pass-Through Rate for a class of LIBOR Certificates is based on the Net Rate Cap or the maximum rate, each holder of the applicable certificates will be entitled to receive the resulting shortfall only from related remaining excess cashflow (if any) to the extent described in this free writing prospectus under "-- Overcollateralization Provisions," and from payments (if any) allocated to the issuing entity in respect of the Swap Contract that is available for that purpose. Beginning in August 2009, the Net Rate Carryover on the Class 1-A-1A Certificates also may be paid from payments under the Corridor Contract.

      Distributions of Interest Funds. On each Distribution Date, the Interest Funds for that Distribution Date are required to be distributed in the following priority, until such Interest Funds have been fully distributed:

      1. from the Interest Funds for each loan group, pro rata based on the Interest Funds collected for that Distribution Date for each loan group, to the Swap Account, the amount of any Net Swap Payment and any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to such Distribution Date;

      2. concurrently:

                  (a) from Interest Funds for loan group 1, concurrently, to the group 1 senior certificates, the Current Interest and Interest Carry Forward Amount for each such class and such Distribution Date, pro rata, based on the amount of interest each such class is entitled to receive on that Distribution Date; and

                  (b) from Interest Funds for Loan Group 2, concurrently, to each class of group 2 senior certificates, the Current Interest and Interest Carry Forward Amount for each such class and such Distribution Date, pro rata, based on the amount of interest each such class is entitled to receive on that Distribution Date;

      3. from the remaining Interest Funds for both loan groups to each class of senior certificates, any remaining Current Interest and Interest Carry Forward Amount not paid pursuant to clauses (2)(a) or (2)(b) above, based on the amount of interest each such class is entitled to receive on that Distribution Date, to the extent needed to pay any Current Interest and Interest Carry Forward Amount for each such class; provided that Interest Funds remaining after such allocation to pay any Current Interest and Interest Carry Forward Amount based on the amount of interest each such class is entitled to receive on that Distribution Date, will be distributed to each class of senior certificates with respect to which there remains any unpaid Current Interest and Interest Carry Forward Amount, pro rata, based on the amount of such remaining unpaid Current Interest and Interest Carry Forward Amount;

      4. from the Interest Funds remaining undistributed for each loan group after distribution pursuant to clauses 1., 2. and 3. above in the following priority:

      first, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, the Current Interest for each such class and that Distribution Date; and

      second, for application as part of the Excess Cashflow for that Distribution Date, as described under "Overcollateralization" below, any such Interest Funds remaining undistributed for that Distribution Date.

      Pass-Through Rates. The classes of certificates will have the respective pass through rates described below (each, a "Pass-Through Rate").

      LIBOR Certificates.
      ------------------

      The Pass-Through Rate with respect to each Interest Accrual Period and each class of LIBOR Certificates will be a per annum rate equal to the least of:

      (1) One-Month LIBOR for that Interest Accrual Period (calculated as described below under "-- Calculation of One-Month LIBOR") plus the Pass-Through Margin for that class and Interest Accrual Period,

      (2) the Net Rate Cap for that Distribution Date, and

      (c) a per annum rate of 10.5%.

      The "Pass-Through Margin" for each class of LIBOR Certificates is as follows:

Class of LIBOR Certificates                      Pass-Through Margin
---------------------------                      -------------------
                                                 (1)              (2)
                                           -------------     ------------
Class 1-A-1A.........................      0.180%            0.360%
Class 1-A-1B.........................      0.230%            0.460%
Class 2-A-1A.........................      0.170%            0.340%
Class 2-A-1B.........................      0.230%            0.460%
Class 2-A-2..........................      0.100%            0.200%
Class 2-A-3A.........................      0.200%            0.400%
Class 2-A-3B.........................      0.230%            0.460%
Class M-1............................      0.300%            0.450%
Class M-2............................      0.320%            0.480%
Class M-3............................      0.340%            0.510%
Class M-4............................      0.410%            0.615%
Class M-5............................      0.500%            0.750%
Class M-6............................      0.950%            1.425%


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

Class of LIBOR Certificates                      Pass-Through Margin
---------------------------                      -------------------
                                                 (1)              (2)
                                           -------------     ------------
Class M-7............................      1.500%            2.250%

----------
      (1) For the Interest Accrual Period related to any Distribution Date occurring on or prior to the first possible Optional Termination Date.
      (2) For the Interest Accrual Period related to any Distribution Date occurring after the first possible Optional Termination Date.

      Class A-R Certificates.
      ----------------------

      The Pass-Through Rate for the Class A-R Certificates for the Interest Accrual Period related to any Distribution Date will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate of the group 1 mortgage loans. The Pass-Through Rate for the Class A-R Certificates for the Interest Accrual Period for the first Distribution Date is expected to be approximately 6.537% per annum.

      Definitions Related to Interest Calculations.

      "Adjusted Net Mortgage Rate," with respect to each Mortgage Loan and any Distribution Date is equal to the Mortgage Rate on that Mortgage Loan as of the Due Date in the prior month minus the related expense fee rate.

      "Current Interest" with respect to each class of Offered Certificates and each Distribution Date is the interest accrued at the applicable Pass-Through Rate for the applicable Interest Accrual Period on the Class Certificate Balance of that class immediately prior to that Distribution Date.

      "Group 1 Allocation Percentage" means for any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the Principal Remittance Amount for loan group 1, and the denominator of which is the Principal Remittance Amount for both loan groups.

      "Group 2 Allocation Percentage" means for any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the Principal Remittance Amount for loan group 2, and the denominator of which is the Principal Remittance Amount for both loan groups.

      The "Interest Accrual Period" for each class of LIBOR Certificates and for any Distribution Date, will be the period commencing on the Distribution Date in the month prior to the month in which that Distribution Date occurs (or the closing date, in the case of the first Distribution Date) and ending on the day immediately prior to that Distribution Date. Interest on the LIBOR Certificates will be calculated on the basis of a 360-day year and the actual number of days that elapsed in that Interest Accrual Period. The Interest Accrual Period for the Class A-R Certificates will be the calendar month preceding the month of the Distribution Date. Interest on the Class A-R Certificates will be calculated on the basis of a 360-day year divided into twelve 30-day months.

      "Interest Carry Forward Amount," with respect to each class of LIBOR Certificates and each Distribution Date, is the excess of:

      (a) Current Interest for that class with respect to prior Distribution Dates, over

      (b) the amount actually distributed to that class with respect to interest on prior Distribution Dates.

      The "Interest Funds" for either loan group for any Distribution Date are equal to the Interest Remittance Amount for that loan group minus the Trustee Fee for that loan group for that Distribution Date.

      The "Net Rate Cap" for each Distribution Date and classes of LIBOR Certificates is:

      (A) the Weighted Average Adjusted Net Mortgage Rate for that Distribution Date, adjusted to an effective rate reflecting the accrual of interest on the basis of a 360-day year and the actual number of days that elapsed in the related Interest Accrual Period, minus



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

      (B) the Swap Adjustment Rate for such Distribution Date and the related loan group; and

      The "Swap Adjustment Rate" for each Distribution Date and loan group is a fraction, expressed as a percentage, (A) the numerator of which is equal to the sum of (i) the Net Swap Payment payable to the Swap Counterparty with respect to such Distribution Date times a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the related Interest Accrual Period and (ii) any Swap Termination Payment payable to the Swap Counterparty for such Distribution Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) and (B) the denominator of which is equal to the aggregate Stated Principal Balance of the Mortgage Loans in that loan group as of the due date in the prior calendar month.

      The "Net Rate Carryover" for a class of Offered Certificates on any Distribution Date is the excess of:

            (1) the amount of interest that class would have accrued for that Distribution Date had the Pass-Through Rate for that class and the related Interest Accrual Period not been calculated based on the Net Rate Cap or the maximum rate of 10.5%, over

            (2) the amount of interest that class accrued on that Distribution Date based on the Net Rate Cap,

      plus the unpaid portion of any excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the Net Rate Cap or the maximum rate of 10.5%).

      "Weighted Average Adjusted Net Mortgage Rate" for each Distribution Date is the weighted average of the Adjusted Net Mortgage Rates on the Mortgage Loans as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date).

      Distributions of Funds from the Corridor Contract

      Beginning on the Distribution Date in August 2009 and on each Distribution Date thereafter through the Corridor Contract Termination Date, amounts received on the Corridor Contract will be deposited in the Supplemental Interest Reserve Fund. The supplemental interest trustee will then disburse these amounts to the Carryover Reserve Fund and then distribute the amounts to pay any Net Rate Carryover to the Class 1-A-1A Certificates. Any amounts remaining after this application will be distributed to the Class C Certificates and will not be available for the payment of any Net Rate Carryover on any class of certificates on future Distribution Dates unless the Corridor Contract is subject to an early termination, in which case any early termination payment received by the supplemental interest trust in respect of the Corridor Contract will be deposited by the supplemental interest trustee in the Supplemental Interest Reserve Fund to cover any Net Rate Carryover on the Class 1-A-1A Certificates until the Corridor Contract Termination Date. See "Description of the Certificates--The Corridor Contract" and "--Carryover Reserve Fund" below.

      The Corridor Contract

      DBNTC, as trustee of a separate trust created under the pooling and servicing agreement (the "supplemental interest trust") will enter into an interest rate corridor transaction with The Bank of New York (the "Corridor Counterparty"), as evidenced by a confirmation between the supplemental interest trustee, on behalf of the supplemental interest trust, and the Corridor Counterparty (the "Corridor Contract"). In its capacity as trustee of the supplemental interest trust, Deutsche Bank National Trust Company is referred to in this free writing prospectus as the "supplemental interest trustee." The Class 1-A-1A Certificates will have the benefit of the Corridor Contract. Pursuant to the Corridor Contract, the terms of an ISDA Master Agreement will be incorporated into the Confirmation of the Corridor Contract, as if the ISDA Master Agreement had been executed by the supplemental interest trustee, on behalf of the supplemental interest trust, and the Corridor Counterparty on the date that the Corridor Contract was executed. The Corridor Contract is subject to certain ISDA definitions.

      With respect to the Corridor Contract and any Distribution Date on or after August 2009 up to and including the Distribution Date in October 2011 (the "Corridor Contract Termination Date"), the amount payable by the Corridor Counterparty under the Corridor Contract will equal the product of (i) the excess, if any, of (x) the lesser of (A) One-Month LIBOR (as determined by the Corridor Contract Counterparty) and (B) the Corridor Contract Ceiling Rate, over
(y) the Corridor Contract Strike Rate, (ii) the Corridor Contract Notional Balance for that Distribution Date and (iii) (x) the number of days in the related Interest Accrual Period divided by (y) 360.

      The "Corridor Contract Notional Balance," the "Corridor Contract Strike Rate" and the "Corridor Contract Ceiling Rate" for each Distribution Date and the Corridor Contract will be set forth on the related schedule attached to prospectus supplement.

      The Corridor Contract will be subject to early termination only in limited circumstances. These circumstances generally include certain insolvency or bankruptcy events, the failure by the Corridor Counterparty (within one business day after notice of such failure is received by the Corridor Counterparty) to make a payment due under the Corridor Contract, the failure by the Corridor Counterparty (within 30 days after notice of such failure is received) to perform any other agreement made by it under the Corridor Contract and the Corridor Contract becoming illegal or subject to certain kinds of taxation.

      It will be an additional termination event under the Corridor Contract if the Corridor Counterparty has failed to deliver any information, report, certification or accountants' consent when and as required under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1115(b)(1) or
(b)(2) of the Asset Backed Securities Regulation, 17 C.F.R. ss.ss.229.1100-229.1123 ("Regulation AB") with respect to certain reporting obligations of the depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Corridor Contract and the Corridor Counterparty fails to transfer the Corridor Contract, at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants' consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the Corridor Contract, and (iii) is approved by the depositor (which approval shall not be unreasonably withheld) and any rating agency, if applicable. In the alternative, the Corridor Counterparty may post collateral satisfactory to both the Corridor Counterparty and the depositor to the extent necessary to render the relevant requirement of Regulation AB to be inapplicable.

      If the Corridor Contract is terminated early, the Corridor Counterparty is likely to owe a termination payment to the supplemental interest trustee, payable in a lump sum to be deposited in the Supplemental Interest Reserve Fund and either used to purchase a replacement corridor contract or disbursed on future Distribution Dates to the Carryover Reserve Fund to pay Net Rate Carryover Amounts to the holders of the Class 1-A-1A Certificates until the Corridor Contract Termination Date. However, if a termination occurs, we can not give you any assurance that any such termination payment will be sufficient to purchase a replacement corridor contract.

      The certificates do not represent an obligation of the Corridor Counterparty. The holders of the certificates are not parties to or beneficiaries under the Corridor Contract and will not have any right to proceed directly against the Corridor Counterparty in respect of its obligations under the Corridor Contract.

      The Corridor Contract will be filed with the SEC as an exhibit to a Current Report on Form 8-K after the closing date.

Principal

      Distributions of Principal. On each Distribution Date, an amount up to the Principal Distribution Amount for that Distribution Date with respect to each loan group is required to be distributed (with the Principal Remittance Amount being applied first and the Extra Principal Distribution Amount being applied thereafter) as follows until that amount has been fully distributed:

      (1) For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, in the following priority:

      first, concurrently,

      (a) from the Principal Distribution Amount for loan group 1, in the following priority:

            (i) to the Swap Account, the product of (x) the Swap Allocation Percentage for loan group 1 and (y) any Net Swap Payment and Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event), to the extent not previously paid from the Interest Remittance Amount;

            (ii) to the Swap Account, the amount of any Net Swap Payment and any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to that Distribution Date not previously paid from the Interest Remittance Amount or pursuant to clause
            (1)first(a)(i) above or from loan group 2 in accordance with clause
            (1)first(b)(i) below;

            (iii) to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero;

            (iv) concurrently, to the Class 1-A-1A and Class 1-A-1B Certificates, pro rata based on their respective Class Certificate Balances, until their respective Class Certificate Balances are reduced to zero; and

            (v) to the classes of Group 2 Senior Certificates (after the distribution of the Principal Distribution Amount for loan group 2 as described below), in accordance with the Group 2 Senior Certificates Allocation Method, and

      (b) from the Principal Distribution Amount for loan group 2, in the following priority:

            (i) to the Swap Account, the product of (x) the Swap Allocation Percentage for loan group 2 and (y) any Net Swap Payment and Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event), to the extent not previously paid from the Interest Remittance Amount;

            (ii) to the Swap Account, the amount of any Net Swap Payment and any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to that Distribution Date not previously paid from the Interest Remittance Amount or pursuant to clause
            (1)first(b)(i) above or from loan group 1 in accordance with clause
            (1)first(ba)(i) above;

            (iii) to the classes of Group 2 Senior Certificates, in accordance with the Group 2 Senior Certificates Allocation Method, until their respective Class Certificate Balances are reduced to zero; and

            (iv) concurrently, to the Class 1-A-1A and Class 1-A-1B Certificates, pro rata based on their respective Class Certificate Balances (after the distribution of the Principal Distribution Amount for loan group 1 as described above), until their respective Class Certificate Balances are reduced to zero; and

      second, from the remaining Principal Distribution Amounts for both loan groups, in the following priority:

            (i) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

            (ii) any remainder as part of the Excess Cashflow to be allocated as described under "--Overcollateralization Provisions" below.

      (2) For each Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect, from the Principal Distribution Amount for both loan groups, in the following priority:

      first, concurrently,

      (a) from the Principal Distribution Amount for loan group 1, in the following priority:

            (i) to the Swap Account, the product of (x) the Swap Allocation Percentage for loan group 1 and (y) any Net Swap Payment and Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event), to the extent not previously paid from the Interest Remittance Amount;

            (ii) to the Swap Account, the amount of any Net Swap Payment and any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to that Distribution Date not previously paid from the Interest Remittance Amount or pursuant to clause
            (2)first(a)(i) above or from loan group 2 in accordance with clause
            (2)first(b)(i) below;

            (iii) in an amount up to the Group 1 Senior Principal Distribution Amount, concurrently, to the classes of Group 1 Senior Certificates, pro rata based on their respective Class Certificate Balances, until their respective Class Certificate Balances are reduced to zero; and

            (iiiv) in an amount up to the Group 2 Senior Principal Distribution Amount, to the classes of Group 2 Senior Certificates (after the distribution of the Principal Distribution Amount for loan group 2 as described below), in accordance with the Group 2 Senior Certificates Allocation Method, until their respective Class Certificate Balances are reduced to zero, and

      (b) from the Principal Distribution Amount for loan group 2, in the following priority:

            (i) to the Swap Account, the product of (x) the Swap Allocation Percentage for loan group 2 and (y) any Net Swap Payment and Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event), to the extent not previously paid from the Interest Remittance Amount;

            (ii) to the Swap Account, the amount of any Net Swap Payment and any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to that Distribution Date not previously paid from the Interest Remittance Amount or pursuant to clause
            (2)first(b)(i) above or from loan group 1 in accordance with clause
            (2)first(a)(i) below;

            (iii) in an amount up to the Group 2 Senior Principal Distribution Amount, to the classes of Group 2 Senior Certificates, in accordance with the Group 2 Senior Certificates Allocation Method, until their respective Class Certificate Balances are reduced to zero; and

            (iv) in an amount up to the Group 1 Senior Principal Distribution Amount, concurrently, to the Class 1-A-1A and Class 1-A-1B Certificates, pro rata based on their respective Class Certificate Balances, until their respective Class Certificate Balances are reduced to zero; and

      second, sequentially, to the Class M-1, Class M-2, Class M-3, class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, the related Subordinated Class Principal Target Amount for that Distribution Date, until their respective Class Certificate Balances are reduced to zero; and

      third, any remainder as part of the Excess Cashflow to be allocated as described under "Overcollateralization Provisions" below.

      Notwithstanding the foregoing, on each Distribution Date on and after the Senior Credit Depletion Date, the Principal Remittance Amount for loan group 1 will be distributed, concurrently, as principal of the classes of group 2 senior certificates, pro rata, in accordance with their respective Class Certificate Balances immediately prior to that Distribution Date, until their respective Class Certificate Balances are reduced to zero.

Definitions Related to Principal Distributions.

      The "Group 1 Principal Distribution Target Amount" means, for any Distribution Date (A) after the Stepdown Date if a Trigger Event is not in effect, the excess of (1) the aggregate Class Certificate Balance of the group 1 senior certificates immediately prior to such Distribution Date, over (2) the lesser of (x) 86.10% of the aggregate Stated Principal Balance of the Mortgage Loans in loan group 1 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related prepayment period) and (y) the aggregate Stated Principal Balance of the Mortgage Loans in loan group 1 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related prepayment period) minus 0.40% of the aggregate Stated Principal Balance of the Mortgage Loans in loan group 1 as of the Cut-off Date, and (B) after the Stepdown Date on which a Trigger Even is in effect, the Group 1 Principal Distribution Target Amount for the immediately preceding Distribution Date.

      The "Group 1 Senior Principal Distribution Amount" means, for any Distribution Date, the product of (x) the Senior Target Amount and (y) a fraction, the numerator of which is the Group 1 Principal Distribution Target Amount and the denominator of which is the sum of the Group 1 Principal Distribution Target Amount and the Group 2 Principal Distribution Target Amount.

      The "Group 2 Principal Distribution Target Amount" means, for any Distribution Date (A) after the Stepdown Date if a Trigger Event is not in effect, the excess of (1) the aggregate Class Certificate Balance of the group 2 senior certificates immediately prior to such Distribution Date, over (2) the lesser of (x) 86.10% of the aggregate Stated Principal Balance of the Mortgage Loans in loan group 2 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related prepayment period) and (y) the aggregate Stated Principal Balance of the Mortgage Loans in loan group 2 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related prepayment period) minus 0.40% of the aggregate Stated Principal Balance of the Mortgage Loans in loan group 2 as of the Cut-off Date, and (B) after the Stepdown Date on which a Trigger Event is in effect, the Group 2 Principal Distribution Target Amount for the immediately preceding Distribution Date.

      The "Group 2 Senior Principal Distribution Amount" means, for any Distribution Date, the product of (x) the Senior Target Amount and (y) a fraction, the numerator of which is the Group 2 Principal Distribution Target Amount and the denominator of which is the sum of the Group 1 Principal Distribution Target Amount and the Group 2 Principal Distribution Target Amount.

      "Stated Principal Balance" means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor and (ii) prepayments of principal and the principal portion of liquidation proceeds received with respect to that Mortgage Loan through the last day of the Prepayment Period in which the Due Date occurs. The Stated Principal Balance of a Liquidated Mortgage Loan is zero. The "Pool Principal Balance" equals the aggregate Stated Principal Balances of the Mortgage Loans.

      "Prepayment Period" means, with respect to any Distribution Date and related Due Date, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from November 1, 2006) through the fifteenth day of the calendar month in which the Distribution Date occurs.

      "Principal Distribution Amount" with respect to each Distribution Date and loan group is the sum of:

            (1) the Principal Remittance Amount for such loan group and Distribution Date, less any payment due to the Swap Counterparty with respect to such Distribution Date, and

            (2) the Extra Principal Distribution Amount for such loan group and Distribution Date.

      "Senior Principal Distribution Amount" for any Distribution Date an amount equal to the amount, if any, by which (x) the aggregate Class Certificate Balance of the senior certificates immediately prior to that Distribution Date exceeds (y) the Senior Target Amount.

      The "Group 2 Senior Certificates Allocation Method" means the following allocation, concurrently and on a pro rata basis:

      (x) the Class 2-A-1 Allocation Percentage of any distribution of principal to the Group 2 Senior Certificates, concurrently to the Class 2-A-1A and Class 2-A-1B Certificates, pro rata based on their respective Class Certificate Balances, until their respective Class Certificate Balances are reduced to zero and

      (y) the Group 2 Senior Sequential Allocation Percentage of any distribution of principal to the Group 2 Senior Certificates in the following priority:

            first, to the Class 2-A-2 Certificates, until its Class Certificate Balance is reduced to zero; and

            second, concurrently, to the Class 2-A-3A and Class 2-A-3B Certificates, pro rata based on their respective class Certificate Balances, until their respective Class Certificate Balances are reduced to zero.

      The "Class 2-A-1 Allocation Percentage" for any Distribution Date is the percentage equivalent of a fraction, the numerator of which is (x) the aggregate Class Certificate Balance of the Class 2-A-1A and Class 2-A-1B Certificates and the denominator of which is the aggregate Class Certificate Balance of the Group 2 Senior Certificates.

      The "Group 2 Senior Sequential Allocation Percentage" for any Distribution Date is the percentage equivalent of a fraction, the numerator of which is (x) the aggregate Class Certificate Balance of the Class 2-A-2, Class 2-A-3A and Class 2-A-3B Certificates and the denominator of which is the aggregate Class Certificate Balance of the Group 2 Senior Certificates.

      "Senior Target Amount" for any Distribution Date, (x) after the Stepdown Date if a Trigger Event is not in effect, an amount equal to the lesser of (a) the product of (1) approximately 86.10% and (2) the Pool Principal Balance as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (b) the amount, if any, by which (1) the Pool Principal Balance as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) exceeds (2) the OC Floor, and (y) for any Distribution Date after the Stepdown Date on which a Trigger Event is in effect, the Senior Target Amount for the immediately preceding Distribution Date.

      "Subordinated Class Principal Distribution Target Amount" for any class of Subordinated Certificates and Distribution Date will equal the excess of:

      (1) the sum of: (a) the aggregate Class Certificate Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount for that Distribution Date), (b) the aggregate Class Certificate Balance of any class(es) of Subordinated Certificates that are senior to the subject class (in each case, after taking into account distribution of the Subordinated Class Principal Distribution Target Amount(s) for such more senior class(es) of certificates for such Distribution Date), and
(c) the Class Certificate Balance of the subject class of Subordinated Certificates immediately prior to such Distribution Date over

      (2) the lesser of (a) the product of (x) 100% minus the applicable Stepdown Target Subordination Percentage for the subject class of certificates and (y) the Pool Principal Balance for that Distribution Date and (b) the Pool Principal Balance for that Distribution Date minus the OC Floor;

provided, however, that if such class of Subordinated Certificates is the only class of Subordinated Certificates outstanding on such Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount until its Class Certificate Balance is reduced to zero.

      The "Initial Target Subordination Percentage" and "Stepdown Target Subordination Percentage" for any class of Subordinated Certificates will approximately equal the respective percentages indicated in the following table:


                                        Initial Target      Stepdown Target
                                        Subordination        Subordination
                                          Percentage           Percentage
                                        --------------      ---------------
Class M-1........................            5.55%              11.10%
Class M-2........................            4.30%               8.60%
Class M-3........................            3.60%               7.20%
Class M-4........................            2.95%               5.90%
Class M-5........................            1.95%               3.90%
Class M-6........................            1.20%               2.40%
Class M-7........................            0.40%               0.80%

      The Initial Target Subordination Percentages will not be used to calculate distributions on the Subordinated Certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by the Subordinated Certificates and the Overcollateralization Amount. The Initial Target Subordination Percentage for any class of Subordinated Certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate initial Class Certificate Balance of any class(es) of certificates subordinate to the subject class plus the initial Overcollateralization Target Amount and the denominator of which is equal to the Pool Principal Balance as of the cut-off date.

      "Extra Principal Distribution Amount" with respect to any Distribution Date and loan group is the product of (a) the lesser of (1) the Overcollateralization Deficiency Amount and (2) the Excess Cashflow available for payment thereof in the priority set forth in this free writing prospectus and (b) a fraction, the numerator of which is the Principal Remittance Amount for that loan group and the denominator of which is the sum of the Principal Remittance Amounts for both loan groups.

      "OC Floor" means an amount equal to 0.40% of the Cut-off Date Pool Principal Balance of the Mortgage Loans.

      "Overcollateralization Deficiency Amount," with respect to any Distribution Date equals the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on that Distribution Date (after giving effect to distributions of the Principal Remittance Amount for each loan group on that Distribution Date).

      "Overcollateralization Target Amount" means with respect to any Distribution Date, the OC Floor.

      "Overcollateralized Amount" for any Distribution Date is the amount, if any, by which (x) the Pool Principal Balance as of the Due Date in the month of that Distribution Date exceeds (y) the aggregate Class Certificate Balance of the Offered Certificates (after giving effect to distributions of the Principal Distribution Amount (excluding the Extra Principal Distribution Amount) on that Distribution Date).

      "Stepdown Date" is the earlier to occur of (1) the first Distribution Date after the Distribution Date on which the aggregate Class Certificate Balance of the senior certificates is reduced to zero and (2) the later to occur of (x) the Distribution Date in December 2009 and (y) the first Distribution Date on which the fraction, expressed as a percentage

o the numerator of which is the sum of aggregate Class Certificate Balance of the Subordinated Certificates and the Overcollateralized Amount, if any, and

o the denominator of which is the Pool Principal Balance as of the Due Date in the prior month (after giving effect to principal prepayments in the prepayment period related to that prior Due Date)

exceed or equals approximately 13.90%.

      A "Trigger Event" is in effect with respect to a Distribution Date on or after the Stepdown Date if either a Delinquency Trigger Event is in effect with respect to that Distribution Date or a Cumulative Loss Trigger Event is in effect with respect to that Distribution Date.

      A "Delinquency Trigger Event" is in effect with respect to any Distribution Date on or after the Stepdown Date if the Rolling Sixty Day Delinquency Rate as of the last day of the immediately preceding month equals or exceeds 40.00% of the Senior Enhancement Percentage for that Distribution Date.

      The "Senior Enhancement Percentage" with respect to a Distribution Date on or after the Stepdown Date is equal to a fraction (expressed as a percentage) of:

            (1) the numerator of which is the sum of the aggregate Class Certificate Balance of the Subordinated Certificates and the Overcollateralized Amount (which, for purposes of this definition only, shall not be less than zero) and

            (2) the denominator of which is the Pool Principal Balance as of the Due Date in the prior month (after giving effect to principal prepayments in the prepayment period related to that prior Due Date).

      A "Cumulative Loss Trigger Event" is in effect with respect to a Distribution Date on or after the Stepdown Date if the aggregate amount of Realized Losses on the Mortgage Loans from (and including) the Cut-off Date for each such Mortgage Loan to (and including) the related Due Date (reduced by the aggregate amount of Subsequent Recoveries received from the Cut-off Date through the Prepayment Period related to that Due Date) exceeds the applicable percentage for that Distribution Date of the Cut-off Date Pool Principal Balance, as set forth below:

Distribution Date                                  Percentage
-----------------                                  ----------

December 2008 - November 2009..................    0.30% with respect to December 2008, plus an additional
                                                       1/12th of 0.40% for each month thereafter through November
                                                       2009

December 2009 - November 2010..................    0.70% with respect to December 2009, plus an additional
                                                       1/12th of 0.50% for each month thereafter through November
                                                       2010

December 2010 - November 2011..................    1.20% with respect to December 2010, plus an additional
                                                       1/12th of 0.50% for each month thereafter through November
                                                       2011

December 2011- November 2012...................    1.70% with respect to December 2011, plus an additional
                                                       1/12th of 0.30% for each month thereafter through November
                                                       2012

December 2012 and thereafter...................    2.00%

      "Unpaid Realized Loss Amount" means for any class of LIBOR Certificates,
(x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Class Certificate Balance of that class due to the allocation of Subsequent Recoveries to the Class Certificate Balance of that class, and in the case of the senior certificates, together with interest thereon at the applicable Pass-Through Rate.

      A "Realized Loss" with respect to a Distribution Date and any defaulted Mortgage Loan, is the excess of the Stated Principal Balance of such defaulted Mortgage Loan over the liquidation proceeds allocated to principal that have been received with respect to such Mortgage Loan on or at any time prior to the Due Date after such Mortgage Loan has been liquidated.

      The "Rolling Sixty Day Delinquency Rate" with respect to any Distribution Date, is an amount equal to the average of the Delinquency Rates for that Distribution Date and the two immediately preceding Distribution Dates.

      The "Delinquency Rate" with respect to any Distribution Date on or after the Stepdown Date is the fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance of all Mortgage Loans that are 60 or more days delinquent (including all foreclosures, bankruptcies and REO properties) as of the close of business on the last day of the calendar month preceding the month of that Distribution Date, and the denominator of which is the Pool Principal Balance as of the related Due Date (after giving effect to principal prepayments, the principal portion of any liquidation proceeds and any Subsequent Recoveries received in the related Prepayment Period).

      "Subsequent Recoveries" are unexpected recoveries received after the determination by the Servicer that it has received all proceeds it expects to receive, with respect to the liquidation of a Mortgage Loan that resulted in a Realized Loss (other than the amount of such net recoveries representing any profit realized by the Servicer in connection with the liquidation of any Mortgage Loan and net of reimbursable expenses) in a month prior to the month of the receipt of such recoveries.

      The "Senior Credit Support Depletion Date" is the date on which the Class Certificate Balance of each class of subordinated certificates has been reduced to zero.

Overcollateralization Provisions

      The weighted average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the Offered Certificates. As a result, interest collections on the Mortgage Loans are expected to be generated in excess of the amount of interest payable to the holders of the Offered Certificates and the fees and expenses payable by the issuing entity. The Excess Cashflow, if any, will be applied on each Distribution Date as a payment of principal on the class or classes of certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described.

      The "Excess Cashflow" with respect to any Distribution Date is the sum of
(i) the Interest Funds for both loan groups remaining after the distribution of interest to the holders of the certificates for that Distribution Date and (ii) any remaining Principal Distribution Amount for that date.

      With respect to any Distribution Date, any Excess Cashflow will be paid to the classes of certificates in the following priority, in each case to the extent of the remaining Excess Cashflow:

            (1) to the classes of Offered Certificates then entitled to receive principal distributions in respect of principal, in an amount equal to the Extra Principal Distribution Amount for that Distribution Date, distributable to those classes as part of the Principal Distribution Amount as described under "--Principal Distributions" above;

            (2) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in each case in an amount equal to any Interest Carry Forward Amount for each such class;

            (3) concurrently, to the classes of senior certificates, pro rata based on the respective outstanding Unpaid Realized Loss Amounts, in an amount equal to the Unpaid Realized Loss Amount for each such class;

            (4) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in each case in an amount equal to the Unpaid Realized Loss Amount for each such class;

            (5) to the Carryover Reserve Fund, the amount of any Net Rate Carryover and then from the Carryover Reserve Fund, in the following priority:

                  first, concurrently, to the classes of senior certificates, pro rata, based on their entitlements to the Net Rate Carryover for each such class and that Distribution Date (as reduced by amounts, if any, received from the Corridor Contract with respect to the Class 1-A-1A Certificates), any unpaid Net Rate Carryover for each such class; and

            second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, to the extent needed to pay any unpaid Net Rate Carryover for each such class;

            (7) to the Swap Account, an amount equal to any Swap Termination Payment due to the Swap Counterparty under the Swap Contract as a result of a Swap Counterparty Trigger Event; and

            (8) to fund distributions to the holders of the Class C and Class A-R Certificates in each case in the amounts specified in the pooling and servicing agreement.

The Swap Contract

      DBNTC, as trustee on behalf of the swap trust will enter into an interest rate swap transactions, as evidenced in each case by a confirmation (the "Swap Contract") with the Swap Counterparty, for the benefit of the LIBOR Certificates.

      Pursuant to the Swap Contract, the terms of an ISDA Master Agreement were incorporated into the confirmation of the Swap Contract, as if the related ISDA Master Agreement had been executed by the swap trustee and the Swap Counterparty on the date that the Swap Contract was executed. The Swap Contract is subject to certain ISDA definitions.

      On or prior to each Distribution Date through and including the Distribution Date in November 2013 (the "Swap Contract Termination Date "), the swap trustee will be obligated to pay to the Swap Counterparty an amount equal to the product of:

            (a)   a fixed rate of 5.05% per annum,

            (b)   250,

            (c) the Swap Contract Notional Balance for that Distribution Date and

            (c) the number of days in the related calculation period (calculated on the basis of a 360-day year divided into twelve 30-day months) divided by 360.

      In addition, on or prior to each Distribution Date to and including the Swap Contract Termination Date, the Swap Counterparty will be obligated to pay to the swap trustee an amount equal to the product of:

            (a)   One-Month LIBOR (as determined by the Swap Counterparty),

            (b)   250,

            (c) the Swap Contract Notional Balance for that Distribution Date and

            (c) the number of days in the related calculation period (calculated on the basis of the actual number of days) divided by 360.

      The "Swap Contract Notional Balance" for each Distribution Date is as described in the following table (the "Swap Table").

Month of                        Swap Contract
Distribution Date            Notional Balance ($)
--------------------------   -------------------------
December 2006..                           4,229,568.00
January 2007...                           4,202,618.02
February 2007..                           4,166,888.36
March 2007.....                           4,122,374.16
April 2007.....                           4,069,120.09
May 2007.......                           4,007,216.80
June 2007......                           3,936,828.50
July 2007......                           3,858,211.89
August 2007....                           3,770,778.95
September 2007.                           3,677,006.19
October 2007...                           3,576,626.54
November 2007..                           3,471,068.85
December 2007..                           3,363,517.04
January 2008...                           3,259,279.66
February 2008..                           3,158,254.63
March 2008.....                           3,060,343.00
April 2008.....                           2,965,448.84
May 2008.......                           2,872,703.62
June 2008......                           2,783,592.30
July 2008......                           2,696,344.22
August 2008....                           2,612,167.88
September 2008.                           2,527,894.12
October 2008...                           2,447,993.00
November 2008..                           2,371,971.12
December 2008..                           2,296,687.50
January 2009...                           2,224,684.57
February 2009..                           2,155,545.51
March 2009.....                           2,088,537.58
April 2009.....                           2,023,595.13
May 2009.......                           1,960,654.51
June 2009......                           1,899,654.07
July 2009......                           1,838,843.80
August 2009....                           1,780,345.41
September 2009.                           1,722,054.04
October 2009...                           1,662,284.57
November 2009..                           1,599,721.27
December 2009..                           1,511,092.86
January 2010...                           1,463,041.55
February 2010..                           1,416,622.46
March 2010.....                           1,372,397.21
April 2010.....                           1,329,104.26
May 2010.......                           1,286,808.13
June 2010......                           1,246,584.88
July 2010......                           1,207,601.74
August 2010....                           1,169,414.95
September 2010.                           1,132,300.71
October 2010...                           1,096,841.06
November 2010..                           1,062,474.72
December 2010..                           1,028,785.68
January 2011...                             996,517.70
February 2011..                             964,863.36
March 2011.....                             933,955.48
April 2011.....                             904,611.94
May 2011.......                             874,787.54
June 2011......                             843,517.82
July 2011......                             811,155.67
August 2011....                             766,623.49
September 2011.                             720,961.59
October 2011...                             628,005.84
November 2011..                             438,841.37
December 2011..                             102,927.11
January 2012...                              99,225.93
February 2012..                              95,638.90
March 2012.....                              92,162.50
April 2012.....                              88,793.34
May 2012.......                              85,528.09
June 2012......                              82,363.55
July 2012......                              79,296.63
August 2012....                              76,324.31
September 2012.                              73,443.67
October 2012...                              70,651.90
November 2012..                              67,946.24
December 2012..                              65,324.05
January 20123                                62,782.75
February 2013..                              60,319.85
March 2013.....                              57,932.93
April 2013.....                              55,619.66
May 2013.......                              53,377.74
June 2013......                              50,938.27
July 2013......                              48,288.67
August 2013....                              45,903.37
September 2013.                              41,400.81
October 2013...                              35,206.64
November 2013..                              11,422.12
December 2013 and
thereafter.....                                   0.00

      Net Swap Payments; Application of Net Swap Payments

      With respect to the Swap Contract, the swap trustee or the Swap Counterparty, as the case may be, will only be required to make a "Net Swap Payment" to the other party that is equal to the excess of the payment that it is obligated to make to the other party as described above over the payment that it is entitled to receive from that other party as also described in the two preceding subsections.

      In the event that a Net Swap Payment and/or a Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) is payable to the Swap Counterparty with respect to any Distribution Date and Swap Contract, the trustee will deduct from Interest Funds the amount of such Net Swap Payment or Swap Termination Payment as described under clause (1) under "-- Interest" above (and to the extent that Interest Funds are insufficient, the trustee will deduct from the Principal Remittance Amount, any additional amounts necessary to make such Net Swap Payment and/or Swap Termination Payment due to the Swap Counterparty) and deposit the amount of such Net Swap Payment or Swap Termination Payment in the Swap Account.

      In the event that a Swap Termination Payment due to a Swap Counterparty Trigger Event is payable to the Swap Counterparty with respect to any Distribution Date, the amount of such Swap Termination Payment will be paid as and when described under clause (7) under "-- Overcollateralization Provisions" above.

      In the event that a Net Swap Payment is payable from the Swap Counterparty with respect to any Distribution Date, the swap trustee will deposit such payment into the Swap Account. The swap trustee will make a corresponding withdrawal of such amount for distribution to the holders of the LIBOR Certificates to pay any (a) Current Interest and Interest Carry Forward Amounts with respect to the LIBOR Certificates, (b) any Net Rate Carryover with respect to the LIBOR Certificates and (c) any Unpaid Realized Loss Amounts with respect to the LIBOR Certificates, in each case that remain unpaid following distribution of the Interest Funds and the Excess Cashflow for that Distribution Date, as well as (d) the lesser of (x) any remaining Overcollateralization Deficiency Amount that remains following distribution of the Interest Funds and the Excess Cashflow for that Distribution Date and (y) the aggregate amount of Realized Losses allocated to the certificates. Any portion of any Net Swap Payment not withdrawn by the swap trustee from the Swap Account for distribution to the LIBOR Certificates with respect to any Distribution Date will remain in the Swap Account for distribution to the LIBOR Certificates on future Distribution Dates for the purposes described in this paragraph.

      Distributions From the Swap Account

      On each Distribution Date, following the distributions of Excess Cashflow described under " --Overcollateralization Provisions," the swap trustee shall distribute any amounts on deposit in the Swap Account in the following amounts and order of priority:

            (1) concurrently, to the classes of senior certificates, any remaining unpaid Current Interest and Interest Carry Forward Amount, pro rata based on their respective entitlements;

            (2) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, in each case in an amount equal to any remaining unpaid Current Interest and Interest Carry Forward Amount for such class;

            (3) to the class or classes of certificates then entitled to receive distributions in respect of principal, any remaining Overcollateralization Deficiency Amount;

            (4) concurrently, to the classes of senior certificates, pro rata, in an amount equal to the Unpaid Realized Loss Amount for each such class;

            (5) sequentially, the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for each such class;

            (6) concurrently, to the classes of senior certificates, pro rata, based on their entitlements to any remaining Net Rate Carryover for each such class;

            (7) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, any remaining Net Rate Carryover for each such class.

      Notwithstanding the foregoing priority of distribution, the cumulative amount paid with respect to clauses (3), (4) and (5) above shall not, on any Distribution Date, exceed the cumulative amount of Realized Losses incurred on the Mortgage Loans as of that Distribution Date.

      Following the distributions of amounts in the Swap Account pursuant to the priorities set forth above, the swap trustee will distribute any remaining amount on deposit in the Swap Account to the Swap Counterparty, only to the extent necessary to cover any Swap Termination Payment under the Swap Contract due to a Swap Counterparty Trigger Event payable to the Swap Counterparty with respect to that Distribution Date.

      Early Termination of the Swap Contract; Swap Termination Payments

      The Swap Contract will be subject to early termination upon an event of default or a termination event under the Swap Contract. Events of default under the Swap Contract include, among other things:

o failure to make a payment due under the Swap Contract, one business day after notice of such failure is received,

o   certain insolvency or bankruptcy events, and

o a merger by the Swap Counterparty without an assumption of its obligations under the Swap Contract.

      Termination events under the Swap Contract include, among other things:

o illegality (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Swap Contract,

o a tax event (which generally relates to either party to the Swap Contract receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax),

o a tax event upon merger (which generally relates to either party receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in each case, resulting from a merger).

      In addition to the termination events specified above, the Swap Contract will be subject to Additional Termination Events (as defined in the related ISDA Master Agreement). These Additional Termination Events will occur under the Swap Contract if:

o there is an amendment to the pooling and servicing agreement that could reasonably be expected to materially adversely affect the Swap Counterparty that is made without the prior written consent of that Swap Counterparty;

o the rating, by any Rating Agency, of the Swap Counterparty's unsecured, long-term senior debt obligations or its unsecured, short-term debt obligations falls below a certain level or levels established by such Rating Agency (a "Swap Counterparty Rating Downgrade") as specified in the Swap Contract and the Swap Counterparty does not take certain action as specified in the Swap Contract, at its own expense, which may include (a) causing another entity to replace the Swap Counterparty that meets or exceeds the ratings requirements of the Rating Agencies, and that is approved by the swap trustee on terms substantially similar to the Swap Contract; (b) obtaining a guaranty of, or a contingent agreement of another person to honor the Swap Counterparty's obligations under the Swap Contract that satisfies the ratings requirements of the Rating Agencies, provided that such other person is approved by the swap trustee; (c) posting collateral satisfactory to the applicable Rating Agencies; and (d) establishing any other arrangement satisfactory to the applicable Rating Agency; or

o the Swap Counterparty fails to deliver any information, report, certification or accountants' consent when and as required under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1115(b)(1) or (b)(2) of the Asset Backed Securities Regulation, 17 C.F.R. ss.ss.229.1100-229.1123 ("Regulation AB") with respect to certain reporting obligations of the depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Swap Contract, and the Swap Counterparty fails to transfer the Swap Contract at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants' consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the Swap Contract, and (iii) is approved by the depositor (which approval shall not be unreasonably withheld and which approval is not needed if such assignment is to a subsidiary of the Swap Counterparty, provided the depositor is given notice) and any Rating Agency, if applicable.

      "Swap Counterparty Trigger Event" means an event of default under the Swap Contract with respect to which the Swap Counterparty is the sole defaulting party or a termination event under the Swap Contract (other than illegality, a tax event or a tax event upon merger of the Swap Counterparty) with respect to which the Swap Counterparty is the sole affected party or with respect to a termination resulting from a Swap Counterparty Rating Downgrade.

      A "Swap Termination Payment" is a termination payment required to be made by either the swap trustee or the Swap Counterparty pursuant to the Swap Contract as a result of an early termination of the Swap Contract due to an event of default or termination event attributable to either party. In the event that a Swap Termination Payment is payable by the Swap Counterparty in connection with the termination of the Swap Contract and such amount is not sufficient to procure a replacement swap contract, that Swap Termination Payment will be deposited in the Swap Account and distributed to the holders of the classes of LIBOR Certificates on future Distribution Dates to pay amounts as discussed above under "--Net Swap Payments; Application of Net Swap Payments and Distributions From the Swap Account."

      Additional Matters Regarding the Swap Contract

      The certificates do not represent an obligation of the Swap Counterparty or the swap trustee. The holders of the certificates are not parties to or beneficiaries under the Swap Contract and will not have any right to proceed directly against the Swap Counterparty or the swap trustee in respect of their obligations under either the Swap Contract.

      The Swap Contract will be filed with the SEC as an exhibit to a Current Report on Form 8-K after the closing date.

Determination of LIBOR

      The offered certificates (other than the Class A-R Certificates) have pass-through rates that are based on LIBOR (such certificates, "LIBOR Certificates").

      LIBOR applicable to an Interest Accrual Period for a class of LIBOR Certificates will be determined on the second London Business Day prior to the commencement of such Interest Accrual Period (a "LIBOR Determination Date"). On each LIBOR Determination Date the Trustee, as calculation agent (in such capacity, the "Calculation Agent"), will establish LIBOR for the Interest Accrual Period on the basis of the British Bankers' Association ("BBA") "Interest Settlement Rate" for one-month deposits in U.S. dollars as found on Moneyline Telerate Page 3750 as of 11:00 a.m. London time on each LIBOR Determination Date ("LIBOR"). Interest Settlement Rates currently are based on rates quoted by sixteen BBA designated banks as being, in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Such Interest Settlement Rates are calculated by eliminating the four highest rates and the four lowest rates, averaging the eight remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places. "Moneyline Telerate Page 3750" means the display page currently so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices). "London Business Day" means any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

      If on any LIBOR Determination Date, the Calculation Agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next Interest Accrual Period for the applicable classes of LIBOR Certificates will be calculated in accordance with the method described in the prospectus under "Description of the Certificates--Index Applicable to Floating Rate and Inverse Floating Rate Classes--LIBOR."

      If on the initial LIBOR Determination Date, the Calculation Agent is required but unable to determine LIBOR in the manner provided in the prospectus, LIBOR for the initial LIBOR Determination Date will be 5.32%.

Carryover Reserve Fund

      The Pooling and Servicing Agreement requires the trustee to establish an account (the "Carryover Reserve Fund"), which is held in trust by the trustee on behalf of the holders of the certificates. On the closing date, the depositor will deposit or cause to be deposited $1,000 in the Carryover Reserve Fund. The Carryover Reserve Fund will not be an asset of any REMIC.

      On each Distribution Date, to the extent that Excess Cashflow is available as described under "--Overcollateralization Provisions" above, the trustee will deposit in the Carryover Reserve Fund the amount needed to pay any Net Rate Carryover on the Offered Certificates as described under "--Overcollateralization Provisions" above. Additionally, on each Distribution Date, the supplemental interest trustee will deposit in the Carryover Reserve Fund amounts from the Supplemental Interest Reserve Fund and distribute the amounts to the Class 1-A-1A Certificates to pay any Net Rate Carryover on that class as described under "Description of the Certificates--Interest--Distributions of Funds from the Corridor Contract" above.

Applied Realized Loss Amounts

      If on any Distribution Date, after giving effect to the distributions described above, the aggregate Class Certificate Balance of the LIBOR Certificates exceeds the Pool Principal Balance, the amount of such excess will be applied to reduce the Class Certificate Balances of the Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case until the Class Certificate Balance of such class has been reduced to zero. After the Class Certificate Balance of each class of Subordinated Certificates has been reduced to zero, if the aggregate Class Certificate Balance of the group 1 senior certificates exceeds the aggregate Stated Principal Balance of the group 1 mortgage loans, the amount of that excess will be allocated, sequentially, to the Class 1-A-1B and Class 1-A-1A Certificates, in that order, until their respective Class Certificate Balances are reduced to zero, and if the aggregate Class Certificate Balance of the Group 2 Senior Certificates exceeds the aggregate Stated Principal Balance of the group 2 mortgage loans, the amount of the excess will be allocated to the classes of group 2 senior certificates, pro rata based on their respective Class Certificate Balances; provided, that any losses that would otherwise be allocated to the Class 2-A-1A and Class 2-A-3A Certificates will be allocated to the Class 2-A-1B and Class 2-A-3B Certificates, respectively, until their respective Class Certificate Balance are reduced to zero. Any such reduction described in this paragraph is an "Applied Realized Loss Amount."




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      Interest on any class of certificates, the Class Certificate Balance of which has been reduced through the application of Applied Realized Loss Amounts as described above will accrue for the related class of certificates on the Class Certificate Balance as so reduced unless the Class Certificate Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Class Certificate Balance of such class as described in the definition of Class Certificate Balance above.

Residual Certificates

      The Class A-R Certificates will remain outstanding for so long as the issuing entity will exist. On each Distribution Date the holders of the Class A-R Certificates will be entitled to receive certain distributions as provided in the pooling and servicing agreement. It is not anticipated that there will be any significant amounts remaining for such distribution to the Class A-R Certificates.



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